THE CHARLES SCHWAB 401(k) PROFIT SHARING PLAN,

                          TRUST AND CUSTODIAL AGREEMENT

                             BASIC PLAN DOCUMENT 02





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                                TABLE OF CONTENTS

         Page No.

Introduction...................................................................1

Article 1 -- Definitions.......................................................2
  1.1 Account..................................................................2
  1.2 Adjustment Factor........................................................2
  1.3 Adoption Agreement.......................................................2
  1.4 Affiliated Employer......................................................2
  1.5 Aggregate Limit..........................................................2
  1.6 Annuity Contract.........................................................2
  1.7 Annuity Starting Date....................................................3
  1.8 Applicable Calendar Year.................................................3
  1.9 Applicable Life Expectancy...............................................3
  1.10 Applicable Notice Period................................................3
  1.11 Authorized Fund.........................................................4
  1.12 Average Contribution Percentage.........................................4
  1.13 Average Deferral Percentage.............................................4
  1.14 Base Contribution Percentage............................................4
  1.15 Beneficiary.............................................................4
  1.16 Benefiting..............................................................4
  1.17 Break in Service........................................................4
  1.18 Broker..................................................................4
  1.19 Code....................................................................4
  1.20 Committee...............................................................4
  1.21 Compensation............................................................5
  1.22 Contribution Percentage Amounts.........................................6
  1.23 Contribution Percentage.................................................7
  1.24 CSTC....................................................................7
  1.25 Custodian and Custody Agreement.........................................7
  1.26 Deductible Contributions................................................7
  1.27 Deferral Percentage.....................................................7
  1.28 Determination Date......................................................8
  1.29 Directed Account........................................................8
  1.30 Disability..............................................................8
  1.31 Distribution Calendar Year..............................................8
  1.32 Early Retirement Age....................................................8
  1.33 Effective Date..........................................................8
  1.34 Elapsed Time............................................................8
  1.35 Election Period.........................................................9
  1.36 Elective Salary Deferrals...............................................9
  1.37 Eligible Employee......................................................10
  1.38 Eligible Participant...................................................10
  1.39 Employee...............................................................10
  1.40 Employer...............................................................10
  1.41 Employer Contributions.................................................10
  1.42 Employer Securities....................................................10
  1.43 Entry Date.............................................................10
  1.44 ERISA..................................................................10
  1.45 Excess Aggregate Contributions.........................................11


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  1.46 Excess Compensation....................................................11
  1.47 Excess Contributions...................................................11
  1.48 Excess Deferrals.......................................................11
  1.49 Family Member..........................................................11
  1.50 Five-Percent Owner.....................................................11
  1.51 Forfeiture.............................................................11
  1.52 Full Discretion........................................................11
  1.53 Highly Compensated Employee............................................11
  1.54 Highly Compensated Employee Group......................................13
  1.55 Hour of Service........................................................13
  1.56 Insurer................................................................14
  1.57 Integration Level......................................................14
  1.58 Investment Authorization...............................................14
  1.59 Investment Manager.....................................................14
  1.60 Key Employee...........................................................14
  1.61 Leased Employee........................................................15
  1.62 Limited Discretion.....................................................15
  1.63 Managed Account........................................................16
  1.64 Matching Contributions.................................................16
  1.65 Maximum Disparity Rate.................................................16
  1.66 Nonhighly Compensated Employee.........................................16
  1.67 Nonhighly Compensated Employee Group...................................16
  1.68 Non-Standardized Adoption Agreement....................................16
  1.69 Normal Retirement Age..................................................16
  1.70 Owner-Employee.........................................................16
  1.71 Participant............................................................17
  1.72 Participating Employer.................................................17
  1.73 Permissive Aggregation Group...........................................17
  1.74 Plan...................................................................17
  1.75 Plan Administrator.....................................................17
  1.76 Plan Service Agreement.................................................17
  1.77 Plan Year..............................................................17
  1.78 Qualified Domestic Relations Order.....................................17
  1.79 Qualified Election.....................................................17
  1.80 Qualified Joint and Survivor Annuity...................................18
  1.81 Qualified Matching Contributions.......................................18
  1.82 Qualified Nonelective Contributions....................................18
  1.83 Qualified Preretirement Survivor Annuity...............................18
  1.84 Recordkeeper...........................................................19
  1.85 Required Aggregation Group.............................................19
  1.86 Required Beginning Date................................................19
  1.87 Required Annuities.....................................................19
  1.88 Rollover Contributions.................................................19
  1.89 Salary Reduction Agreement.............................................20
  1.90 Schwab.................................................................20
  1.91 Self-Employed Person...................................................20
  1.92 Shareholder-Employee...................................................20
  1.93 Standardized Adoption Agreement........................................20
  1.94 Straight Life Annuity..................................................20
  1.95 Super Top-Heavy........................................................20
  1.96 Survivor Annuity Rules.................................................20
  1.97 Taxable Wage Base......................................................20
  1.98 Terminates Service.....................................................20
  1.99 Top-Heavy..............................................................21


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  1.100 Trust Agreement.......................................................21
  1.101 Trustee...............................................................21
  1.102 Trust Fund............................................................21
  1.103 Unique Assets.........................................................21
  1.104 Valuation Date........................................................21
  1.105 Vested................................................................21
  1.106 Voluntary After-Tax Contributions.....................................21
  1.107 Year of Service.......................................................21

Article 2 -- Participation....................................................24
  2.1 Entry Date..............................................................24
  2.2 Break in Service........................................................24
  2.3 Owner-Employee..........................................................24

Article 3 -- Contributions....................................................26
  3.1 Employer Contributions..................................................26
  3.2 Allocation of Contributions.............................................26
  3.3 Deductible Contributions................................................28
  3.4 Voluntary After-Tax Contributions.......................................28
  3.5 Rollover Contributions..................................................29
  3.6 Return of Contributions.................................................29
  3.7 401(k) Features.........................................................29
  3.8 Matching and Voluntary After-Tax Contributions..........................33
  3.9 401(k) Features in Plans Covering Collectively Bargained Employees......37

Article 4 -- Accounts.........................................................38
  4.1 Plan Account............................................................38
  4.2 Vesting.................................................................38
  4.3 Limitations on Allocations..............................................39

Article 5 -- Investments......................................................49
  5.1 Investment Authority....................................................49
  5.2 Permitted Investments...................................................50
  5.3 Plan Loans..............................................................51
  5.4 Uninvested Cash.........................................................53
  5.5 Earnings................................................................53
  5.6 Use of Affiliates.......................................................53
  5.7 Special Holding Account.................................................53
  5.8 Valuation...............................................................53
  5.9 Accountings.............................................................54

Article 6 -- Distributions....................................................55
  6.1 Determination of Spouse.................................................55
  6.2 Lifetime Benefits.......................................................55
  6.3 Distributions Subject to Survivor Annuity Rules.........................59
  6.4 Distributions Exempt From Survivor Annuity Rules........................60
  6.5 Benefit Distribution After Death........................................61
  6.6 Transfer of Assets From Another Plan....................................62
  6.7 Missing Persons.........................................................62


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  6.8 Disputed Payments.......................................................62
  6.9 Distribution to Minors and Legally Incompetent Persons..................62
  6.10 Distribution to Alternate Payees.......................................63
  6.11 Pre-retirement Distributions...........................................63
  6.12 Hardship Withdrawals...................................................63
  6.13 Direct Rollovers.......................................................64
  6.14 Tefra Transitional Rule................................................65

Article 7 -- Death Benefits and Insurance.....................................67
  7.1 Retention of Life Insurance.............................................67
  7.2 Rights of Trustee.......................................................67
  7.3 Premium Payments........................................................67
  7.4 Distribution On Death and Termination...................................68

Article 8 -- Duties of the Trustee and the Custodian..........................69
  8.1 Trustee.................................................................69
  8.2 Custodian...............................................................69

Article 9 -- Administration...................................................70
  9.1 Plan Administrator......................................................70
  9.2 Administrative Powers and Responsibilities..............................70
  9.3 Funding Policy..........................................................71
  9.4 Review Procedure for Denied Benefits....................................71
  9.5 Standard of Conduct.....................................................71
  9.6 Delegation..............................................................72
  9.7 Expenses................................................................72

Article 10 -- Power, Duties and Obligations of Broker.........................73
  10.1 Duties.................................................................73
  10.2 Nominee................................................................73
  10.3 Scope of Duties........................................................73
  10.4 Scope of Liability.....................................................73
  10.5 Resignation or Removal.................................................73

Article 11 -- Amendment, Termination, and Transfer............................74
  11.1 Amendment or Termination by CSTC.......................................74
  11.2 Amendment or Termination by Employer...................................74
  11.3 Distribution After Termination.........................................75
  11.4 Merger, Consolidation, or Transfer.....................................75
  11.5 Maintenance of Qualified Status........................................75

Article 12 -- Determination of Top-Heavy Status...............................76
  12.1 Application............................................................76
  12.2 Criteria...............................................................76
  12.3 Top-Heavy Ratio........................................................76
  12.4 Adjustment to Fractions................................................77
  12.5 Top-Heavy Minimum Contributions........................................77


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Article 13 -- Adoption of Plan by Affiliated Employers........................79
  13.1 Adoption Procedure.....................................................79
  13.2 Effect of Adoption by Affiliated Employer..............................79

Article 14 -- Other Information...............................................80
  14.1 Employment Relationship................................................80
  14.2 Prohibited Transactions................................................80
  14.3 Prohibited Assignment of Benefits......................................80
  14.4 Tax Qualification and Governing Law....................................80
  14.5 Approval by Internal Revenue Service...................................80
  14.6 Severability...........................................................80
  14.7 Source of Benefits.....................................................80
  14.8 Commingling............................................................81
  14.9 Liquidation of Assets..................................................81
  14.10 Exclusive Benefit Limitation..........................................81
  14.11 Bonding and Insurance.................................................81
  14.12 Rules of Construction.................................................81

TRUST AGREEMENT................................................................1

ARTICLE 1 -- ESTABLISHMENT AND GENERAL PROVISIONS..............................2
  1.1 Establishment of Trust Relationship......................................2
  1.2 Exclusive Purpose and Benefit............................................2

ARTICLE 2 -- TRUST FUND........................................................3
  2.1 Assets...................................................................3
  2.2 Transfers and Rollover Contributions.....................................3

ARTICLE 3 -- INVESTMENT AND MANAGEMENT OF PLAN ASSETS..........................4
  3.1 Persons Authorized to Act................................................4
  3.2 Persons Authorized to Direct Investment..................................4
  3.3 Directed Trustee.........................................................5
  3.4 Principal and Income.....................................................5
  3.5 Responsibility for Diversification, Funding Policy, and Statutory
      Limits Relating to Employer Securities...................................5
  3.6 Uninvested Cash..........................................................5
  3.7 Rights Incident to Securities Ownership..................................5
  3.8 Securities Issued by Foreign Entities....................................5
  3.9 Voting of Employer Securities............................................5
  3.10 Delegation to Broker....................................................6

ARTICLE 4 -- INVESTMENTS.......................................................7
  4.1 General Investments......................................................7
  4.2 Collective Investments...................................................7
  4.3 Insurance Contracts......................................................7
  4.4 Employer Securities......................................................8
  4.5 Participant Loans........................................................8
  4.6 Prohibited Investments...................................................9


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  4.7 Prohibited Transactions..................................................9
  4.8 Trustee Powers...........................................................9
  4.9 Use of Affiliates.......................................................11

ARTICLE 5 -- DISBURSEMENTS....................................................13
  5.1 Directions of Plan Administrator........................................13
  5.2 Withholding Taxes.......................................................13
  5.3 Persons to Whom Distributions are Made..................................13
  5.4 Dispute Regarding Benefit Payments......................................13
  5.5 Inquiries Regarding Benefit Payments....................................13

ARTICLE 6 -- SETTLEMENT OF ACCOUNTS...........................................14
  6.1 Records.................................................................14
  6.2 Annual Accounting.......................................................14
  6.3 Valuation Procedures....................................................14
  6.4 Valuation of Employer Securities........................................14
  6.5 Valuation When Fair Market Value of Securities
      (Other Than Employer Securities) is Not Available.......................15
  6.6 Form of Communications..................................................15

ARTICLE 7 -- INDEMNIFICATION..................................................16

ARTICLE 8 -- TAXES, EXPENSES AND COMPENSATION OF TRUSTEE......................17
  8.1 Taxes Levied On Trust Fund..............................................17
  8.2 Payment of Fees and Expenses of the Trustee.............................17
  8.3 Payment of Fees and Expenses Incurred by the Plan Administrator.........17

ARTICLE 9 -- THE TRUSTEE......................................................18
  9.1 Resignation and Removal.................................................18
  9.2 Transfer to Successor Trustee...........................................18
  9.3 Final Accounting........................................................18
  9.4 Request for Instructions................................................18
  9.5 Disclosure..............................................................18
  9.6 Use of Information......................................................18
  9.7 Status of Trustee.......................................................18
  9.8 Trustee Reliance On Instruction.........................................19
  9.9 Counsel of Trustee......................................................19
  9.10 Persons Dealing With Trustee...........................................19

ARTICLE 10 -- PROCEDURES IN EVENT EMPLOYER SECURITIES.........................20
  10.1 No Additional Acquisitions.............................................20
  10.2 Default Investment.....................................................20
  10.3 Distributions in Stock.................................................20
  10.4 Put Option.............................................................20
  10.5 Distributions or Transfers in Cash.....................................20

ARTICLE 11 -- AMENDMENT AND TERMINATION.......................................21


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  11.1 Amendment..............................................................21
  11.2 Termination............................................................21
  11.3 Merger, Consolidation of Employer......................................21

Article 12 -- Miscellaneous...................................................22
  12.1 Governing Law..........................................................22
  12.2 Headings...............................................................22
  12.3 Anti-alienation........................................................22
  12.4 Disqualification of Plan...............................................22
  12.5 Arbitration............................................................22
  12.6 Recording Conversations................................................22
  12.7 Invalid Provisions.....................................................22
  12.8 Successors and Assigns.................................................22
  12.9 Counsel of Employer....................................................22
  12.10 Separate Trusts.......................................................23

CUSTODY AGREEMENT..............................................................1
  1. Establishment of Custody Account..........................................2
  2. The Parties...............................................................2
  3. Appointment as Agent......................................................2
  4. Investment of Property....................................................2
  5. Powers of CSTC............................................................3
  6. Services by and Brokerage Transacted Through the
     Affiliated Organizations..................................................3
  7. Income and Principal; Additions and Withdrawals...........................3
  8. Proxies; Corporate Literature; Shareholder Information....................4
  9. Statements................................................................4
  10. Instructions.............................................................4
  11. Compensation, Expenses and Other Charges.................................5
  12. Indemnification; Disputes................................................5
  13. Amendment and Termination................................................6
  14. Removal and Appointment of an Authorized Person..........................6
  15. Miscellaneous............................................................6


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                THE CHARLES SCHWAB 401(K) PROFIT SHARING PLAN,

                          TRUST AND CUSTODIAL AGREEMENT

      BASIC PLAN DOCUMENT 02

      INTRODUCTION

      In this document, we describe The Charles Schwab 401(k) Profit Sharing Plan, Basic Plan Document 02, (the "Plan"), its Trust Agreement and, if applicable, the Custody Agreement. We also define important terms to help make the Plan easier to understand.

      The Plan is a model plan document called a prototype plan -- that is, a standard plan from which an Employer can select certain options on either the Non-Standardized Adoption Agreement or the Standardized Adoption Agreement. The Plan document, including the Trust Agreement and, if applicable, the Custody Agreement, together with either the Non-Standardized Adoption Agreement, Number 001, or the Standardized Adoption Agreement, Number 002, completed when the Employer opened its account, is the agreement between the Employer and The Charles Schwab Trust Company ("CSTC") which sponsors the prototype plan and acts either as trustee (the "Trustee"), or as custodian (the "Custodian") if individuals are appointed by the Employer to serve as trustee.

      Any self-employed person, partnership, corporation, or limited liability company may adopt the Plan. The Employer must establish and maintain the Plan for the exclusive benefit of Plan Participants and their Beneficiaries. We intend that the Plan established and maintained by Employers in this way will qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended from time to time, and its related Trust will be exempt from taxation under
Section 501(a) of the Internal Revenue Code.

      Throughout this document, we try to explain the Plan as simply and clearly as possible, while fully and accurately reflecting language of the Internal Revenue Code. In Article 1 below, we define terms that have meanings specific to this document except where the context clearly indicates otherwise. Some terms are too complicated and lengthy to define here. When these terms appear in the document, reference is made to the appropriate Internal Revenue Code section. To indicate additional information contained elsewhere in this document, reference is made to the appropriate Plan Article or section.


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                                    ARTICLES

ARTICLE 1 -- DEFINITIONS

     1.1 ACCOUNT. Accounting record maintained by the Plan Administrator showing the Participant's interest in the Plan, including contributions, forfeitures, income, expense and actual or allocated earnings gains and losses attributable to contributions and/or forfeitures.

     1.2 ADJUSTMENT FACTOR. Cost-of-living Adjustment Factor prescribed by the Secretary of the Treasury according to Code section 415(d) and applied to dollar limitations in the Plan.

     1.3    ADOPTION AGREEMENT.   Refers to either the Non-Standardized
Adoption Agreement, Number 001, or the Standardized Adoption Agreement, Number 002, whichever was adopted by the Employer.

     1.4 AFFILIATED EMPLOYER. Any entity that meets one of the following criteria:

            (a) Any incorporated or unincorporated trade or business that is under common control (as described in Code section 414(b) or Code section 414(c)) with the Employer;

            (b) Any incorporated or unincorporated organization that is a member of an affiliated service group (as described in Code section 414(m)) that includes the Employer; or

            (c) Any other entity that must be aggregated with the Employer, as described in regulations under Code section 414(o).

     1.5    AGGREGATE LIMIT.  The Aggregate Limit is the greater of (A) or (B):

                        (A) The sum of:

                              (i) 125 percent of the greater of the Average
Deferral Percentage or the Average Contribution Percentage of the Nonhighly Compensated Employees, and

                              (ii) two percentage points plus the lesser of
the Average Deferral Percentage or the Average Contribution Percentage of the Nonhighly Compensated Employees, but in no event twice the lesser of the Average Deferral Percentage or Average Contribution Percentage of the
Nonhighly Compensated Employees.

                        (B) The sum of:

                              (i) 125 percent of the lesser of the Average
Deferral Percentage or Average Contribution Percentage of the Nonhighly Compensated Employees, and

                              (ii) two percentage  points plus the greater of
the Average Deferral Percentage or the Average Contribution Percentage of the Nonhighly Compensated Employees, but in no event twice the greater of the Average Deferral Percentage or Average Contribution Percentage of the Nonhighly Compensated Employees.

     1.6 ANNUITY CONTRACT. Nontransferable annuity contract issued by an Insurer.


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     1.7    ANNUITY STARTING DATE.  First day of the first period for which an amount is payable either as an annuity or in another form.

     1.8 APPLICABLE CALENDAR YEAR. First distribution year, or if life expectancy is being recalculated, a succeeding calendar year.

     1.9 APPLICABLE LIFE EXPECTANCY. Life expectancy of the Participant (or the joint life and last survivor expectancy of the Participant and the Participant's designated Beneficiary) computed using the "expected return multiples" in Tables V and VI of section 1.72-9 of the federal income tax regulations. If life expectancy is being recalculated, it is based on the attained age(s) of the Participant (and, if applicable, the Participant's designated Beneficiary) in the Applicable Calendar Year. If life expectancy is not being recalculated, the initial life expectancy is reduced by one for each calendar year that has elapsed since life expectancy was first calculated. Unless the Participant (or the Participant's spouse, if the Participant dies) makes a contrary election by the time distributions are required to begin, life expectancies shall be recalculated annually. Such elections will be irrevocable as to the Participant (or spouse, as applicable) and will apply to all subsequent years. The life expectancy of a nonspouse Beneficiary may not be recalculated.

     1.10 APPLICABLE NOTICE PERIOD. Period during which the Plan Administrator must provide a Participant with an explanation of the Participant's options on the timing and form of benefit distributions. The Plan Administrator must provide the explanation during whichever of the four following periods ends last:

            (a) The period beginning the first day of the Plan Year in which the Employee reaches age 32 and ending at the close of the Plan Year preceding the Plan Year in which the Employee reaches age 35;

            (b) A reasonable period ending after the Employee becomes a Participant;

            (c) A reasonable period ending after Code section 417(a) ceases to apply to the Participant because the Plan no longer fully subsidizes the cost of the Qualified Preretirement Survivor Annuity or the Qualified Joint and Survivor Annuity.

            (d) A reasonable period ending after the survivor annuity requirements (as described in Code section 401(a)(11)) begin to apply to the Participant.

     If the Participant Terminates Service before the Participant reaches age 35, the Applicable Notice Period will be a reasonable period ending after the date the Participant Terminates Service. The "reasonable period" referred to in this section includes the two-year period that begins one year before the event described.

     If the Employer reemploys the Participant, the Employer will redetermine the Applicable Notice Period.

     Please note: The "Applicable Notice Period" for a Qualified Joint and Survivor Annuity will begin at least 30 days, but not more than 90 days, before the Participant's Annuity Starting Date; provided, however, the Participant's Annuity Starting Date may be less than 30 days after written notice is provided to the Participant if the requirements under Code section 417(a)(3) and the corresponding regulations are met. The "Applicable Notice Period" for purposes of Code section 402(f) will begin at least 30 days, but no more than 90 days, before the date of distribution; provided, however, if the distributee affirmatively elects a distribution after having received the notice required under Code section 402(f), a distribution may be made less than 30 days after such notice was provided as long as the Plan Administrator provided information to the distributee clearly indicating that the distributee has the right to consider the


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decision of whether to elect a direct rollover for at least 30 days after the notice is provided. The "Applicable Notice Period" for purposes of voluntary distributions as described in Section 6.2(b) will begin at least 30 days, but not more than 90 days, before the date of distribution commences; provided, however, the distribution may commence less than 30 days after the notice was provided to the Participant if the distribution is one to which Code sections 401(a)(11) and 417 do not apply, the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether to elect a distribution (and, if applicable, a particular distribution option), and the Participant, after receiving the notice, affirmatively elects a distribution.

     1.11 AUTHORIZED FUND. An investment company registered under the Investment Company Act of 1940, as amended, the shares of which may be designated by the Employer with the Investment Authorization as an investment option under the Plan.

     1.12 AVERAGE CONTRIBUTION PERCENTAGE. The average (expressed as a percentage) of the Contribution Percentages of the Highly Compensated Employee Group and the Nonhighly Compensated Employee Group.

     1.13 AVERAGE DEFERRAL PERCENTAGE. The average (expressed as a percentage) of the Deferral Percentages of the Highly Compensated Employee Group and the Nonhighly Compensated Employee Group.

     1.14 BASE CONTRIBUTION PERCENTAGE. For a Plan that uses the Maximum Disparity Rate to allocate Employer Contributions, the contribution rate applied to a Participant's Compensation before the allocation to a Participant's Excess Compensation.

     1.15 BENEFICIARY. Person(s) designated by the Participant (or the Participant's surviving spouse) to receive benefits when the Participant (or the surviving spouse) dies. If the Participant fails to designate a Beneficiary, or is not survived by any designated Beneficiary, the Participant's surviving spouse, if any, will be treated as the designated Beneficiary, and if there is no surviving spouse benefits will be distributed to the Participant's estate. For the purpose of calculating required distributions under Code section 401(a)(9), the Beneficiary must also satisfy the requirements of Code section 401(a)(9)

     1.16 BENEFITING. A Participant is treated as benefiting under the Plan for any Plan Year during which the Participant received (or is deemed to receive) an allocation in accordance with section 1.410(b)-3(a) of the federal income tax regulations.

     1.17 BREAK IN SERVICE. Each Year of Service during which an Employee completes less than 501 Hours of Service with the Employer or an Affiliated Employer.

     If the Employer has elected to apply Elapsed Time in the Adoption Agreement, then a Break in Service is a Severance Period (as defined in section 1.34(b)) of at least 12 consecutive months.

     Breaks in Service will be measured using the same Year of Service that applies for eligibility purposes.

     1.18 BROKER. Charles Schwab & Co., Inc. or its successor or assign serving from time to time, which shall be a broker-dealer registered under the Securities Exchange Act of 1934, as amended. Charles Schwab & Co., Inc.
is an affiliate of The Charles Schwab Trust Company.

     1.19   CODE.  The Internal Revenue Code of 1986, as amended.

     1.20 COMMITTEE. One or more persons designated by the Employer to act as Plan Administrator in accordance with the provisions of Article 9.


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     1.21   COMPENSATION.

            (a) COMPENSATION FOR PURPOSES OF ALLOCATIONS UNDER A NON-INTEGRATED PLAN AND LIMITATIONS UNDER CODE SECTION 415. For purposes of allocating Employer Contributions, Elective Salary Deferrals, Matching Contributions and Voluntary After-Tax Contributions, but not for purposes of calculating the Average Deferral Percentage or the Average Contribution Percentage, Top-Heavy minimums, determining Compensation under a Plan integrated with Social Security, or applying Code section 415 limitations , Compensation means:

                  (1) For a Self-Employed Person -- Compensation will be earned income for the Plan Year; that is, the net earnings derived from material, income-producing, personal services rendered in the trade, business or profession for which the person establishes the Plan. However, net earnings shall not cover items not included in gross income or any deductions for those items. Net earnings will be reduced by the Employer's contributions to a qualified plan to the extent those contributions are deductible under Code section 404 and the deduction allowed by Code section 164(f) also will be applied.

                  (2) For all other Employees -- Compensation will be the amount determined under the elections made in the Adoption Agreement, i.e., Form W-2 compensation, Code section 3401(a) compensation, or Code section 415 safe-harbor compensation. Form W-2 compensation and Code section 3401(a) compensation will be determined without regard to any rules under Code section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in section 3401(a)(2)).

                        (A) As elected by the Employer in the Adoption Agreement, Compensation shall either include or exclude contributions made by the Employer under a salary reduction agreement that are excluded from the Employee's gross income as described in Code sections 125, 402(e)(3), 402(h)(1)(B), and 403(b); contributions under governmental plans described in Code section 414(h)(2); and deferred compensation within the meaning of Code section 457(b).

                        (B) As elected by the Employer in the Adoption Agreement, Compensation shall either include or exclude reimbursements or other expense allowances, cash and noncash fringe benefits, moving expenses, deferred compensation, and welfare benefits.

                        (C) If elected by the Employer in the
Non-Standardized Adoption Agreement, Compensation shall exclude overtime pay, bonuses, commissions, or any other items elected by the Employer.

                  (3) Regardless of which definition the Employer elects, Compensation means the amounts actually paid to the Employee during the Plan Year or other applicable determination period.

            (b) COMPENSATION FOR TOP-HEAVY PURPOSES, FOR ALLOCATIONS UNDER A PLAN INTEGRATED WITH SOCIAL SECURITY, AND CALCULATING THE AVERAGE DEFERRAL PERCENTAGE AND THE AVERAGE CONTRIBUTION PERCENTAGE. For Top-Heavy purposes, for purposes of allocating Employer Contributions, Elective Salary Deferrals, Matching Contributions, and Voluntary After-Tax Contributions in a Plan integrated with Social Security, and for purposes of calculating the Average Deferral Percentage, and the Average Contribution Percentage, Compensation shall mean wages within the meaning of Code section 3401(a) and all other payments of compensation to an Employee by the Employer (in the course of an Employer's trade or business) for which the Employer is required to furnish the Employee a written statement under Code sections 6041(d), 6051(a)(3), and 6052. Compensation must be determined without regard to any rules under Code section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code section 3401(a)(2)). Compensation under this Section 1.21(b) shall exclude reimbursements or other expense allowances, cash and noncash fringe benefits, moving expenses, deferred compensation, and welfare benefits. Such Compensation shall include any amount contributed by the Employer pursuant to a salary reduction agreement that is not includible in the gross income of the Employee under Code sections 125, 402(e)(3), 402(h)(1)(B), or 403(b); contributions under governmental plans described in Code section 414(h)(2); and deferred compensation within the meaning of Code section 457(b). Notwithstanding the above, for a Self-Employed Person, Compensation under this Section 1.21(b) will be earned income for the Plan Year; that is, the next earnings derived from material, income-producing, personal services rendered in the trade, business, or profession for which the person establishes the Plan. However, net earnings shall not include items not included in gross income or any deductions for those items. Net earnings will be reduced by the Employer's contributions to a qualified plan to the extent those contributions are deductible under Code section 404 and the deduction allowed by Code section 164(f) also will be applied.

            (c) COMPENSATION PERIOD. Notwithstanding any other provision of this Plan and the Adoption Agreement, for the purposes of allocating Employer Contributions, Elective Salary Deferrals, Matching Contributions, and Voluntary After-Tax Contributions and calculating the Average Deferral Percentage and the Average Contribution Percentage, the Employer may limit the period taken into account for the determination of Compensation to Compensation for the entire Plan Year or Compensation for the portion of the Plan Year in which the Employee became a Participant, provided that such limit is applied uniformly to all Plan Participants for the Plan Year in which the election is made.

            (d) CODE SECTION 415 CONTRIBUTION LIMITS. To apply the limitations on annual additions to a Participant's Account, see subsection 4.3(a)(3) below.

            (e) DOLLAR LIMITATION.

                  (1) General Rule -- For Plan Years beginning on or after January 1, 1994, Compensation in excess of $150,000 (as adjusted pursuant to section 401(a)(17)(B)) shall not qualify for consideration under the Plan.

                  (2) Limit applies to certain family members -- When applying this limit to a Highly Compensated Employee, the limit also applies to the "family" of the Highly Compensated Employee pursuant to Code section 414(q)(6). Family means the Participant's spouse and the Participant's direct descendants, if any, who have not yet reached age 19 at the end of the Plan Year. If, as a result of applying such rules, the annual compensation limitation is exceeded, the limitation will be prorated among the affected Participants (other than for purposes of allocating profit sharing contributions in an integrated plan pursuant to section 3.2(b)) up to the Integration Level in proportion to each Participant's Compensation, as determined under this section before applying this limitation.

                  (3) Limit in Short Plan Year -- If the period for determining Compensation used in calculating an Employee's allocation for a determination period is a short Plan Year (i.e., shorter than 12 months), the Plan Administrator will calculate the annual Compensation limit by multiplying the otherwise applicable annual Compensation limit by a fraction, the numerator of which is the number of months in the short Plan Year and the denominator of which is 12.

     1.22 CONTRIBUTION PERCENTAGE AMOUNTS. The sum of the Voluntary After-Tax Contributions, Matching Contributions, Qualified Matching Contributions (to the extent not taken into account in calculating the Average

Deferral Percentage test described in Plan section 3.7(c)), and Elective Salary Deferrals and Qualified Nonelective Contributions treated as Matching Contributions made for the Participant for the Plan Year. Notwithstanding the foregoing, the Contribution Percentage Amounts shall exclude Elective Salary Deferrals when determining the Contribution Percentage amounts but only if the Average Deferral Percentage test is satisfied before the Elective Salary Deferrals are used in the Average Contribution Percentage test and the former test continues to be satisfied after the Elective Salary Deferrals that are used in the Average Contribution Percentage test are excluded. Notwithstanding the foregoing, the Contribution Percentage Amounts shall exclude any Matching Contributions that are forfeited to correct Excess Aggregate Contributions or because the contributions to which they relate constitute Excess Deferrals, Excess Contributions, Excess Aggregate Contributions or Elective Salary Deferrals refunded pursuant to Code section 415.

     1.23 CONTRIBUTION PERCENTAGE. The ratio of the sum of the contributions listed below to the Plan made for the Participant to the Participant's Compensation for the Plan Year:

            (a) Matching Contributions pursuant to Plan section 3.2(d), excluding any Matching Contributions counted in the Participant's Deferral Percentage;

            (b) Voluntary After-Tax Contributions pursuant to Plan section 3.4; and

            (c) Qualified Nonelective Contributions, Qualified Matching Contributions and Elective Salary Deferrals pursuant to Plan section 3.2(d) that are treated as Matching Contributions (and not counted in the Participant's Deferral Percentage).

      For purposes of calculating the Contribution Percentage, every Participant eligible to make a Voluntary After-Tax Contribution or an Elective Salary Deferral shall be included. In contrast, every Participant who fails to satisfy a service requirement elected by the Employer in the Adoption Agreement in order to be eligible to make an Elective Salary Deferral or a Voluntary After-Tax Contribution, or to receive an allocation of Matching Contributions for a Plan Year, shall be excluded for purposes of calculating the Contribution Percentage for that Plan Year.

     1.24 CSTC. The Charles Schwab Trust Company, its successors and assigns. The Charles Schwab Trust Company is an affiliate of Charles Schwab & Co., Inc.

     1.25 CUSTODIAN AND CUSTODY AGREEMENT. CSTC or, if applicable, an affiliate or successor, shall be the Custodian, but only if the Employer has not appointed CSTC as Trustee. In such case, the Custody Agreement in Appendix 2 shall be incorporated herein, and shall establish the arrangement by which the Trust Fund will be held and managed by the Custodian.

     1.26 DEDUCTIBLE CONTRIBUTIONS. Before-tax contributions as defined in Code section 72(o)(5)(A) and earnings thereon made to a prior plan by an Employee for taxable years prior to 1987 that are held, together with gain or loss pursuant to section 5.8(b) of the Plan, in the Employee's Deductible Contributions Account.

     1.27 DEFERRAL PERCENTAGE. The ratio of the sum of the Contributions listed below to the Plan made for the Participant to the Participant's Compensation for the Plan Year:

            (a) Elective Salary Deferrals pursuant to Plan section 3.7(a), including excess deferrals of Highly Compensated Employees. Elective Salary Deferrals counted in the Participant's Contribution Percentage will be excluded only if the nondiscrimination test in Section 3.7 is satisfied whether or not the deferrals are excluded.

            (b) Qualified Nonelective Contributions and Qualified Matching Contributions treated as

Elective Salary Deferrals pursuant to Plan section 3.2(d) at the election of the Employer.

            (c) Matching Contributions pursuant to Plan section 3.2(d), but only to the extent that they are:

                  (1) Nonforfeitable at all times, regardless of the Employee's age and/or service or whether the Employee is employed on a specific date,

                  (2) Not counted in the Employee's Contribution Percentage, and

                  (3) Subject to the distribution restrictions described in
Section 3.7(h).

      A Participant who did not enter into a Salary Reduction Agreement will be treated as a Participant who elected to have a Deferral Percentage (based on Elective Salary Deferrals) of zero.

     1.28 DETERMINATION DATE. With respect to any Plan Year, (1) the Determination Date shall be the last day of the preceding Plan Year, or (2) in the case of the first Plan Year of the Plan, the last day of such Plan Year.

     1.29 DIRECTED ACCOUNT. An Account for which the Participant directs the investment of assets.

     1.30 DISABILITY. Condition, certified by a physician selected by the Employer, in which a person is unable to engage in any substantial gainful activity due to physical or mental impairment. The physician must certify that the condition:

            (a) Has lasted (or is expected to last) at least 12 consecutive months; or

            (b) Is expected to result in death.

     1.31 DISTRIBUTION CALENDAR YEAR. Calendar year for which a minimum distribution is required. The first Distribution Calendar Year will be determined as follows:

            (a) For distributions beginning before a Participant's death, the calendar year preceding the Participant's Required Beginning Date.

            (b) For distributions beginning after a Participant's death, the calendar year in which distributions are required to begin.

     1.32 EARLY RETIREMENT AGE. If elected by an Employer, the date specified in the Adoption Agreement. If a Participant Terminates Service before satisfying the age requirement for Early Retirement Age, but has satisfied the Service requirement, if any, then the Participant shall be entitled to elect an early retirement benefit upon satisfaction of such age requirement.

     1.33 EFFECTIVE DATE. Date specified in the Adoption Agreement as the Effective Date of the Plan.

     1.34 ELAPSED TIME. If elected by the Employer in the Adoption Agreement, an Employee will receive credit for the aggregate of all time period(s) starting with the first day the Employee performs an Hour of Service and ending on the date a Break in Service begins. An Employee will also receive credit for any "Severance Period" of less than 12 consecutive months. Fractional periods of a year will be expressed in terms of days (where 365 days constitute one year).

            (a) An Hour of Service, for purposes of this section 1.34, means each hour for which an Employee is paid or entitled to be paid for performing duties for the Employer.

            (b) A "Severance Period" is a continuous period of time during which the Employee is not employed by the Employer, beginning on the date the Employee retires, quits or is discharged, or if earlier, the 12 month anniversary of the date on which the Employee was otherwise first absent from service.

            (c) If an Employer is part of a group of two or more Affiliated Employers, the Employee will be credited for employment with any other Affiliated Employer.

            (d) Credit will also be given to a Leased Employee deemed to be an Employee.

     1.35   ELECTION PERIOD.

            (a) For a Qualified Joint and Survivor Annuity, the 90-day period ending on the Participant's Annuity Starting Date.

            (b) For a Qualified Preretirement Survivor Annuity, the period beginning the first day of the Plan Year in which the Participant reaches age 35 and ending the day the Participant dies.

                  (1) If a Participant Terminates Service before the first day of that period, the Election Period will begin on the date the Participant Terminates Service and will apply to the assets in the Participant's Account on that date.

                  (2) A Participant who has not yet reached age 35 by the end of the current Plan Year may make a special Qualified Election to waive the Qualified Preretirement Survivor Annuity for the period beginning on the date of this election and ending on the first day of the Plan Year in which the Participant reaches age 35.

                        (A) The election shall not be valid unless the Participant receives a written explanation of the Qualified Preretirement Survivor Annuity similar to the explanation provided in Section 6.3(d).

                        (B) Qualified Preretirement Survivor Annuity coverage will be reinstated the first day of the Plan Year in which the Participant reaches age 35. To be valid, any waiver after that date must meet the requirements of a Qualified Election.

     1.36 ELECTIVE SALARY DEFERRALS. Contributions made by the Employer at the election of the Participant (i.e., excluding Employer Contributions, Qualified Nonelective Contributions, Qualified Matching Contributions or Matching Contributions) to the Plan under a qualified cash or deferred arrangement, as defined in Code section 401(k), plus other elective deferrals made to:

            (a) A simplified employee pension, as defined in Code section 402(h)(1)(B);

            (b) An annuity contract, as defined in Code section 403(b), under a salary reduction arrangement to the extent such contributions are not includible in the individual's gross income for the taxable year;

            (c) An eligible deferred compensation plan, as defined in Code section 457; or

            (d) A plan described in Code section 501(c)(18).

      Notwithstanding the foregoing, Elective Salary Deferrals properly distributed as excess annual additions pursuant to Code section 415 shall no longer be considered Elective Salary Deferrals following such distribution.

     1.37 ELIGIBLE EMPLOYEE. Each Employee who has satisfied the age and service requirements, if any, elected by the Employer in the Adoption Agreement and has not been excluded by the Employer in the Non-Standardized Adoption Agreement.

     1.38 ELIGIBLE PARTICIPANT. Each Participant who has a right to an allocation under the elections made by the Employer in the Adoption Agreement.

     1.39   EMPLOYEE.

            (a) Any person (except for a person described in subsections (b) or (c) below) who is:

                  (1) Employed by the Employer or any Affiliated Employer, including a Leased Employee deemed to be an Employee; or

                  (2) Self-employed, including partners of a partnership, and treated as an Employee under Code section 401(c).

            (b) Unless otherwise elected by the Employer, any nonresident alien (within the meaning of Code section 7701(b)(1)(B)) whose earned income (within the meaning of Code section 911(d)(2)) from the Employer is not considered income from U.S. sources under Code section 861(a)(3).

            (c) Any Employee employed in a group excluded by the Employer in the Non-Standardized Adoption Agreement.

     1.40 EMPLOYER. The entity named in the Adoption Agreement and any other entity named in the Adoption Agreement. Notwithstanding the foregoing, if the Employer executes the Standard Adoption Agreement, the Employer shall mean the Employer and every Affiliated Employer.

     1.41 EMPLOYER CONTRIBUTIONS. Contributions made by the Employer other than Matching Contributions, Qualified Nonelective Contributions, Qualified Matching Contributions and Elective Salary Deferrals.

     1.42 EMPLOYER SECURITIES. Common stock issued by the Employer (or by a corporation that is a member of the same controlled group within the meaning of Code section 414(b)) that is readily tradable on an established securities market. If authorized by the Employer in the Investment Authorization, Employer Securities may be acquired by one or more of the following sources: Elective Salary Deferrals; Employer Contributions; Rollover Contributions; Matching Contributions; Qualified Matching Contributions; Qualified Nonelective Contributions; and Voluntary After-Tax Contributions. The aforementioned deferrals and contributions may, in accordance with the Investment Authorization, be invested entirely in Employer Securities.

     1.43 ENTRY DATE. The Effective Date, and the dates described in section 2.1, including such dates as the Employer shall have selected in the Adoption Agreement.

     1.44 ERISA. Employee Retirement Income Security Act of 1974, as amended.

     1.45 EXCESS AGGREGATE CONTRIBUTIONS. The amount of Matching Contributions and Voluntary After-Tax Contributions, together with any Elective Salary Deferrals treated as Matching Contributions, made for Highly Compensated Employees that exceed the maximum amount of such Contributions that may be made under the nondiscrimination test of Code section 401(m)(2)(A). Such determination shall be made after first determining Excess Deferrals pursuant to section 1.48 and then Excess Contributions pursuant to section 1.47.

     1.46 EXCESS COMPENSATION. A Participant's Compensation above the Integration Level for a Plan Year.

     1.47 EXCESS CONTRIBUTIONS. The amount of the Participant's Elective Salary Deferrals that exceeds the maximum amount of such Contributions that may be made under the nondiscrimination test of Code section 401(k)(3). Excess Contributions shall be treated as annual additions pursuant to Code section 415.

     1.48 EXCESS DEFERRALS. The Contributions made on behalf of a Participant under any qualified cash or deferred arrangements described in Code sections 401(k), 408(k), or 403(b) for a taxable year that exceed the limitation described in Section 3.7 and are includible in the Participant's gross income under Code section 402(g). Excess Deferrals shall be treated as annual additions unless distributed no later than April 15 following the close of the Participant's taxable year in which such Excess Deferrals arose.

     1.49 FAMILY MEMBER. An Employee's spouse and lineal ascendants or descendants and the spouses of any lineal ascendants or descendants.

     1.50 FIVE-PERCENT OWNER. Person who owns (or is considered to own, as described in Code section 318):

            (a) More than 5 percent of the outstanding stock of the Employer;

            (b) Stock representing more than 5 percent of the total combined voting power of all the Employer's stock; or

            (c) More than 5 percent of the capital or profits interest of the Employer.

     1.51 FORFEITURE. Any portion of an Account of a Participant that is forfeited as provided in Article 6.

     1.52 FULL DISCRETION. The ability of a Participant to invest the assets of a Directed Account in the following categories of investments as provided under the Investment Authorization and offered by CSTC or the Broker in the ordinary course of its business: (i) any security that is traded on an established securities exchange; (ii) shares or units issued by an investment company registered under the Investment Company Act of 1940, as amended; and
(iii) obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities. A separate account at the Broker shall be established for each Participant who is authorized to exercise Full Discretion.

     1.53   HIGHLY COMPENSATED EMPLOYEE.

            (a) Unless otherwise provided in section 414(q) of the Code or the regulations thereunder, an active and a former Highly Compensated Employee includes:

                  (1) any Employee who performs service for the Employer during the determination year and who, during the look-back year: (A) received Compensation from the Employer in excess of $75,000 adjusted by the Adjustment Factor; (B) received Compensation from the Employer in excess of $50,000 adjusted by the

Adjustment Factor and was a member of the "top-paid group" for the year; or (C) was an officer of the Employer and received Compensation during the look-back year in excess of 50 percent of the dollar limit in effect under Code section 415(b)(l)(A). If no officer has satisfied the Compensation requirement during either a determination year or a look-back year, the Plan Administrator will treat the highest-paid officer for the year as a Highly Compensated Employee.

                  (2) an Employee who is a Five-Percent Owner at any time during the look-back year or determination year.

                  (3) SIMPLIFIED METHOD. If elected by an eligible Employer in the Adoption Agreement, $50,000 (adjusted by the Adjustment Factor) is substituted for $75,000 in paragraph (1)(A) above, and paragraph (1)(B) above does not apply. An Employer is eligible to make this election only if the Employer maintains significant business activities at which it employs Employees in two (or more) separate geographical areas.

                  (4) an Employee who is described in subparagraphs (A), (B) or
(C) above if the term "determination year" is substituted for the term "look-back" year and who is also one of the 100 Employees who received the highest Compensation from the Employer during the determination year.

            (b) A Highly Compensated former Employee includes an Employee who Terminates Service (or was deemed to have terminated employment) before the determination year, performs no service for the Employer during the determination year and is a Highly Compensated active Employee in the year the Employee Terminates Service or in any determination year ending on or after the Employee's 55th birthday.

            (c) The Plan Administrator will aggregate an Employee who is, during a determination year or look-back year, a Family Member of either a Five-Percent Owner (who is an active or former Employee) or one of the 10 most Highly Compensated Employees ranked on the basis of Compensation paid by the Employer during the year with the Family Member or top-ten Highly Compensated Employee. The Plan Administrator will treat the Family Member and the Five-Percent Owner or top-ten Highly Compensated Employee as a single Employee receiving Compensation and contributions or benefits equal to the sum of such Compensation and contributions or benefits of the Family Member and the Five-Percent Owner or top-ten Highly Compensated Employee.

            (d) The Plan Administrator will make the determination of who is a Highly Compensated Employee, including the determination and the number and identity of Employees in the top-paid group, the top 100 Employees, the number of Employees treated as officers and the Compensation taken into account in accordance with Code section 414(q) and the regulations thereunder.

            (e) Unless the Employer elects otherwise, then for purposes of this section, the determination year means the Plan Year; the look-back year means the 12-month period immediately preceding the determination year; and the top-paid group is the group consisting of the top 20 percent of Employees ranked on the basis of Compensation during the applicable year. Notwithstanding the foregoing, if the Plan Year is a calendar year, or if another qualified plan of the Employer so provides, then the look-back year shall be the calendar year ending with or within the Plan Year for which testing is being performed, and the determination year (if applicable) shall be the period of time, if any, which extends beyond the look-back year and ends on the last day of the Plan Year for which testing is being performed. If elected by the Employer, these periods shall be applied on a uniform and consistent basis to all plans, entities and arrangements of the Employer.

     1.54 HIGHLY COMPENSATED EMPLOYEE GROUP. The Highly Compensated Employees eligible to participate in the Plan.

     1.55   HOUR OF SERVICE.

            (a) Each hour for which an Employee (including an individual considered an Employee under Code sections 414(n) and (o)) is directly or indirectly paid by (or entitled to payment from) an Affiliated Employer for performing services. The Plan Administrator must credit hours for the computation periods in which the services are performed.

            (b) Each hour for which an Employee is paid, or entitled to payment, by the Employer on Account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness incapacity (including Disability), jury duty, military duty, layoff or leave of absence. No Hours of Service shall be credited under this paragraph with respect to payments made under any plan maintained solely for the purpose of complying with applicable worker's compensation, unemployment compensation, or disability insurance laws or made solely to reimburse the individual for medical or medically related expenses incurred by the individual.

            (c) The Plan Administrator must calculate and credit the hours (as described in subsections (a) and (b) above) according to Department of Labor Regulations section 2530.200b-2 which is incorporated by reference. If an Employer finds it impractical to count the actual Hours of Service for any class or group of Employees, each Employee in that class or group shall be credited with the Hours of Service shown in the following table for each pay period in which the Employee has at least one Hour of Service:

                  Pay Period:             Hours of Service Credit
                  -----------             -----------------------

                  daily                            10

                  weekly                           45

                  bi-weekly                        90

                  semi-monthly                     95

                  monthly                         190

     However, an Employee shall be credited only for his normal working hours during a paid absence.

     The Plan Administrator must credit no more than 501 Hours of Service to an Employee under this subsection (b) during a single, continuous period of service, whether or not the period occurs in a single computation period.

            (d) Each hour for which back pay (whether or not damages have been reduced) has been awarded or agreed to by the Employer or an Affiliated Employer.

     Hours must be credited for the period or periods to which the award or agreement pertains, rather than for the computation period in which the award or agreement is made. The same Hours of Service must not be credited under subsections (a) and (b) above, as applicable, and under this subsection (d).

            (e) If an Employee is absent from work for the following reasons (generally referred to in the subsection as a "parental absence"):

                  (1) Pregnancy of the Employee;

                  (2) Birth of the Employee's child;

                  (3) Placement of a child with the Employee related to the child's adoption; or

                  (4) Care of the Employee's child following birth or adoption;

then, unless Elapsed Time rules apply, the Plan Administrator must credit the Employee with the number of Hours of Service that would have been credited had there been no parental absence, but not more than 501 Hours of Service.

                        (A) If  the  Plan   Administrator   is   unable   to
determine these hours, the Employee must receive credit for eight Hours of Service for each day of the parental absence.

                        (B) If necessary to prevent the Participant from

incurring a one-year Break in Service for the Plan Year in which the absence begins, the Plan Administrator must credit Hours of Service in the Plan Year in which the parental absence begins.

     In all other cases, the credit must be made in the Plan Year immediately following the Plan Year in which the parental absence begins.

     If the Employer elected in the Adoption Agreement to apply Elapsed Time rules, then for the purpose of determining when an Employer has incurred a Break in Service, the Employee will be considered employed for the portion of the period of a parental absence ending on the second anniversary of the Employee's absence from service.

     No Employee shall receive credit for Hours of Service or a period of employment in connection with a parental absence unless the Plan Administrator is timely provided with sufficient information to establish that the absence from work was due to a parental absence and the number of days of the parental absence.

     1.56 INSURER. Any insurance company selected by the Plan Administrator which has issued any life insurance contracts or Annuity Contracts covering Participants.

     1.57 INTEGRATION LEVEL. The level of Participants' Compensation elected in the Adoption Agreement at which allocations of Employer Contributions may change.

     1.58 INVESTMENT AUTHORIZATION. The provisions of the Plan Service Agreement in which the Employer defines the investment options available to the person or entity with investment management authority.

     1.59 INVESTMENT MANAGER. Any fiduciary (other than a trustee or named fiduciary as defined in ERISA section 402(a)(2)) who, in accordance with ERISA section 3(38), has the power to manage, acquire or dispose of any asset of the Plan; who is (a) registered as an investment adviser under the Investment Advisers Act of 1940, (b) a bank or (c) an insurance company qualified to manage, acquire or dispose of Plan assets; and (d) has acknowledged in writing that he is a fiduciary with respect to the Plan.

     1.60 KEY EMPLOYEE. Any Employee or former Employee (and the Beneficiaries of such Employees) who, pursuant to the rules of Code section 416(i)  and the regulations  thereunder,  is or was at any time during the determination period:

                  (1) an officer of the Employer having an annual Compensation greater than fifty percent (50%) of the dollar limitation under Code section 415(b)(1)(A).

                  (2) one of the ten (10) Employees having annual Compensation from the Employer of more than the dollar limitation under Code section 415(c)(1)(A), and owning (or considered as owning under Code section 318) the largest interests in the Employer.

                  (3) a Five-Percent Owner of the Employer.

                  (4) a one-percent owner of the Employer having annual Compensation from the Employer of more than $150,000.

The determination period is the Plan Year containing the Determination Date and the four preceding Plan Years.

     1.61 LEASED EMPLOYEE. Any person, other than an Employee of an Employer, who has performed services for the Employer (or for the Employer and related persons, as described by Code section 414(n)(6)), if the services were:

            (a) Substantially full time for at least one year;

            (b) According to an agreement between the Employer and another person (the "leasing organization"); and

            (c) The type normally performed by Employees in the Employer's field of business.

     Contributions or benefits attributable to services performed for the Employer that the leasing organization makes on behalf of the Leased Employee will be treated as if provided by the Employer.

     A Leased Employee shall be deemed to be an Employee unless the following conditions are satisfied:

            (i) the Leased Employee is covered by a money purchase pension plan providing:

                  (A) a nonintegrated employer contribution rate of at least 10% of Compensation (as defined in Code section 415(c)(3) but including amounts contributed pursuant to a salary reduction agreement that are excludable from the Leased Employee's income pursuant to Code sections 125, 402(e)(3), 402(h)(1)(B), or 403(b));

                  (B) immediate participation; and

                  (C) full and immediate vesting; and

            (ii) Leased Employees do not constitute more than 20% of the Nonhighly Compensated Employees of the recipient Employer.

     1.62 LIMITED DISCRETION. The ability of a Participant to invest the assets of a Directed Account in Authorized Funds or in one or more Managed Accounts or a combination of both, as provided under the Investment Authorization.

     1.63 MANAGED ACCOUNT. An account established at the Broker to hold assets of the Trust Fund which are invested at the direction of the Plan Administrator, a duly appointed Investment Manager or (if the Participant exercises Full Discretion) the Participant.

     1.64 MATCHING CONTRIBUTIONS. Matching Contributions are contributions made by the Employer (other than Employer Contributions, Elective Salary Deferrals and Qualified Nonelective Contributions) to the Plan or another defined contribution plan that are based on the Participant's Elective Salary Deferrals or Voluntary After-Tax Contributions. The Plan Administrator will not count a contribution and/or allocation that is used to meet the minimum contribution or benefit requirements in a Plan Year in which the Plan is Top-Heavy that is based on a Participant's Employee Contributions or Elective Salary Deferrals as a Matching Contribution.

     1.65 MAXIMUM DISPARITY RATE. (Applies only if Employer Contributions are integrated with Social Security Contributions.) The Maximum Disparity Rate is equal to the lesser of the Base Contribution Percentage or 2.7% if the Integration Level elected in the Adoption Agreement is the Taxable Wage Base. If not, the Maximum Disparity Rate is the lesser of (i) the Base Contribution Percentage or (ii) the percentage determined under the following formula which is keyed to the Integration Level elected in the Adoption Agreement:

            (a) If the Integration Level is more than zero, but not more than the greater of $10,000 or 20% of the Taxable Wage Base, 2.7%.

            (b) If the Integration Level is more than the greater of (1) $10,000 or (2) 20% of the taxable wage base, but not more than 80% of the taxable wage base, l.3%.

            (c) If the Integration Level is more than 80%, but less than 100%, of the taxable wage base, 2.4%.

     1.66 NONHIGHLY COMPENSATED EMPLOYEE. An Employee who is not a Highly Compensated Employee or a Family Member.

     1.67 NONHIGHLY COMPENSATED EMPLOYEE GROUP. The Nonhighly Compensated Employees eligible to participate in the Plan.

     1.68 NON-STANDARDIZED ADOPTION AGREEMENT. Adoption Agreement, Number 001, that establishes or amends the Plan as completed and signed by the Employer and by CSTC.

     1.69 NORMAL RETIREMENT AGE. The age elected by the Employer in the Adoption Agreement.

     1.70   OWNER-EMPLOYEE.

            (a) Self-employed person who entirely owns an unincorporated business, trade or profession; or

            (b) In a partnership or limited liability company, a self-employed person who owns more than 10 percent of the partnership's or the limited liability company's capital or profits interest.

     1.71   PARTICIPANT.  Any Eligible Employee as described in Article 2.

     1.72 PARTICIPATING EMPLOYER. An Affiliated Employer (other than the Employer) that adopts the Plan as provided in Article 13.

     1.73 PERMISSIVE AGGREGATION GROUP. The Required Aggregation Group of plans plus any other plan or plans of the Employer that, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code sections 401(a)(4) and 410.

     1.74 PLAN. The Charles Schwab 401(k) Profit Sharing Plan, Basic Plan Document 02 (including the Trust Agreement and, if applicable, the Custody Agreement) and either Non-Standardized Adoption Agreement Number 001 or Standardized Adoption Agreement Number 002 with the options elected by the Employer, and as amended from time to time.

     1.75 PLAN ADMINISTRATOR. Employer, or person(s) the Employer designates and identifies to the Recordkeeper.

     1.76 PLAN SERVICE AGREEMENT. The agreement entered into by the Employer and the Recordkeeper for the provision of various services to the Plan.

     1.77 PLAN YEAR. The calendar year or such other period of twelve months elected by the Employer in the Adoption Agreement.

     1.78 QUALIFIED DOMESTIC RELATIONS ORDER. A court order in a marital dissolution or similar proceeding that meets the requirements of Code section 414(p).

     1.79   QUALIFIED ELECTION.

            (a) The election by a Participant to waive a Qualified Joint and Survivor Annuity or Qualified Preretirement Survivor Annuity. This waiver shall not be effective unless the Participant's spouse consents in writing to the election, the spouse's consent acknowledges the effect of the waiver, and a Plan representative or a notary public witnesses the spouse's consent.

     To make the waiver effective, the Participant also must either:

                  (1) Designate a specific Beneficiary (including any class of Beneficiaries or contingent Beneficiaries) and form of benefit payment that may only be changed with the spouse's consent; or

                  (2) Prove that the spouse expressly permits the Participant to make future designations without the spouse's consent.

     If the Participant establishes to the Plan representative's satisfaction that no spouse exists or that the spouse cannot be located, the representative will acknowledge the waiver as a Qualified Election.

            (b) Any consent obtained by a spouse to an election to waive an annuity (or any establishment that the spouse's consent cannot be obtained) will be effective only with respect to that spouse.

     A consent permitting designation by the Participant without requiring any further consent by that spouse must acknowledge:

                  (1) The spouse's right to limit consent to a specific Beneficiary (and a specific form of benefit where applicable); and

                  (2) That the spouse voluntarily elects to relinquish either or both of those rights.

     A Participant may revoke a prior waiver without the spouse's consent at any time before benefits start. There will be no limit to the number of revocations permitted.

            (c) No consent obtained under this section will be valid unless the Participant has received a notice within the Applicable Notice Period.

     1.80 QUALIFIED JOINT AND SURVIVOR ANNUITY. Immediate annuity payable over the life of the Participant with a survivor annuity for the life of the Participant's spouse;

            (a) The Employer must purchase the survivor annuity from an Insurer using the entire portion of the Participant's Account, as described in Section 6.3.

            (b) The survivor annuity must equal at least 50 percent, but no more than 100 percent, of the amount payable during the joint life of Participant and spouse. The percentage will be 50 percent unless the Employer specifies otherwise in the Adoption Agreement.

     1.81 QUALIFIED MATCHING CONTRIBUTIONS. Matching Contributions made by the Employer that are nonforfeitable once made and are subject to the restrictions on distributions described in sections 3.7(g) and 6.12. In lieu of distributing Excess Contributions pursuant to Plan section 3.7 or Excess Aggregate Contributions pursuant to Plan section 3.8, if elected by the Employer in the Adoption Agreement, the Employer may make Qualified Matching Contributions to the Accounts of Eligible Participants as described in the Adoption Agreement in an amount sufficient to satisfy the Actual Deferral Percentage test and/or the Average Contribution Percentage test, as applicable.

     1.82 QUALIFIED NONELECTIVE CONTRIBUTIONS. Contributions made by the Employer, other than Employer Contributions, Elective Salary Deferrals and Matching Contributions, that are nonforfeitable once they are made and are subject to the restrictions on distributions described in sections 3.7(g) and
6.12. In lieu of distributing Excess Contributions pursuant to Plan section 3.7 or Excess Aggregate Contributions pursuant to Plan section 3.8, if elected by the Employer in the Adoption Agreement, the Employer may make Qualified Nonelective Contributions to the Accounts of Eligible Participants as described in the Adoption Agreement in an amount sufficient to satisfy the Actual Deferral Percentage test, the Average Contribution Percentage test, and/or minimum contribution requirements if the Plan is Top-Heavy, as applicable.

     1.83 QUALIFIED PRERETIREMENT SURVIVOR ANNUITY. Immediate annuity for the life of the Participant's surviving spouse, purchased from an Insurer using the Participant's entire Account, as described in Section 6.3.

     Payments under this annuity must not be less than the payments that would have been made to the survivor if:

            (a) In the case of a Participant who dies after the earliest date on which she or he could have elected to receive retirement benefits, the Participant had retired with a Qualified Joint and Survivor Annuity on the day before she or he dies; and

            (b) In the case of a Participant who dies on or before the earliest date on which the Participant could have elected to receive retirement benefits, the Participant had:

                  (1) Terminated employment with the Employer at the earlier of the actual date of termination or death;

                  (2) Survived until the earliest date on which she or he could have elected to receive retirement benefits;

                  (3) Retired at that time with a Qualified Joint and Survivor Annuity; and

                  (4) Died the next day.

     1.84 RECORDKEEPER. CSTC, or such affiliate or other entity as CSTC may designate to provide various services to the Plan, as adopted by an Employer.

     1.85 REQUIRED AGGREGATION GROUP. (1) Each plan of the Employer in which a Key Employee is a Participant or was a Participant at any time during the determination period (regardless of whether the Plan has terminated) and (2) any other qualified plan of the Employer that enables a plan described in (1) to meet the requirements of Code sections 401(a)(4) or 410.

     1.86 REQUIRED BEGINNING DATE. The first day of April of the calendar year following the calendar year in which the Participant reaches age 70-1/2, except:

            (a) For a Participant who reaches age 70-1/2 before January 1, 1988 and does not qualify as a Five-Percent Owner, the Required Beginning Date will be the first day of April of the calendar year following the calendar year in which the Participant retires or reaches age 70-1/2, whichever is later;

            (b) For a Participant who reaches age 70-1/2 before January 1, 1988, and qualifies as a Five-Percent Owner in any year after December 31, 1979, the Required Beginning Date will be the first day of April of the calendar year following the calendar year in which the Participant reaches age 70-1/2 or, if later, the calendar year in which the Participant qualifies as a Five-Percent Owner or retires, whichever is earlier; and

            (c) For a Participant who reaches age 70-1/2 during 1988, does not qualify as a Five-Percent Owner, and has not retired by January 1, 1989, the Required Beginning Date will be April 1, 1990.

     A Participant is considered a Five-Percent Owner if she or he is a Five-Percent Owner anytime during the Plan Year that ends during or at the end of the calendar year in which the Participant reaches age 66-1/2, or a later Plan Year. Once begun, distributions will continue even if the Participant is no longer a Five-Percent Owner.

     1.87 REQUIRED ANNUITIES. Qualified Joint and Survivor Annuity, Qualified Preretirement Survivor Annuity and Straight Life Annuity for any Plan which is
(i) an amendment and restatement of a prior plan that offered such annuities as a form of benefit required to be maintained pursuant to Code section 411(d)(6) or (ii) a transferee plan described in section 6.6.

     1.88 ROLLOVER CONTRIBUTIONS. Any amount rolled over or transferred to the Plan from another qualified plan or conduit IRA, together with earnings thereon.

    1.89 SALARY REDUCTION AGREEMENT. A payroll authorization form signed by a Participant that authorizes the Employer to defer part of a Participant's Compensation, as defined in the Adoption Agreement, for the Plan Year, and to contribute it to the Elective Salary Deferrals account maintained for the Participant under the Plan. A Participant may enter into, amend or revoke the agreement by submitting the appropriate authorization to the Plan Administrator. The authorization will take effect at the time(s) specified in the rules established by the Plan Administrator, which will be at least once each year.

     1.90   SCHWAB.  Charles Schwab & Co., Inc., its successors and assigns.

     1.91   SELF-EMPLOYED PERSON.  Any person who:

            (a) Has earned income (as described in Section 1.21(a)) during the taxable year from the trade, business or profession for which the Employer's Plan is established; or

            (b) Would have earned income if the trade, business or profession had net profits during the taxable year.

     1.92 SHAREHOLDER-EMPLOYEE. An Employee or officer of an electing small business (Subchapter S) corporation who owns (or is considered as owning with the meaning of Code section 318(a)(1)) on any day during the taxable year of the corporation more than 5 percent of the outstanding stock.

     1.93 STANDARDIZED ADOPTION AGREEMENT. Adoption Agreement, Number 002, the use of which permits an eligible adopting Employer to rely on the opinion letter to be issued by the National Office of the Internal Revenue Service as evidence that the Plan is qualified. No Employer which sponsors, or ever sponsored, a qualified defined benefit plan can adopt the Standardized Adoption Agreement.

     1.94 STRAIGHT LIFE ANNUITY. An annuity payable in equal installments for the life of the Participant that terminates upon the Participant's death.

     1.95 SUPER TOP-HEAVY. The status of the Plan in any Plan Year, as set forth in section 12.5(e).

     1.96 SURVIVOR ANNUITY RULES. Notice, consent, election and similar rules imposed by Code sections 401(a)(11) and 417 to the extent the Plan provides for payment of benefits in the form of the Required Annuities.

     1.97 TAXABLE WAGE BASE. The contribution and benefit base in effect under section 230 of the Social Security Act at the beginning of the Plan Year.

     1.98 TERMINATES SERVICE. The resignation, discharge, retirement, death, failure to return to active employment at the end of an authorized leave of absence (including extensions thereof) or a temporary layoff, or any other event which under the policy of the Employer or an Affiliated Employer results in the termination of the employment relationship. However, no Termination of Service shall occur upon a transfer to the Employer or an Affiliated Employer if such service is required to be recognized by this Plan pursuant to Code section 414(n).

     If the employer-employee relationship is terminated because the Employee enters the armed forces of the United States, and the Employee is subsequently reemployed by the Employer or an Affiliated Employer under circumstances that require reemployment rights under any applicable federal law, the Employee will be deemed, solely for purposes of the Plan, to have been on an authorized leave of absence during the period of military service.

     A self-employed person shall incur a Termination of Service on the date such person ceases to be self-employed with respect to the Employer.

     Notwithstanding the foregoing, a Termination of Service shall be deemed not to have occurred for purposes of entitling a Participant to distributions of Elective Salary Deferrals, Matching Contributions that are treated as Elective Salary Deferrals, Qualified Nonelective Employer Contributions and Qualified Matching Contributions if the Participant has not incurred a Disability or "separation from service" as defined in applicable federal income tax regulations, except as provided in section 3.7(g).

     1.99 TOP-HEAVY. The status of the Plan in any Plan Year, as set forth in section 12.2.

     1.100 TRUST AGREEMENT. The agreement between the Employer and the Trustee establishing the Trust Fund as found in Appendix 1 hereto and incorporated herein, which forms part of the Plan.

     1.101 TRUSTEE. CSTC or its successors or assigns, unless the Employer has selected one or more natural persons in the Adoption Agreement to serve as Trustee.

     1.102 TRUST FUND. All monies, securities and other assets held under the terms of the Plan for the benefit of Participants and their Beneficiaries, including any such assets held by the Trustee, the Custodian (if any), and the Broker.

     1.103 UNIQUE ASSETS. Assets held by the Trustee under the Plan other than securities that are publicly traded on a national securities exchange, shares or units issued by an investment company registered under the Investment Act of 1940, as amended, and obligations issued by the U.S. Government, its agencies and instrumentalities and uninvested cash awaiting investment or distribution.

     1.104 VALUATION DATE. The last day of each Plan Year and any other dates agreed to by the Employer and the Trustee or, if applicable, the Custodian.

     1.105 VESTED. Participant's ownership of the aggregate value of the Participant's Account. A Participant is always fully vested in the portion of the Account derived from Elective Salary Deferrals, Voluntary After-Tax Contributions, Qualified Matching Contributions, Qualified Nonelective Contributions, and Rollover Contributions, including the earnings attributable to those amounts. A Participant's Employer Contributions, Matching Contributions, and the earnings attributable to those contributions, will vest in accordance with the vesting schedule selected by the Employer in the Adoption Agreement. Notwithstanding the foregoing, Qualified Matching Contributions and Matching Contributions may be forfeited if the contributions to which they relate are Excess Deferrals, Excess Contributions, Excess Aggregate Contributions, or Elective Salary Deferrals that were returned to satisfy Code
Section 415. An Account is fully vested upon the Participant's death, Early Retirement Age, if elected by the Employer, Normal Retirement Age, and, if elected by the Employer, Disability.

     1.106  VOLUNTARY  AFTER-TAX   CONTRIBUTIONS.   Employee  contributions
designated as after-tax Employee contributions, and the earnings thereon.

     1.107  YEAR OF SERVICE.

            (a) Unless an Employer has elected in the Adoption Agreement to apply Elapsed Time, then the following rules apply:

                  (1) For eligibility purposes, the period of 12 consecutive months during which an Employee completes at least 1,000 Hours of Service. The initial eligibility period begins on the date an Employee first performs an Hour of Service. Each subsequent Year of Service begins on the first day of the Plan Year which begins prior to or coincident with the first anniversary of the date the Employee first performed an Hour of Service, regardless of whether the Employee completes 1,000 Hours of Service during the initial eligibility period.

                  (2) For vesting purposes, each Plan Year in which the Employee completes 1,000 Hours of Service.

            (b) If an Employer has elected in the Adoption Agreement to apply Elapsed Time, then the following rules apply:

                  (1) For eligibility purposes, a period of 12 months of service beginning on the Employee's first day of employment and ending on the date a Break in Service begins.

                  (2) For vesting purposes, a Plan Year in which a Participant has 365 days of service with the Employer, beginning on the Employee's first date of hire.

                  (3) In general, a Participant's separate periods of service shall be added together, with each period of service counted as the number of days from the first date of service in that period to the first day of any Severance Period.

However, a Year of Service for vesting purposes shall be computed on the basis of completed years, assuming that 365 days equals one year and any remaining balance of days less than 365 is disregarded.

            (c) If an Employer maintains a plan adopted by its predecessor, an Employee's Years of Service will include any Years of Service accrued under the predecessor's plan.

            (d) If an Employer elects to use Elapsed Time but, prior to such election, the Plan used a computation period of 1,000 Hours of Service, then any Employee whose service was measured on the basis of computation periods shall receive credit for a period of service consisting of:

                  (1) A number of years equal to the number of years of service credited to the Employee before the computation period during which the election to change to Elapsed Time occurs; and

                  (2) The greater of (A) the period of service that would be credited to the Employee under the Elapsed Time method for his service during the entire computation period in which the change to an Elapsed Time method occurs, or (B) the service taken into account under the computation periods method as of the later of the effective date of the Adoption Agreement which includes the Elapsed Time methodology or the date said Adoption Agreement is adopted by the Employer.

            (e) If elected by the Employer in the Adoption Agreement, the following periods may be disregarded:

                  (1) For Vesting purposes, service before the Participant's 18th birthday or service before the Effective Date of the Plan, or both; and

                  (2) For eligibility and vesting, service with another entity that is not an Affiliated

Employer.

            (f) For a Profit Sharing Plan requiring two years of eligibility service, the second and each subsequent Year of Service begins on the first day of the Plan Year which begins prior to or coincident with the first anniversary of the date the Employee first performed an Hour of Service, regardless of whether the Employee completed 1,000 Hours of Service during the first Year of Service. An Employee credited with 1,000 Hours of Service in both the initial eligibility period and the first Plan Year beginning prior to or coincident with the first anniversary of the date the initial eligibility period began will be credited with two (2) Years of Service for purposes of eligibility.

ARTICLE 2 -- PARTICIPATION

     2.1 ENTRY DATE. The Entry Date as of which an Eligible Employee who has satisfied any age and service requirements elected by the Employer in the Adoption Agreement becomes a Participant in the Plan will be as follows:

            (a) If the Employer is amending an existing plan, each Eligible Employee who was a Participant in the prior plan, or who as of the effective date of the Adoption Agreement satisfies any age and service requirements elected by the Employer, will continue as a Participant in the Plan.

            (b) If the Employer is establishing a new Plan, an Eligible Employee who satisfies, as of the Effective Date, the age and service requirements (if any) elected by the Employer will become a Participant in the Plan on the Effective Date.

            (c) Any other Employee will become a Participant in the Plan on the Entry Date selected by the Employer in the Adoption Agreement.

            (d) If an Eligible Employee Terminates Service, or is no longer eligible to participate in the Plan, after becoming a Participant or after satisfying any age and service requirements prior to an Entry Date, the Employee will resume participation on the date such Employee is reemployed or becomes reeligible for participation.

            (e) If an Employee transfers from a class of Employees ineligible to participate in the Plan to a class of Employees eligible to participate in the Plan after satisfying the age and service requirements, the Employee will begin participation immediately. If the Employee has not yet satisfied the age and service requirements on the date such Employee becomes eligible, the Employee will become a Participant on the first Entry Date coinciding with, or immediately following, the date on which the Employee satisfies such requirements.

     2.2 BREAK IN SERVICE. For purposes of computing the initial eligibility service requirement, all Years of Service count except that if an Employee incurs a Break in Service before completing the service requirement, the Employee shall not receive credit for any Years of Service completed before the Break in Service.

     2.3 OWNER-EMPLOYEE. For purposes of this section 2.3, an Owner-Employee or two or more Owner-Employees will be considered to control a trade or business:

            (a) If the Owner-Employee owns the entire interest in an unincorporated trade or business; or

            (b) If the Owner-Employee or Owner-Employees together own more than 50 percent of the capital or profits interest of a partnership.

     An Owner-Employee or two or more Owner-Employees will be treated as owning an interest in a partnership owned, directly or indirectly, by a partnership the Owner-Employee or Owner-Employees are considered to control according to this subsection (b).

            (c) If the Plan provides Contributions for one or more Owner-Employees who control both the business for which the Plan is established and one or more other trades or businesses, the Employer's Plan and the plan established for other trades or businesses must satisfy Code sections 401(a) and
(d) when viewed as a single plan for the Employees of this business and all other trades or businesses.

            (d) If the Plan provides Contributions for one or more Owner-Employees who control one or more other trades or businesses, the Employees of the other trades or businesses must be included in a plan that:

                  (1) Meets the requirements described in Code sections 401(a) and (d); and

                  (2) Provides Contributions or benefits as favorable as those provided for Owner-Employees under the Plan.

            (e) If a person is covered as an Owner-Employee under the plans of two or more trades or businesses that are not controlled, and the person controls another trade or business, the Employees' Contributions or benefits under the plan of the controlled trades or businesses must be as favorable as those provided for that person under the most favorable plan of a trade or business that is not controlled.

ARTICLE 3 -- CONTRIBUTIONS

     3.1 EMPLOYER CONTRIBUTIONS. The Employer will make Employer Contributions for each Plan Year as described below:

            (a) Contributions on behalf of Participants. Each Plan Year, the Employer will have sole and absolute discretion to determine the amount of Employer Contributions, if any, to contribute to the Plan. For any Plan Year, the Employer Contributions must not exceed the lesser of:

                  (1) The amount the Employer may deduct under Code
section 404; or

                  (2) The maximum amount that may be allocated to Participants' Accounts, as described in Section 4.3.

            (b) Time and manner of making Contributions. The Employer Contributions must be paid to the Trustee on or before the due date (including extensions) for filing the Employer's federal income tax return for the Employer's taxable year which includes the Plan Year for which the Contributions are made.

     3.2    ALLOCATION OF CONTRIBUTIONS.

            (a) Eligibility for Employer Contributions. Except as otherwise elected by the Employer in the Adoption Agreement, as of the last day of the Plan Year, or such other allocation date selected by the Employer in the Adoption Agreement, the Plan Administrator must allocate Employer Contributions and Forfeitures for that Plan Year or other allocation period to the Account of each Participant employed on the last day of the Plan Year, or, if elected in the Adoption Agreement, each Participant employed on an allocation date, each Participant who terminated employment with the Employer during the Plan Year because of death, Disability or retirement, and if elected by the Employer in the Standardized Adoption Agreement each Participant who terminated employment with the Employer during the Plan Year after completing more than 500 Hours of Service (91 consecutive calendar days or 3 consecutive calendar months if the Employer elected to apply Elapsed Time in the Adoption Agreement for the purpose of allocating benefits).

            (b) Employer Contributions. The Plan Administrator must allocate any Employer Contributions and Forfeitures to each Participant's Account according to the following formula:

                  (1) If the Employer has NOT elected to integrate Employer Contributions with Social Security contributions, in proportion to an eligible Participant's Compensation for the Plan Year as compared with total Compensation of all eligible Participants for that Plan Year.

                  (2) If the Employer has elected to integrate Employer Contributions with Social Security contributions,

     FIRST, in the ratio that each eligible Participant's total Compensation bears to all eligible Participants' total Compensation, but only up to 3 percent of a Participant's Compensation for the Plan Year.

     SECOND, any remaining Employer Contributions and Forfeitures in the ratio that each eligible Participant's Excess Compensation for the Plan Year bears to the Excess Compensation of all eligible Participants, but only up to the lesser of (i) 3 percent of a Participant's Excess Compensation or (ii) the actual percentage used in the preceding paragraph. For purposes of this second step, in the case of any Participant who has exceeded the "cumulative permitted disparity limit" described in paragraph (c)(1) below, such Participant's total Compensation for the Plan Year will be taken into account.

     THIRD, any remaining Employer Contributions and Forfeitures in the ratio that the sum of each eligible Participant's total Compensation and Excess Compensation bears to the sum of all eligible Participants' total Compensation and Excess Compensation, but not more than the Maximum Disparity Rate. For purposes of this third step, in the case of any Participant who has exceeded the "cumulative permitted disparity limit" described in paragraph (c)(2) below, two times such Participant's total Compensation for the Plan Year will be taken into account.

     FOURTH, any REMAINING Employer Contributions and Forfeitures in the ratio that each eligible Participant's total Compensation for the Plan Year bears to all eligible Participants' total Compensation for that year.

            (c) Overall Permitted Disparity Limits. The limits set forth in this paragraph (c) shall apply to a Participant if the Participant's Employer maintains one or more qualified plans other than the Plan:

                  (1) Annual overall permitted disparity limit. Notwithstanding the preceding paragraph (b)(2), for any Plan Year this Plan benefits any Participant who is Benefiting under this Plan and another qualified plan or simplified employee pension, as defined in section 408(k) of the Code, maintained by the Employer that provides for permitted disparity (or imputes disparity), Employer Contributions and Forfeitures will be allocated to the Account of each Participant who either completes more than 500 Hours of Service during the Plan Year or who is employed on the last day of the Plan Year in the ratio that such Participant's total Compensation bears to the total Compensation of all Participants.

                  (2) Cumulative permitted disparity limit. Effective for Plan Years beginning on or after January 1, 1995, the cumulative permitted disparity limit for a Participant is 35 total cumulative permitted disparity years. Total cumulative permitted disparity years means the number of years credited to the Participant for allocation or accrual purposes under this Plan, and any other qualified plan or simplified Employee pension plan (whether or not terminated) ever maintained by the Employer. For purposes of determining the Participant's cumulative permitted disparity limit, all years ending in the same calendar year are treated as the same year. If the Participant is not Benefiting under a defined benefit or target benefit plan for any year beginning on or after January 1, 1994, the Participant has no cumulative disparity limit.

            (d) Allocation of 401(k) and Matching Contributions. If the Employer permits Elective Salary Deferrals under the Plan pursuant to Code section 40l(k), the Plan Administrator will allocate any Elective Salary Deferrals made for a Participant to the Participant's Account as described in Section 3.7(a). If the Employer also elects to make Matching Contributions, the Plan Administrator will allocate such Matching Contributions as of the last day of the Plan Year, or such other allocation dates selected by the Employer in the Adoption Agreement, to the Account of each eligible Participant employed on such allocation date, unless otherwise elected by the Employer in the Adoption Agreement. Allocation of Matching Contributions shall be made according to the formula elected in the Adoption Agreement. The Employer may make Qualified Nonelective Contributions or Qualified Matching Contributions, or both, to the Plan for a Plan Year in an amount determined by the Employer in its sole discretion (subject to the limitations of Code sections 404 and 415) in order to cause the Plan to meet the nondiscrimination tests under Code sections 401(k) and 401(m). The Plan Administrator will allocate any Qualified Nonelective Contributions made for the Plan Year to the Accounts of Participants, in such categories as the Employer elects in the Adoption Agreement, in the proportion that each such Participant's Compensation for the Plan Year bears to the total Compensation of all such Participants for the Plan Year or in such other proportion as provided in the Adoption Agreement.

            (e) Participant Contributions. If the Employer permits Voluntary After-Tax Contributions in the Adoption Agreement, then the Account of each Participant electing to make Voluntary After-Tax Contributions shall be credited with an amount equal to such contributions made by such Participant for the Plan Year. Voluntary After-Tax Contributions shall be limited so as to meet the nondiscrimination test of Code section 401(m) as described in section 3.8.

     3.3 DEDUCTIBLE CONTRIBUTIONS. Deductible Contributions shall not be accepted by the Plan. Any such Deductible Contributions made to the Plan for taxable years prior to 1987:

            (a) Will continue to be recorded in a separate subaccount maintained for a Participant by the Plan Administrator and held by the Trustee;

            (b) Will be invested and reinvested, as described in Article 5;

            (c) Will be nonforfeitable at all times; and

            (d) Will not be used to purchase life insurance.

     3.4 VOLUNTARY AFTER-TAX CONTRIBUTIONS. If elected by the Employer in the Adoption Agreement, Participants may contribute to the Plan on an after-tax basis. Voluntary After-Tax Contributions to this Plan, and any such contributions previously made to the Employer's plan:

            (a) Will be recorded in a separate subaccount maintained for a Participant by the Plan Administrator and held by the Trustee;

            (b) Will be invested and reinvested, as described in Article 5;

            (c) Will be nonforfeitable at all times; and

            (d) Any Voluntary After-Tax Contributions together with any Matching Contributions, must satisfy the nondiscrimination test set forth in Section 3.8 and Code section 40l(m).

     3.5    ROLLOVER CONTRIBUTIONS.

            (a) If elected in the Adoption Agreement, the Trustee will be authorized to accept assets from or on behalf of an Employee who is, or is expected to become, a Participant if:

                  (1) The contribution is an eligible rollover contribution as described in Code sections 402(a)(5), 403(a)(4), or 408(d)(3); and

                  (2) either (1) the Plan Administrator provides written approval to the Trustee in advance, or (2) the Plan Administrator authorizes the Trustee to accept a transfer of such an Employee's interest in another qualified plan from the trustee of the other plan.

            (b) If the assets transferred on behalf of a Participant make this Plan a transferee plan with respect to the Participant under Code sections 401(a)(11) and 417, such assets shall be subject to the Survivor Annuity Rules. The Plan Administrator must separately account for such Rollover Contributions.

            (c) The assets transferred or contributed as Rollover Contributions shall be made in cash or such other form as is acceptable to the Trustee or the Custodian, if applicable.

     3.6    RETURN OF CONTRIBUTIONS.

            (a) If an Employer makes an incorrect contribution because of a factual mistake, then the Trustee (at the direction of the Plan Administrator) will return such incorrect contribution within one year of the contribution. Earnings attributable to such incorrect contribution shall not be returned, but shall instead be treated as a Forfeiture, and any losses attributable thereto shall reduce the amount returned.

            (b) If the IRS disallows all or part of the deduction of the Contributions made by the Employer under Code section 404, then Trustee (at the direction of the Plan Administrator) will return the disallowed amount within one year of the date of the disallowance.

            (c) If the IRS Commissioner determines that the Plan is not initially qualified under the Code, then the Trustee (at the direction of the Plan Administrator) will return to the Employer any contribution the Employer made to the Plan within one year after the date the Commissioner denies the initial qualification, but only if the application for determination is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan is adopted, or a later date prescribed by the Secretary of the Treasury.

     3.7 401(k) FEATURES. This section applies only to a Plan that includes a cash or deferred arrangement pursuant to Code section 401(k).

            (a) Each Eligible Employee may enter into a Salary Reduction Agreement authorizing the Employer to withhold part of the Employee's Compensation and to contribute the withheld amount to an Elective Salary Deferral account established for the Employee under the Plan. The amount allocated to the Employee's Elective Salary Deferral account shall not be forfeited in lieu of receiving current cash Compensation once the allocation has been made regardless of the Employee's age and service or whether the Employee is employed on a specific date.

            (b) An Employee cannot elect to defer more than the amount permitted pursuant to Code section 402(g), multiplied by the Adjustment Factor, and adjusted for any prior hardship withdrawals as provided in section 6.12, in any calendar year.

                  (1) The following rules will apply if, during the same taxable year, an Employee participates in the Plan and another plan with a qualified cash or deferred arrangement described in Code section 401(k), any simplified employee pension cash or deferred arrangement described in Code section 402(h)(1)(B), any eligible deferred Compensation plan under Code section 457, any plan described under Code section 501(c)(18), and any Employer Contributions made on behalf of the Employee pursuant to a salary reduction agreement under Code section 403(b):

                        (A) If the Participant provides written notice to the Plan Administrator by January 31 that any part of the Elective Salary Deferrals contributed for the Employee for the prior taxable year are Excess Deferrals, the Plan Administrator will instruct the Trustee to distribute the Excess Deferrals plus any income (or loss) attributable to such Contributions to the Employee. The Participant will be deemed to have notified the Plan Administrator that the Participant has Excess Deferrals for the taxable year if the Plan Administrator determines that the Participant has Excess Deferrals, taking into Account any Elective Salary Deferrals made under the Plan and any other plans maintained by the Employer. Each year, the Plan Administrator will determine whether to calculate income or loss to the end of the taxable year or to the date of distribution. The determination will be consistent for all corrective distributions made to Participants for the same taxable year. The Plan Administrator will instruct the Trustee to make the distribution by the April 15 that immediately follows the close of the Participant's taxable year.

                        (B) The Plan Administrator will calculate the income (or loss) attributable to the Excess Deferrals according to the standard accounting method used for allocating income (or loss), which will be consistently applied for all Participants and all corrective distributions.

                  (2) The Plan Administrator may amend or revoke the Participant's Salary Reduction Agreement in order to:

                        (A) Prevent a Participant's annual additions, as described in section 4.3, from exceeding the limits described in Article 4;

                        (B) Ensure that the Average Deferral Percentage for Highly Compensated Employees will satisfy the nondiscrimination test described in Code section 401(k); or

                        (C) Prevent Contributions made by the Employer from exceeding the deduction limits of Code section 404.

                  (3) The Plan Administrator will treat Excess Deferrals, other than Excess Deferrals distributed pursuant to section 1.402(g)-1(e)(2) of the federal income tax regulations, as annual additions as described in Section 4.3.

            (c) The Plan Administrator will instruct the Trustee to return Excess Contributions to Highly Compensated Employees as described in subsection
(d) to the extent necessary to permit the Plan to satisfy one of the nondiscrimination tests described in paragraphs (1) or (2). The Plan Administrator will calculate the amount of Excess Contributions, if any, after determining Excess Deferrals. The Plan will satisfy the nondiscrimination test that applies to Elective Salary Deferrals if:

                  (1) The Average Deferral Percentage of the Participants who are Highly Compensated Employees does not exceed the product of 1.25 and the Average Deferral Percentage for Participants who are Nonhighly Compensated Employees; or

                  (2) The Average Deferral Percentage of Participants who are Highly Compensated Employees is not more than the lesser of:

                        (A) 200 percent of the Average Deferral Percentage of Participants who are Nonhighly Compensated Employees, and

                        (B) The Average Deferral Percentage of Participants who are Nonhighly Compensated Employees plus two percentage points.

The Plan Administrator will keep records to demonstrate compliance with the nondiscrimination test and to confirm the amount, if any, of Matching Contributions, Qualified Nonelective Contributions or Qualified Matching Contributions taken into account consistent with section 1.27.

            (d) The Plan Administrator will instruct the Trustee to distribute Excess Contributions plus income (or loss) attributable to such Contributions to the appropriate Highly Compensated Employees as soon as administratively feasible after the close of the Plan Year, but in any case within 12 months after the close of the Plan Year. The determination will be consistent for all corrective distributions made to Participants for the same Plan Year. If the Plan terminates completely during a Plan Year, the Plan Administrator will instruct the Trustee to distribute any Excess Contributions as soon as administratively feasible after the termination date, but in any case within 12 months of the termination date.

                  (1) The Plan Administrator will calculate the income or loss attributable to Excess Contributions according to the standard accounting method used for allocating income (or loss), provided the method does not violate Code section 401(a)(4), is consistently applied for all Participants and all corrective distributions under the Plan for the Plan Year and is used by the Plan for allocating income to Participants' Accounts. Income or loss allocable to the period between the end of the Plan Year in which the Excess Contributions occur and the date of distribution shall be disregarded.

                  (2) The Plan Administrator will not instruct the Trustee to distribute any Excess Contributions and income to Highly Compensated Employee if any other Highly Compensated Employee has a higher Deferral Percentage than such Highly Compensated Employee. Excess Contributions shall be distributed first from Elective Salary Deferrals for which no Matching Contributions were made and thereafter from Elective Salary Deferrals for which Matching Contributions were made. The Participant will forfeit any Matching Contributions related to any Excess Deferrals or Excess Contributions that are distributed. The Employer will use such Forfeitures in the manner specified in the Adoption Agreement.

                  (3) The Plan Administrator will treat Excess Contributions, including any Excess Contributions distributed to the Participant, as annual additions as described in Section 4.3.

                  (4) If the Plan Administrator does not return Excess Contributions and Excess Aggregate Contributions (to the extent such Excess Contributions and Excess Aggregate Contributions cannot be forfeited) and income within 2-1/2 months of the close of the Plan Year, the Employer will be required to pay an excise tax equal to 10 percent of the sum of the Excess Contributions and Excess Aggregate Contributions for the Plan Year that are not distributed by that date.

                  (5) The Plan Administrator will allocate Excess Contributions among the Family Members who are subject to the family aggregation rules in proportion to the Elective Salary Deferrals (and amounts treated as Elective Salary Deferrals) of each Family Member that is combined to determine the combined Deferral Percentage.

                  (6) The Plan Administrator will account for distributions of Excess Contributions as follows: Excess Contributions will be distributed from the part of the Participant's Account attributable to the Participant's Elective Salary Deferrals and any Qualified Matching Contributions described in Section
1.81 in proportion to the Participant's Elective Salary Deferrals and Qualified Matching Contributions for the Plan Year. Excess Contributions will be distributed from the part of the Participant's Account attributable to Qualified Nonelective Contributions only to the extent that the Participant's Excess Contributions exceed amounts attributable to the Participant's Elective Salary Deferrals and Qualified Matching Contributions.

            (e) The Plan Administrator will determine the Deferral Percentage of any Highly Compensated Employee who is eligible to participate in the Plan, and who is also eligible to have Elective Salary Deferrals allocated to such Participant's accounts under two or more arrangements described in Code section 401(k) maintained by the Employer, as if the Employee's Elective Salary Deferrals were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, the Plan Administrator will treat all arrangements ending with or within the same calendar year as a single arrangement unless the Code or the federal income tax regulations promulgated thereunder require such arrangements to be disaggregated.

                  (1) If a Participant is a Five-Percent Owner or one of the 10 most highly paid Highly Compensated Employees, the Plan Administrator will include the Elective Salary Deferrals (and any Matching Contributions and Qualified Nonelective Contributions treated as Elective Salary Deferrals) and Compensation of the Participant's Family Members in determining the Participant's Deferral Percentage. Family Members of such five-percent owners and Highly Compensated Employees shall not be taken into account as separate Employees in determining the Average Deferral Percentage of Participants who are Nonhighly Compensated Employees or of Participants who are Highly Compensated Employees.

                  (2) The Employer must contribute Elective Salary Deferrals and Qualified Nonelective Contributions to the Plan before the last day of the 12-month period that immediately follows the Plan Year to which the Contributions relate.

                  (3) The determination and treatment of the Deferral Percentage of any Participant must satisfy any other requirements that the Secretary of the Treasury may prescribe.

            (f) If the Plan satisfies the requirements of Code sections 401(k), 401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfies the requirements of such sections only if aggregated with the Plan, the Plan Administrator will determine the Deferral Percentages of the Employees as if all such plans are a single plan. Only plans with the same Plan Year may be aggregated in order to satisfy Code section 401(k). Notwithstanding the foregoing, if the Plan is Benefiting otherwise excludible Employees, then the Plan Administrator may treat the Plan as two separate Plans for purposes of Code sections 401(k) and 410(b): one Plan covers the otherwise excludible Employees; and the other Plan covers the other Employees Benefiting under the Plan.

            (g) Except for hardship withdrawals described in section 6.12, the Trustee shall not distribute a Participant's Elective Salary Deferrals, Qualified Nonelective Contributions Qualified Matching Contributions or Matching Contributions that are treated as Elective Salary Deferrals, and any income on such contributions, except as follows:

                  (1) Before the earliest of the following:

                        (A) The date the Participant reaches age 59-1/2.

                        (B) The date the Participant Terminates Service.

                        (C) The date the Participant retires.

                        (D) The date the Participant dies.

                        (E) The date the Participant incurs a Disability.

     Any distributions made following the foregoing events will be subject to the Survivor Annuity Rules to the extent the Plan is a transferee plan as described in Section 6.6 or the Plan contains an annuity option subject to the annuity distribution rules of Section 6.3.

                  (2) The Trustee also may make distributions of a Participant's Elective Salary Deferrals, Qualified Nonelective Contributions, Qualified Matching Contributions or Matching Contributions that are treated as Elective Salary Deferrals, and any income on such deferrals and contributions if:

                        (A) The Plan terminates and the Employer fails to establish another defined contribution plan (other than an employee stock ownership plan, as defined in Code sections 4975(e) or 409, or a simplified employee pension plan, as defined in Code section 408(k)).

                        (B) The Employer is a corporation and sells substantially all of the assets used in the trade or business in which the Participant is employed to a corporation that is not an Affiliated Employer. However, the assets may be distributed only to those Employees who continue employment with the purchaser, and only if the Employer continues to maintain the Plan.

                        (C) The Employer is a corporation and sells its interest in a subsidiary to an entity that is not an Affiliated Employer. However, the assets may be distributed only to those Employees who continue employment with the subsidiary as soon as administratively feasible after the sale and only if the Employer continues to maintain the Plan.

     Any distributions made under this paragraph (2) must be made in the form of a lump-sum distribution within the meaning of Code section 401(k)(10)(B)(ii).

     3.8 MATCHING AND VOLUNTARY AFTER-TAX CONTRIBUTIONS. This section applies only to a 401(k) plan for which the Employer authorizes either Matching Contributions, Voluntary After-Tax Contributions or both.

            (a) The Plan Administrator will instruct the Trustee to return Excess Aggregate Contributions to Highly Compensated Employees as described in subsection (c) to the extent necessary to permit the Plan to satisfy one of the nondiscrimination tests described in subsection (b). The Plan Administrator will calculate the amount of Excess Aggregate Contributions, if any, after determining Excess Deferrals and Excess Contributions.

            (b) The Plan will satisfy the nondiscrimination test of Code section 401(m) that applies to Matching Contributions and Voluntary After-Tax Contributions if:

                  (1) The Average Contribution Percentage of the Participants who are Highly

Compensated Employees does not exceed the product of 1.25 and the Average Contribution Percentage for Participants who are Nonhighly Compensated Employees; or

                  (2) The Average Contribution Percentage of Participants who are Highly Compensated Employees is not more than the lesser of:

                        (A) 200 percent of the Average Contribution
Percentage of Participants who are Nonhighly Compensated Employees, and

                        (B) The Average Contribution Percentage of
Participants who are Nonhighly Compensated Employees plus two percentage points.

     The Plan Administrator will keep records to demonstrate compliance with the nondiscrimination test and to confirm that the amount, if any, of Elective Salary Deferrals, Qualified Nonelective Contributions or Qualified Matching Contributions, taken into account is consistent with Section 1.22.

            (c) The Plan Administrator will instruct the Trustee to distribute Excess Aggregate Contributions plus income (or loss) attributable to Excess Aggregate Contributions to the appropriate Highly Compensated Employees as soon as administratively feasible after the close of the Plan Year, but in any case within 12 months after the close of the Plan Year. The determination will be consistent for all corrective distributions made to Participants for the same Plan Year. If the Plan terminates completely during a Plan Year, the Plan Administrator will instruct the Trustee to distribute any Excess Aggregate Contributions as soon as administratively feasible after the termination date, but in any case within 12 months of the termination date.

                  (1) The Plan Administrator will calculate the income or loss attributable to Excess Aggregate Contributions according to the standard accounting method used for allocating income (or loss), provided the method does not violate Code section 401(a)(4), is consistently applied for all Participants and all corrective distributions under the Plan for the Plan Year and is used by the Plan for allocating income to Participant's Accounts. Income or loss allocable to the period between the end of the Plan Year in which the Excess Aggregate Contributions occur and the date of distribution shall be disregarded.

                  (2) The Trustee will distribute Excess Aggregate Contributions adjusted for any income or loss from Participants' Voluntary After-Tax Contributions Accounts and Matching Contributions Accounts on the basis of the respective portion of Excess Aggregate Contributions attributable to each Highly Compensated Employee. The Plan Administrator will not instruct the Trustee to distribute any Excess Aggregate Contributions and income to Highly Compensated Employee if any other Highly Compensated Employee has a higher Contribution Percentage than such Highly Compensated Employee. Excess Aggregate Contributions shall be distributed first from Voluntary After-Tax Contributions for which no Matching Contributions were made, then from Voluntary After-Tax Contributions with a corresponding forfeiture of Matching Contributions that were made on account of such Voluntary After-Tax Contributions in the same proportion as such Matching Contributions were allocated until all Voluntary After-Tax Contributions and their related Matching Contributions have been distributed or forfeited, as applicable. Finally, any Matching Contributions related to Elective Salary Deferrals shall be forfeited. To the extent the Participant forfeits any Matching Contributions related to Excess Aggregate Contributions, the Employer will use such Forfeitures in the manner specified in the Adoption Agreement.

                  (3) The Plan Administrator will allocate the Excess Aggregate Contributions among the Family Members who are subject to the family aggregation rules in proportion to the Voluntary After-Tax and Matching Contributions (and amounts treated as Matching Contributions) of each Family Member that is combined to determine the combined Contribution Percentage.

                  (4) The Plan Administrator will treat Excess Aggregate Contributions, including any distributed to the Participant, as annual additions as described in Section 4.3.

            (d) The Plan Administrator will determine the Contribution Percentage of any Highly Compensated Employee who is eligible to participate in the Plan, and who is also eligible to have Matching Contributions or Employee Contributions allocated to his or her Accounts under another plan maintained by the Employer, as a single arrangement. If a Highly Compensated Employee participates in two or more such plans that have different Plan Years, the Plan Administrator will treat all arrangements ending with or within the same calendar year as a single arrangement unless the Code or related regulations require them to be disaggregated.

                  (1) If a Participant is a Five-Percent Owner or one of the 10 most highly paid Highly Compensated Employees, the Plan Administrator will include the Matching Contributions, Qualified Matching Contributions, Qualified Nonelective Contributions, and Elective Salary Deferrals treated as Matching Contributions, Voluntary After-Tax Contributions and Compensation of Family Members in determining the Participant's Contribution Percentage. Family Members of such Five-Percent Owners or Highly Compensated Employees shall not be taken into account as separate Employees in determining the Average Contribution Percentage of Participants who are Nonhighly Compensated Employees or of Participants who are Highly Compensated Employees.

                  (2) The Employer must contribute Matching Contributions, Qualified Matching Contributions, and Qualified Nonelective Contributions to the Plan before the last day of the 12-month period that immediately follows the Plan Year to which the Contributions relate.

                  (3) The determination and treatment of the Contribution Percentage of any Participant will satisfy any other requirements that the Secretary of the Treasury may prescribe.

                  (4) MULTIPLE USE. If one or more Highly Compensated Employees participate in a cash or deferred arrangement and a plan that is subject to the Average Contribution Percentage test that is maintained by the Employer, and the sum of the Average Deferral Percentage and Average Contribution Percentage of the Highly Compensated Employees subject to either or both tests exceeds the Aggregate Limit, the Average Contribution Percentage of the Highly Compensated Employees who also participate in the cash or deferred arrangement will be reduced (beginning with the Highly Compensated Employee with the highest Contribution Percentage) by the smallest amount that would cause the aggregate limit not to be exceeded. The amount by which each Highly Compensated Employee's "Contribution Percentage amount" is reduced will be treated as an Excess Aggregate Contribution. The Average Deferral Percentage and Average Contribution Percentage of the Highly Compensated Employees will be determined after any corrections that are required to meet the Average Deferral Percentage and Average Contribution Percentage tests are made. The Aggregate Limit will not be exceeded if either the Average Deferral Percentage or Average Contribution Percentage of the Highly Compensated Employees does not exceed 1.25 multiplied by the Average Deferral Percentage or Average Contribution Percentage (whichever is applicable) of the Nonhighly Compensated Employees.

            (e) If the Plan satisfies the requirements of Code sections 401(m), 401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfies the requirements of such sections only if aggregated with the Plan, the Plan Administrator will determine the Contribution Percentages of the Employees as if all such plans are a single plan. However, only plans with the same Plan Year may be aggregated in order to satisfy Code section 401(m). Notwithstanding the foregoing, if the Plan is Benefiting otherwise excludible Employees, then the Plan Administrator may treat the Plan as two separate Plans for purposes of Code sections 401(m) and 410(b): one Plan covers the otherwise excludible Employees; and the other Plan covers the other Employees Benefiting under the Plan.

     3.9    401(k) FEATURES IN PLANS COVERING COLLECTIVELY BARGAINED EMPLOYEES.

            (a) MANDATORY DISAGGREGATION. Notwithstanding any provision to the contrary herein, a Plan that includes a cash or deferred arrangement pursuant to Code section 401(k) in which both Employees who are members of a unit of Employees covered by a collective bargaining agreement (as described in section 1.410(b)-6(d)(2) of the federal income tax regulations) and Employees who are not included in such collective bargaining unit are Benefiting, shall be treated as two separate Plans for purposes of sections 3.7 and 3.8.

            (b) PLANS WITH MORE THAN ONE COLLECTIVE BARGAINING UNIT. Except as provided in section 3.9(c), if a Plan covers more than one collective bargaining unit, the Plan is treated as comprising a separate Plan for each such collective bargaining unit for purposes of sections 3.7 and 3.8.

            (c) COMBINING COLLECTIVE BARGAINING UNITS. Notwithstanding section 3.9(b), at the election of the Employer, two or more separate collective bargaining units can be treated as a single collective bargaining unit, provided, however, that the combination of units is determined on a reasonable and reasonably consistent basis from year to year.

ARTICLE 4 -- ACCOUNTS

     4.1 PLAN ACCOUNT. The Plan Administrator will credit to the separate Account maintained for each Participant all contributions allocated on behalf of such Participant as provided in Article 3. The Plan Administrator will separately account for any Employer Contributions (including contributions made because the Plan is Top-Heavy or Super Top-Heavy), Deductible Contributions, Voluntary After-Tax Contributions, Elective Salary Deferrals, Matching Contributions, Qualified Nonelective Contributions, Qualified Matching Contributions and Rollover Contributions, together with earnings thereon.

     4.2    VESTING.

            (a) A Participant's Account will be fully Vested when the Participant reaches Early Retirement Age (if elected by the Employer in the Adoption Agreement), Normal Retirement Age or, if earlier, the date on which the Participant dies or experiences a Disability, but only if the Participant is employed by the Employer on the date the Participant attains Early or Normal Retirement Age, dies, or the Disability commences.

            (b) The Participant will be fully Vested at all times in that part of her or his Account attributable to Deductible Contributions, Voluntary After-Tax Contributions, Elective Salary Deferral Contributions, Qualified Nonelective Contributions, Qualified Matching Contributions and Rollover Contributions.

            (c) If a Participant Terminates Service for any reason other than death or Disability before reaching Early Retirement Age, if applicable, or Normal Retirement Age, the Plan Administrator must determine the Vested percentage of the Participant's Account attributable to Employer Contributions (and, if applicable, Matching Contributions) according to the vesting schedule elected by the Employer in the Adoption Agreement.

            (d) The Plan Administrator must count all of an Employee's Years of Service, excluding only those service periods that the Employer has elected in the Adoption Agreement, to determine the extent to which a Participant is Vested in the portion of such Participant's Account attributable to Employer Contributions (and, if applicable, Matching Contributions), subject to the following rules:

                  (1) If a Participant incurs five consecutive Break in Service years, the Plan Administrator will disregard any Years of Service completed after the Break in Service to determine the Vested percentage of the Participant's Account attributable to Employer Contributions (and, if applicable, Matching Contributions) made before the Break in Service. Years of Service before and after the Break in Service shall, however, be counted to determine the Vested Percentage of the Participant's Account attributable to Employer Contributions (and, if applicable Matching Contributions) made after the Break in Service. The Vested pre-Break in Service Account and the post-Break in Service Account shall share in the earnings and losses of the Trust Fund in accordance with Article 5.

                  (2) If a Participant returns to employment with the Employer before incurring five consecutive Break in Service years, the Plan Administrator will count service completed before and after the Break in Service to determine the Vested percentage of the Participant's Account attributable to Employer Contributions and, if applicable, Matching Contributions accrued prior to the Break in Service.

                  (3) If the Participant is fully or partially Vested in the part of her or his Account attributable to Contributions made by the Employer before incurring five consecutive Break in Service years, the Plan Administrator must count all Years of Service completed before and after the Break in Service to determine the Vested percentage of the Participant's Account attributable to Employer Contributions (and, if applicable, Matching

Contributions) made after the Break in Service.

                  (4) If the Participant has no Vested interest in the part of the Participant's Account that is attributable to Contributions made by the Employer before the Participant incurs the greater of (A) 5 or more consecutive Break in Service years or (B) the number of Years of Service completed before the Break in Service, then the Plan Administrator will disregard any Years of Service completed before the Break in Service to determine the Vested percentage of the Participant's Account attributable to Employer Contributions (and, if applicable, Matching Contributions) made after the Break in Service.

                  (5) Years of Service and Breaks in Service shall be measured by the Plan Year.

            (e) If a Participant Terminates Service before becoming fully Vested in his or her Account, the Plan Administrator will direct the Trustee to transfer the nonvested part of the Participant's Account to a special holding account at the time the nonvested part is forfeited and reallocated as provided in Section 6.2(c). The Trustee will invest the special holding account as directed by the Plan Administrator.

            (f) Regardless of the extent to which a Participant's Account is vested, Matching Contributions shall be forfeited to the extent they relate to Excess Deferrals, Excess Contributions, Excess Aggregate Contributions, and refunds of excess annual additions attributable to Voluntary After-Tax Contributions or Elective Salary Deferrals pursuant to
Code section 415.

     4.3    LIMITATIONS ON ALLOCATIONS.

            (a) Definitions. The definitions below apply specifically to this section 4.3.

                  (1) Annual Additions.

                        (A) Refers to the sum of the following amounts credited to a Participant's Account for the limitation year:

                             (i)   Contributions the Employer makes;

                             (ii)  Contributions the Participant makes; and

                             (iii) Forfeitures.

                        (B) Amounts allocated to an individual medical account (as described in Code section 415(l)(2)), which is part of a pension or annuity plan maintained by the Employer, will be treated as annual additions to a defined contribution plan.

                        (C) Also, amounts derived from contributions paid or accrued that can be attributed to post-retirement medical benefits allocated to the separate account of a Key Employee (as described in Code section 419A(d)(3)) under a welfare benefit fund (as described in Code section 419(e)) maintained by the Employer will be treated as annual additions to a defined contribution plan.

                        (D) In addition, amounts allocated under a simplified employee pension plan maintained by the Employer and any excess amount applied under sections 4.3(b)(3) and 4.3(c)(3) in the limitation year to reduce Employer Contributions will be treated as annual additions to a defined contribution plan.

                  (2) Employer. The Employer and any Affiliated Employer, as modified by Code section 415(h).

                  (3) Compensation (Code section 415 safe harbor).

                        (A) A Participant's wages, salaries and fees for professional services, and other amounts received (whether or not paid in cash) for personal services actually rendered during employment with the Employer maintaining the Plan to the extent included in gross income. Under this definition, Compensation includes, but is not limited to, commissions paid salespersons, compensation for services based on a percentage of the profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in section 1.62-2(c) of the federal income tax regulations).

     The following amounts must not be treated as Compensation:

                              (i)   Employer contributions to a plan of
deferred compensation that are not included in the Employee's gross income for the taxable year in which they were contributed; Employer contributions under a simplified employee pension plan (as described by Code section 408(k)); or any distributions from a plan of deferred compensation.

                              (ii)  Amounts realized from the exercise of a
nonqualified stock option or from restricted stock (or property) held by the Employee that becomes freely transferable or no longer subject to a substantial risk of forfeiture.

                              (iii) Amounts realized from the sale, exchange
or other disposition of stock acquired from a qualified stock option.

                              (iv) Other amounts that received special tax
benefits, or Employer Contributions (whether or not from a salary reduction agreement) toward the purchase of an annuity contract described in Code section 403(b), whether the amounts can actually be excluded from the Employee's gross income.

                        (B) To apply the limitations of Section 4.3, Compensation for a limitation year is the Compensation actually paid or made available during that year.

                        (C) For any Self-Employed Person, Compensation means earned income.

                  (4) Defined benefit fraction. Fraction in which:

                        (A) The numerator is the sum of the Participant's projected annual benefits under all defined benefit plans (terminated or not) maintained by the Employer; and

                        (B) The denominator is the lesser of 125 percent of the dollar limit determined for the limitation year under Code sections 415(b) and (d), or 140 percent of the Participant's highest average compensation, including any adjustments under Code section 415(b).

      However, if:

                              (i) The Employee was a Participant on the first
day of the first
limitation year beginning after December 31, 1986 in one or more defined benefit plans existing on May 6, 1986 maintained by the Employer; and

                              (ii) The defined benefit plans individually
and in aggregate satisfied the requirements described in Code section 415 (in effect for all limitation years beginning before January 1, 1987); then, the denominator must be at least 125 percent of the sum of the annual benefits the Participant accrued under these plans at the close of the last limitation year beginning before January 1, 1987.

                  (5) Defined contribution fraction. Fraction in which:

                        (A) The numerator is the sum of the annual additions for the Participant under all defined contribution plans (terminated or not) maintained by the Employer for the current and all prior limitation years, including annual additions attributed to the Participant's Voluntary After-Tax Contributions to all defined benefit plans (terminated or not) maintained by the Employer; to all welfare benefit funds (as described in Code section 419(e)); and to individual medical accounts (as described in Code section 415(1)(2)) and simplified employee pensions maintained by the Employer; and

                        (B) The denominator is the sum of the maximum aggregate amounts for the current and all prior limitation years with the Employer, whether or not the Employer maintained a defined contribution plan. The maximum aggregate amount in any limitation year is the lesser of:

                              (i) 125 percent of the dollar limitation
determined under Code sections 415(b) and (d), in effect under Code section 415(c)(1)(A); or

                              (ii) 35 percent of the Participant's
Compensation for that year.

                        (C) If the Employee was a Participant at the end of the first day of the first limitation year beginning after December 31, 1986, in one or more defined contribution plans existing on May 6, 1986 and maintained by the Employer, and if the sum of the defined contribution fraction and the defined benefit fraction otherwise would exceed 1.0 under the Plan terms, the numerator will be adjusted.

     Under this adjustment, an amount equal to the product of the excess of the sum of the defined benefit and defined contribution fractions over 1.0 and the defined contribution denominator will be permanently subtracted from the numerator. The adjustment will be calculated using the fractions as if:

                              (i) They were  computed at the end of the last
limitation year beginning before January 1, 1987; and

                              (ii) There were no changes in the Plan terms
and conditions made after May 5, 1986;

     However, the calculation will be subject to the Code section 415 limitation that applies to the first limitation year beginning on or after January 1, 1987.

                        (D) The annual additions for any limitation year beginning before January 1, 1987 shall not be recomputed to treat as annual additions all Employee Contributions to the Plan and any other plan maintained by the Employer.

                  (6) Excess amount. Annual additions made for and/or by a Participant exceeding the maximum permissible amount for a limitation year.

                  (7) Highest average compensation. Average Compensation for the three consecutive Years of Service with the Employer that produce the highest average. For this purpose, a Year of Service means the calendar year.

                  (8) Limitation year. Unless otherwise specified in a resolution of the board of directors or other appropriate written authorization adopted by the Employer, the limitation year shall be the Plan Year. All qualified plans maintained by the Employer must use the same limitation year.

     If the limitation year is amended to a different period of 12 consecutive months, the new limitation year will begin on a date within the limitation year in which the amendment is made.

                  (9) Master or prototype plan. The Plan and any other plan that is the subject of a favorable opinion letter from the IRS concerning the form of the plan.

                  (10) Maximum permissible amount. Maximum amount of annual additions that the Employer may contribute or allocate to a Participant's Account for any limitation year shall not exceed the lesser of:

                        (A) $30,000 or if greater, one-fourth of the defined benefit dollar limitation under Code section 415(b)(1) as in effect for the limitation year; or

                        (B) 25 percent of the Participant's Compensation for the limitation year. This limitation will not apply to any contribution for medical benefits (as described in Code sections 401(h) or 419A(f)(2) usually treated as an annual addition under Code sections 415(1)(1) or 419A(d)(2).

     If a short limitation year is created by an amendment changing the limitation year to a different period of 12 consecutive months, the maximum permissible amount shall not exceed the following formula: Multiply the defined contribution dollar limitation (as determined under Code section 415(c)(1)(A)) by the number of months in the short limitation year and divide by 12.

                  (11) Projected annual benefit. Annual retirement benefit (adjusted to an actuarially equivalent Straight Life Annuity if that benefit is expressed in a form other than a Straight Life Annuity or a Qualified Joint and Survivor Annuity) to which a Participant would be entitled under the terms of the Plan, assuming:

                        (A) The Participant continues employment until Normal Retirement Age under the Plan (or current age, if later); and

                        (B) The Participant's Compensation for the current limitation year and all other relevant factors used to determine the Plan benefits will remain constant for all future limitation years.

            (b) Purpose. The allocations made to each Participant's Account will be subject to the limitations imposed by Code section 415, considering allocations made to, and benefits projected under, other plans maintained by the Employer, if any.

     These limitations supersede any other Plan provisions that otherwise might provide for an allocation causing the Code section 415 limitations to be exceeded.

                  (1) Annual additions. If the Participant does not participate and has never participated in another qualified defined contribution plan or welfare benefit fund (as described in Code section 419(e)) maintained by the Employer, or in an individual medical account (as described in Code section 415(l)(2)) or simplified employee pension plan, as defined in Code section 408(k) maintained by the Employer, that provides an annual addition, the annual additions for the Participant for any limitation year must not exceed the lesser of:

                        (A) The maximum permissible amount based on the Participant's Compensation up to the allocation date, reduced by the sum of any annual additions allocated to the Participant under the Plan as of any preceding allocation date within the limitation year; or

                        (B) Any other limitation contained in the Plan.

     If the Employer Contributions that otherwise would be contributed or allocated to a Participant's Account would cause the annual additions for the limitation year to exceed the maximum permissible amount, the Plan Administrator must reduce allocations or Contributions so that annual additions equal the maximum permissible amount.

                  (2) Compensation. Before determining the Participant's actual Compensation for the limitation year, the Plan Administrator may determine the maximum permissible amount for a Participant based on a reasonable estimate of the Participant's Compensation for the limitation year, uniformly determined for all Participants in similar situations.

     However, as soon as administratively feasible after the limitation year ends, the Plan Administrator must determine the maximum permissible amount based on the Participant's actual Compensation for the limitation year.

                  (3) Excess amount. If, pursuant to Section 4.3(b)(2), there is an excess amount, this excess amount will be disposed of in the following order:

                        (A) If the Participant made Voluntary After-Tax Contributions, the excess amount must be returned to the Participant.

                        (B) If the Participant is covered by the Plan at the end of the limitation year, the excess amount must be used to reduce Employer Contributions (including allocations of any Forfeitures) that otherwise would be made for the Participant in the next limitation year (and in each succeeding limitation year, if necessary).

                        (C) If the Participant is not covered by the Plan at the end of the limitation year, the Plan Administrator must hold the excess amount unallocated in a suspense account. This account must be applied to reduce future Employer Contributions (including allocations of any Forfeitures) for all remaining Participants in the next limitation year (and in each succeeding limitation year, if necessary).

                              (i) The Plan Administrator must not allocate
investment gains and losses to the suspense account. If a suspense account exists at any time during a particular limitation year, all amounts in the account must be allocated and reallocated to the Participants' Accounts before any Employer Contributions are made to the Plan for that limitation year.

                              (ii) Excess amounts must not be distributed to
Participants or former Participants.

                        (D) Special Rule for Excess Annual Additions: If the Participant made Elective Salary Deferrals, then to the extent necessary to reduce an excess amount in a Participant's Account, the Plan Administrator may distribute the Participant's Elective Salary Deferrals and any gains attributable to such Elective Salary Deferrals to the Participant. The Plan Administrator shall not take any returned Elective Salary Deferral Contributions into account in calculating (i) the Participant's Deferral Percentage or Contribution Percentage for the Plan Year, (ii) whether the Participant has Excess Deferrals or (iii) whether the Participant has exceeded the limit in Code section 402(g), as adjusted.

            (c) Coverage under master or prototype plan.

                  (1) Application. This paragraph applies if, in addition to the Plan, the Participant is covered under another qualified master or prototype plan that is a defined contribution plan or welfare benefit fund (as described in Code section 419(e)), or an individual medical account (as described in Code section 415(1)(2)) that is maintained by the Employer or a simplified employee pension maintained by the Employer, that provides annual additions during any limitation year.

                        (A) The annual additions for a limitation year for any Participant must not exceed the maximum permissible amount reduced by the annual additions for the Participant under the other qualified master and prototype defined contribution plans, welfare benefit funds, individual medical accounts and simplified employee pensions for that limitation year.

                        (B) If the annual additions for the Participant under other qualified master and prototype defined contribution plans, welfare benefit funds, individual medical accounts and simplified employee pensions maintained by the Employer are less than the maximum permissible amounts, and the Employer Contributions that otherwise would be contributed or allocated to a Participant's Account under this Plan would cause the annual additions for the limitation year to exceed this limitation, the amount contributed or allocated must be reduced so the annual additions under all such plans and funds for the limitation year will equal the maximum permissible amount.

                        (C) If the annual additions for the Participant under all other qualified master and prototype defined contribution plans, welfare benefit funds, individual medical accounts and simplified employee pensions when aggregated are equal to or greater than the maximum permissible amount, no allocations or contributions shall be made to a Participant's Account under this Plan for that limitation year.

                  (2) Determination. Before determining the Participant's actual Compensation for the limitation year, the Plan Administrator may determine the maximum permissible amount for a Participant, as described in Plan section 4.3(b)(2) above. As soon as administratively feasible after the limitation year ends, the Plan Administrator must determine the maximum permissible amount for the limitation year based on the Participant's actual Compensation for the limitation year.

                  (3) Excess Amount. If a Participant's annual additions under the Plan and all other plans described in paragraph (1) above would result in an excess amount for a limitation year, the excess amount will consist of the annual additions last allocated. However, any annual additions attributable to a simplified employee pension will be deemed to have been allocated first, followed by annual additions to a welfare benefit fund or an individual medical account, regardless of the actual allocation date.

     Please note: If an excess amount is allocated for a Participant when an allocation date of the Plan coincides with an allocation date of another plan, the excess amount attributed to the Plan will be the product of the total excess amount allocated for the Participant as of that date, multiplied by the ratio of
(A) the annual additions allocated for the Participant for the limitation year as of that date under the plan to (B) the total annual additions allocated to a Participant for the limitation year as of that date under this and all other qualified master or prototype plans that are defined contribution plans.

     Any excess amount attributed to the Plan must be disposed of in the manner described in section 4.3(b).

                  (d) Coverage under other qualified plans.

                        (1) If the Participant is covered under another qualified defined contribution plan maintained by the Employer that is not a master or prototype plan, annual additions for the Participant under the Plan for any limitation year will be limited according to subsection (c) above as if the other plan were a master or prototype plan, unless the Employer describes in the Non-Standardized Adoption Agreement the method used by the plans:

                              (A) To limit total annual additions to the maximum
permissible amount, and

                              (B) To properly reduce any excess amounts in a
manner that precludes Employer discretion.

                        (2) If the Employer maintains, or has at any time maintained, a qualified defined benefit plan covering any Participant in the Plan, the sum of the Participant's defined benefit plan fraction and defined contribution plan fraction must not exceed 1.0 in any limitation year.

                              (A) If the Employer Contributions during that
limitation year would
cause the 1.0 limit to be exceeded, the allocation must be reduced so that the sum equals 1.0.

                              (B) The annual additions that may be credited
to the Participant's Account under the Plan for any limitation year must be limited as specified in the Non-Standardized Adoption Agreement.

ARTICLE 5 -- INVESTMENTS

     5.1    INVESTMENT AUTHORITY.

            (a) Directing Party. The person designated in the Plan Service Agreement as having investment authority will direct the investment of all assets in the Trust Fund according to procedures agreed to by the Plan Administrator and the Trustee except to the extent that:

                  (1) The Participant exercises Limited Discretion, in which case the Participant shall provide the Plan Administrator with written instructions as to the investment of the Participant's Account among:

                        (A) the Authorized Funds designated by the Employer,

                        (B) the Managed Accounts maintained at CSTC or the Broker that are invested and reinvested at the direction of the Plan Administrator or a duly appointed Investment Manager,

                        (C) a combination of the investment options described in subparagraphs (A) and (B), or

                        (D) the options provided in subparagraphs (A) or (C) plus any investment company registered under the Investment Company Act of 1940, as amended, which previously was an Authorized Fund designated by the Employer as an investment option, but which is no longer offered as an Authorized Fund.

                  (2) The Employer authorizes Participants to exercise Full Discretion, in which case the Participant shall instruct the Broker as to the investment of assets held by CSTC or the Broker in the Participant's Account in securities that are publicly traded on a national securities exchange, shares or units issued by an investment company registered under the Investment Company Act of 1940, as amended, and obligations issued or guaranteed by the U.S. Government, its agencies and instrumentalities.

                  (3) The Plan Administrator or duly appointed Investment Manager shall direct the investment and reinvestment of any part of the Trust Fund not subject to the Limited Discretion or Full Discretion of the Participants.

                  (4) The Plan Administrator has delegated responsibility for managing all or part of the assets of the Trust Fund for the benefit of all Participants to a duly appointed Investment Manager, in which case the Investment Manager shall direct the investment and reinvestment of such designated portion of the Trust Fund. The Plan Administrator shall direct the investment and reinvestment of any part of the Trust Fund for which responsibility has not been delegated to an Investment Manager or as provided in paragraphs (1) through (3).

            (b) Limitation of Liability if the Participant exercises Limited Discretion or Full Discretion. If and to the extent the Participant exercises Limited Discretion or Full Discretion as provided in paragraphs (a)(1) and
(a)(2) above, such Participant's investment directions shall be complied with according to the following rules:

            Consistent with ERISA section 404(c), if the Participant exercises investment discretion, each Participant shall have full authority and responsibility to direct the investment and reinvestment of the Participant's Account among the available investment options. Except as otherwise provided by
ERISA:

                  (1) the Participant shall not be deemed a fiduciary of the Plan or the Trust Fund solely because the Participant exercises control over the assets of the Participant's Account (except with respect to voting of proxies and tendering of shares); and

                  (2) neither the Employer, the Plan Administrator, the Broker, the Custodian, nor the Trustee shall be liable for any loss, or for any breach, that results from a Participant's exercising control over such Participant's Account.

            (c) Assets in Trustee's Custody. The Plan Administrator shall direct the Trustee as to the management and disposition of any Unique Assets and assets that are temporarily awaiting investment or distribution.

            (d) Directions to Trustee. The Plan Administrator shall transmit the investment directions of the Participants exercising Limited Discretion to the Recordkeeper. The Recordkeeper shall instruct the Trustee to invest and reinvest assets held under the Trust by the Trustee based on such directions.

            (e) Form of Investment Direction. It is contemplated that all investment directions, instructions or notices will be in writing or, if permitted by the Plan Administrator and acceptable to the Trustee, by facsimile, telex, telegram, telephone or any form of electronic communication.

     5.2    PERMITTED INVESTMENTS.

            (a) General Rule. Subject to the limitations set forth in paragraph
(b) below and imposed by the Investment Authorization, and any restrictions imposed by the Employer, authorized investments will include, but shall not be limited to:

                  (1) Publicly traded securities, including Employer Securities;

                  (2) Listed covered options;

                  (3) Mutual funds;

                  (4) Money market instruments;

                  (5) Bank and savings and loan accounts;

                  (6) Certificates of deposit;

                  (7) A loan to a Participant;

                  (8) Common or collective investment funds; and

                  (9) Other investments the Trustee makes available through its regular course of business.

            (b) Limitations. Without direction by the person described in section 5.1(a) above, the Trustee shall have no discretionary investment authority. The Trustee shall not cause a transaction to be executed on the Participant's behalf unless the Participant's Account holds enough assets to pay the purchase price.

      All transactions directed by the person with investment authority will be subject to:

                  (1) Applicable rules, regulations, customs, and usages of the exchange, market, or clearinghouse where the transaction will be executed;

                  (2) Applicable federal and state laws and regulations;

                  (3) The internal policies of CSTC, Schwab or, if the Plan Administrator specifically directs use of another Broker, the policies of such other Broker; and

                  (4) Any rules established by the Plan Administrator from time to time including, by way of example, limitations on the frequency of transactions or diversification requirements.

     5.3 PLAN LOANS. A Participant may obtain a loan from the Plan if the Employer elects the authorizing language in the Adoption Agreement and the loan program satisfies the following conditions:

                  (a) A Participant must request a loan on a form filed with the Plan Administrator or the Recordkeeper. The Plan Administrator will decide whether to grant the request based on objective written criteria furnished to Participants. The Plan Administrator will forward an approved request to the Recordkeeper, who will instruct the Trustee to comply with the terms as soon as administratively possible.

                  (b) The Participant must execute a promissory note. The note will be secured by the Vested part of the Participant's Account, excluding the portion of the Account attributable to Deductible Contributions, if any, but not more than 50% of that amount (determined as of the last day of the month before the Trustee makes the loan) may be used to secure the outstanding balance of all loans to the Participant under any plan maintained by the Employer or any Affiliated Employer. Payment must be amortized in level payments of principal and interest, made not less frequently than quarterly, over a period not extending over five years. However, if elected in the Adoption Agreement, the repayment period for a loan used to purchase the Participant's primary residence can be up to thirty years. The term of a loan may be extended only in accordance with section 5.3(j).

                  (c) Unless otherwise elected in the Adoption Agreement, the Participant must repay the loan through periodic payroll deductions or by check if the Participant is on a leave of absence or is transferred to an Affiliated Employer that does not sponsor the Plan. If elected in the Adoption Agreement, the Employer may authorize any repayment program, including one that is done through payroll deductions. The Trustee will invest principal and interest payments on the loan in accordance with the investment directions provided with respect to the investment of such payments.

                  (d) The Participant's spouse must consent to a loan to the extent it is funded or secured with assets that are subject to the Survivor Annuity Rules. The spouse's consent must be obtained within the 90-day period ending on the date the loan is made. The procedures for obtaining the consent must be similar to those required for a Qualified Election. The spouse must furnish a new consent if the Participant's Account is used to renegotiate, extend, renew or otherwise revise the loan. The spouse's consent will be binding on the consenting spouse and any subsequent spouse with respect to the loan.

                  (e) The Plan Administrator must make loans available to all Participants on a reasonably equivalent basis (what basis may take into account the different security risks presented by particular loan requests), and must not make loans more available or in a greater amount to Highly Compensated Employees than to other Employees.

                  (f) Unless the Employer elects otherwise in the Adoption Agreement, the Plan Administrator will not approve a request for a loan that is for less than $l,000.

                  (g) The Plan Administrator must deny a request for a loan amount that, when added to the outstanding balance of all other loans to the Participant, will total more than the lesser of (1) or (2):

                        (1) $50,000 reduced by the excess (if any) of the highest outstanding balance of loans to the Participant from the Plan during the one-year period ending the day before the new loan request would be made, if approved, over the outstanding balance of loans to the Participant on the date the loan would be made, if approved.

                        (2) 50 percent of the Vested part of the Participant's Account excluding the part of the Account attributable to Deductible Contributions, if any.

     The Plan Administrator will aggregate all loans to the Participant from all plans of any Affiliated Employer to determine the limits.

     If elected in the Adoption Agreement, the maximum loan amount may be less than the dollar amount set forth in (1) above and the percentage amount expressed in (2) above.

                  (h) The loan must bear interest at an effective annual percentage equivalent to the prevailing rate then being charged by institutional lenders for similar loans at the time the loan is made.

                  (i) The assets or contribution sources available for a loan will be specified by the Employer in the Adoption Agreement. The Plan Administrator will treat the loan as an earmarked investment of the Participant's Account for recordkeeping purposes.

                  (j) The Trustee will treat a loan as in default only if instructed by the Plan Administrator that a scheduled payment has not been made when due. However, the Plan Administrator may allow a grace period not extending beyond the period described in federal income tax regulations promulgated under Code section 72(p). In addition, the Plan Administrator may approve an extension of the term of any loan for a period not to exceed 12 months for a Participant on a qualifying leave of absence as described in federal income tax regulations promulgated under Code section 72(p); provided, however, that the extension shall not cause the term of the loan to exceed the five year period described in paragraph (b). In the event a loan is in default, foreclosure on the note and attachment of the security will not occur until a distributable event occurs pursuant to the Plan. The Participant will have a continuing obligation to make payments required under the terms of the promissory note, notwithstanding any action taken by the Plan Administrator or the Trustee.

                  (k) If the Plan Administrator obtains a valid spousal consent to the loan, the part of the Participant's Account used as security for the loan will not be taken into account to determine the amount payable at the time of death or distribution if the loan is paid by offsetting the outstanding balance at such time.

                  (l) The Plan Administrator will not approve a loan request made by a Shareholder-Employee or an Owner-Employee or a family member of such employee as described in Code section 267(c)(4).

                  (m) If elected in the Adoption Agreement, the Plan Administrator will charge costs and expenses incurred in setting up and administering the loan to a Participant to the Participant's Account or directly to the Participant.

     No loans to a Participant may exceed the present value of the Participant's Vested Account balance determined after excluding the part of the Account attributable to Deductible Contributions, if any.

     5.4 UNINVESTED CASH. The Trustee will hold all cash not currently invested (as described in Section 5.1 above) and cash held pending distribution in a non-interest bearing account.

     5.5 EARNINGS. If the Employer has authorized Directed Accounts, the Plan Administrator will credit each Participant's Account with the earnings, gains and losses attributable to the assets in the Participant's Account. If the Employer has not authorized Directed Accounts, the Plan Administrator will allocate earnings to the Account of each Participant as of each Valuation Date based on the Participant's Account balance as of the immediately preceding Valuation Date relative to the Account balances of all Participants as of the immediately preceding Valuation Date.

     5.6 USE OF AFFILIATES. The Trustee may contract or make other arrangements with The Charles Schwab Corporation, the Broker, their affiliates and subsidiaries, successors and assigns and any other organizations affiliated with or subsidiaries of the Trustee or related entities, for the provision of services to the Plan, except where such arrangements are prohibited by law or regulation. The Trustee may place securities orders, settle securities trades, hold securities in custody and perform related activities on behalf of the Trust Fund or any Account through or by the Broker/Dealer unless the Plan Administrator specifically instructs otherwise in a writing filed with the Trustee. Trades and related activities effected by the Broker are subject to fees and commissions established by the Broker, which may be paid from the Trust Fund or netted from the proceeds of trades. Trades will not be executed through the Broker or any services performed by any affiliate of the Trustee unless the Plan Administrator has received appropriate disclosure concerning the relationship of the affiliate to the Trustee, and the fees and commissions which may be paid to the Trustee or any affiliate or subsidiary as a result of using the affiliate to execute trades or to perform other services.

     5.7 SPECIAL HOLDING ACCOUNT. If the Participant is authorized to direct investment of his or her Account, the Plan Administrator must direct the Trustee as to the investment of any special holding account established to record assets previously allocated to the Account of a Participant who terminated employment before becoming fully Vested as provided in Section 4.2(e). The Trustee will invest the assets in a special holding account as directed by the Plan Administrator.

     5.8    VALUATION.

            (a) Date. Assets of the Trust Fund shall be valued as of each Valuation Date at their fair market value.

            (b) Participant Accounts. The Plan Administrator (or its delegate) shall maintain a separate and distinct record of all income and losses of the Trust Fund attributable to each Participant's Account and any subaccounts that are maintained within such Account. For purposes of this section, the income or loss of the Trust Fund shall include any unrealized increase or decrease in the fair market value of the assets of the Trust Fund as determined by the Trustee under the terms of the Trust.

                  (1) If the Employer has not authorized Directed Accounts, as of each Valuation Date the Plan Administrator (or its delegate) shall allocate the net income or net loss to each Account in the ratio that the balance of each such Account determined as of the previous Valuation Date bears to all such Accounts determined as of the previous Valuation Date after adjusting for withdrawals, distributions and additions.

                  (2) If the Employer has authorized Directed Accounts, each Participant's Account shall be credited with the gains or losses attributable to the investments made in such Account over the relevant period as of each Valuation Date.

     5.9 ACCOUNTINGS. The Trustee and the Custodian, if any, shall maintain adequate records with respect to any assets of the Trust Fund in their custody. As soon as practicable after the end of each calendar month and within sixty
(60) days following the effective date of the Trustee's or the Custodian's resignation or removal or the termination of the Plan, the Trustee or the Custodian, or both shall file with the Plan Administrator a written report reflecting transactions with respect to assets in the Trustee's and the Custodian's custody, as applicable, during the period covered by the report and the fair market value of such assets. Unless the Plan Administrator files a written statement of exceptions or objections to the report with the Trustee or the Custodian within sixty (60) days after the Trustee or the Custodian, if any, mails the report, the Plan Administrator shall be deemed to have approved such report and the Trustee, or the Custodian, or both, shall be released from all liability to anyone (including any Participant, Beneficiary or alternate payee) with respect to matters set forth in the report.

ARTICLE 6 -- DISTRIBUTIONS

     6.1 DETERMINATION OF SPOUSE. As used to identify "spouse" or "surviving spouse" in Article 6, the Participant's former spouse rather than the present spouse will be treated as the spouse or surviving spouse according to the terms of a Qualified Domestic Relations Order.

     6.2 LIFETIME BENEFITS. The Vested part of a Participant's Account will be available for distribution to the Participant when the Participant retires at Normal (or Early) Retirement Age, dies, and, if elected in the Adoption Agreement, attains age 59-1/2 or Terminates Service.

            (a) Automatic Cash-Out. If the value of the Vested part of the Participant's Account (excluding Deductible Contributions within the meaning of Code section 72(o)(5)(B)) does not exceed $3,500, then, if elected by the Employer in the Adoption Agreement, as soon as practicable after the Participant Terminates Service, the Plan Administrator will direct the Trustee to pay the Participant a single distribution that equals the value of the entire Vested Account balance.

                  (1) The Plan Administrator must direct the Trustee to apply the nonvested part that is forfeited by the Participant in accordance with the Employer's election in the Adoption Agreement.

     If the value of the Vested part of the Participant's Account is zero when the Participant Terminates Service, the Participant will be deemed to have received a distribution of the Vested part of her or his Account.

                  (2) A distribution pursuant to paragraph 6.2(a) may be made as soon as administratively feasible after the Participant Terminates Service. This distribution shall not require the Participant's or the spouse's consent.

     The provisions of this paragraph (a) will apply to a Participant who is Vested at the time of death or distribution in amounts attributable to Contributions made by the Employer or the Employee or both.

            (b) Voluntary Distributions. If the value of the Vested part of the Participant's Account (excluding Deductible Contributions within the meaning of Code section 72(o)(5)(B)) exceeds $3,500 (or at the time of any other distribution, exceeded $3,500), then distribution after the Participant Terminates Service will require the consent of the Participant.

     If payment in the form of a Qualified Joint and Survivor Annuity is required with respect to the Participant as described in Section 6.3, then the consent of the Participant and the Participant's spouse (or the survivor of either) must be obtained before any distribution if:

                  (1) The Participant Terminates Service before attaining the later of Normal Retirement Age or age 62; or

                  (2) The Plan is terminated at a time the Plan is subject to the Survivor Annuity Rules and the Participant has not attained age 65.

                        (A) The foregoing consent must be obtained within the applicable Election Period and following receipt by the Participant and the Participant's spouse, if any, of a written notice of the Participant's right to defer payment of benefits until the Participant's Account is no longer immediately distributable, an explanation of the relative values of the optional forms of benefits available and the material features of the different benefit forms.

                        (B) The Plan Administrator will provide the notice within the Applicable Notice Period.

                        (C) Only the Participant must consent to a distribution in the form of a Qualified Joint and Survivor Annuity while the Account balance is immediately distributable.

     Neither the consent of the Participant nor the Participant's spouse will be required if a distribution must be made to satisfy Code sections 401(a)(9) or 415 or if the Participant has reached age 65 and receives the Required Annuity.

            (c) Distribution After Termination. The Plan Administrator must promptly notify the Trustee when a Participant Terminates Service.

                  (1) If the Participant requests a distribution, as required in subsection (b) above, or receives an automatic cash-out, as described in subsection (a) above, the Plan Administrator must direct the Trustee to pay the Vested part of the Participant's Account, according to the rules on form and timing described in Article 6.

                        (A) If the Participant's Account is not fully Vested at the time the Participant receives a distribution, the nonvested part of the Participant's Account shall be treated as a Forfeiture.

                        (B) The Trustee will hold Forfeitures and earnings in a special holding account pending allocation to the remaining Participants. As soon as practicable after the Forfeiture occurs, the Plan Administrator must direct the Trustee to apply the Forfeiture, adjusted for earnings, in accordance with the Employer's election in the Adoption Agreement. Reallocation of the forfeited amounts must occur by the end of the Plan Year in which the distribution occurs.

                        (C) If the Employee elects to have less than the entire Vested part of the Account derived from Employer Contributions distributed, the part of the nonvested portion that will be treated as a Forfeiture is the total nonvested part multiplied by a fraction in which:

                              (i) The numerator is the amount of the
distribution attributable to Contributions made by the Employer; and

                              (ii) The denominator is the total value of the
Vested part of the Participant's Account attributable to Contributions made by the Employer.

                  (2) If the Participant Terminates Service before becoming fully Vested in her or his Account but does not request a distribution, the nonvested part of the Participant's Account shall be treated as a Forfeiture as of the last day of the Plan Year in which the Participant incurs five consecutive Breaks in Service (five Break in Service periods if the Employer has elected Elapsed Time for vesting purposes in the Adoption Agreement) or, if earlier, the date the Participant receives a distribution of the Vested balance of the Account. The Forfeiture shall be applied in accordance with the Employer's election in the Adoption Agreement.

                  (3) If a Participant who has received a distribution under subsection (a) or subsection (c)(1) above is reemployed by the Employer as an Employee, the forfeited amount shall be restored to the Employee's Account if the Employee repays the full amount of the distribution attributable to Contributions made by the Employer before:

                        (A) Five years after the Participant is reemployed by the Employer; or

                        (B) By the date on which the Participant has five consecutive breaks in service after the distribution, whichever is earlier.

     The Plan Administrator must direct the Trustee to restore the forfeited amount from assets attributable to Forfeitures in the special holding account, or, if these assets are insufficient to restore the required Forfeitures, then from an additional contribution made by the Employer. The special holding account cannot hold Forfeitures beyond the end of the Plan Year. Forfeited amounts must then be applied in accordance with the Employer's election in the Adoption Agreement.

            (d) Timing. Subject to the consent requirements stated in subsection
(b) above, unless the Participant elects otherwise, the Plan Administrator must direct the Trustee to begin distribution of the Participant's Account no more than 60 days after the close of the Plan Year in which the later of the following events occurs:

                  (1) The Participant reaches the earlier of age 65 or Normal Retirement Age;

                  (2) The 10th anniversary of the Plan Year in which the Participant commenced participation in the Plan; or

                  (3) The Participant Terminates Service.

     However, the Plan Administrator must direct the Trustee to begin distribution no later than the Participant's Required Beginning Date. Notwithstanding any other provision in Article 6, the Plan Administrator will treat any Participant (and Participant's spouse, to the extent required) who fails to request a distribution at a time when the Participant's benefits could be distributed as having made a decision to defer commencement of payment of his or her benefits.

            (e) Periodic Distributions. If the Participant's Account is distributed as an Annuity Contract, the Plan Administrator must direct the Trustee to purchase a contract that complies with the requirements of the Plan, including the minimum distribution requirements determined under subsection (f) below.

     If the Participant's Account is distributed in installment payments, the Plan Administrator must direct the Trustee as to when to make each distribution and the amount of each distribution taking into Account the rules in subsection
(f) below.

            (f) Minimum distribution. Subject to section 6.3 below, this section 6.2(f) shall apply to any distributions to Participants, and takes precedence over any inconsistent Plan provisions. All distributions required under Article 6 will be determined and made in accordance with the proposed regulations under Code section 401(a)(9), including the minimum distribution incidental benefit requirement of proposed federal income tax regulation section 1.401(a)(9)-2.

     If a Participant's benefit is distributed over a period not exceeding:

                  (1) The Participant's life expectancy;

                  (2) The joint life and last survivor expectancy of the Participant and her or his designated Beneficiary; or

                  (3) The life expectancy of the Participant's designated Beneficiary, the amount required to be distributed for each year, starting with the Participant's first Distribution Calendar Year, shall not be less than the quotient obtained by dividing the Participant's Account by the Applicable Life Expectancy. If elected by the Employer in the Adoption Agreement, the amount to be distributed each year shall be equal to the Participant's Vested Account balance in the Plan, determined as of the last Valuation Date in the Plan Year preceding the calendar year in which the Participant attained age 70-1/2.

     The amount required to be distributed for each year, starting with the first Distribution Calendar Year, shall not be less than the quotient obtained by dividing the Participant's Vested Account by the lesser of:

                  (1) The applicable life expectancy; or

                  (2) If the Participant's spouse is not the designated Beneficiary, the applicable divisor determined from the table in Q&A-4 of proposed federal income tax regulation section 1.401(a)(9)-2.

     Distributions after the Participant's death will be calculated using the applicable life expectancy as the divisor, without regard to proposed federal income tax regulation section 1.401(a)(9)-2.

                  (1) The minimum distribution required for the Participant's first Distribution Calendar Year will be made on or before the Participant's Required Beginning Date.

     The minimum distribution for other calendar years, including the minimum distribution for the Distribution Calendar Year in which the Participant's Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

                  (2) Distributions under an Annuity Contract must be made as required by Code section 401(a)(9) and proposed Treasury Regulations, as applicable, and the terms of the Plan.

            (g) Account value. The Plan Administrator will determine the value of a Participant's Account as of the Valuation Date immediately preceding or coinciding with a distribution increased by the amount of any Contributions or Forfeitures allocated to the Account as of dates in the valuation calendar year after the Valuation Date, and decreased by distributions made in the valuation calendar year after the Valuation Date. However, if any portion of the minimum distribution for the Participant's first Distribution Calendar Year is made in the second Distribution Calendar Year on or before the Participant's Required Beginning Date, the amount of such initial minimum distribution shall be treated as if it had been made in the immediately preceding Distribution Calendar Year.

            (h) Distribution Before Termination. No Forfeiture will occur solely as a result of a Participant's withdrawal of employee Contributions (whether Voluntary After-Tax Contributions or Deductible Contributions).

     6.3    DISTRIBUTIONS SUBJECT TO SURVIVOR ANNUITY RULES.

            (a) This Section 6.3 applies to each Employee credited with at least one Hour of Service with the Employer on or after August 24, 1984, if:

                  (1) The Plan as adopted by the Employer is an amendment of a plan the assets of which are subject to the Survivor Annuity Rules; or

                  (2) The Plan is a transferee plan with respect to the assets being distributed as described in Section 6.6.

            (b) Distributions to married Participants.

                  (1) If a Participant:

                        (A) Dies prior to her or his Annuity Starting Date;

                        (B) Is survived by a spouse; and

                        (C) Does not make a Qualified Election within the Election Period, the Plan Administrator must direct the Trustee to purchase a nontransferable Annuity Contract providing for payments as a Qualified Preretirement Survivor Annuity with the assets in the Participant's Account.

                  (2) If the Participant is alive on the Participant's Annuity Starting Date and does not make a Qualified Election within the Election Period, the Plan Administrator must direct the Trustee to purchase a nontransferable Annuity Contract providing for payments as a Qualified Joint and Survivor Annuity with the assets in the Participant's Account.

     The Participant must designate on the form provided by the Plan Administrator the amount of the survivor annuity, expressed as a percentage of the amount payable during the joint life of the Participant and her or his spouse.

     The Participant may elect to have the annuity distributed as of the earliest date on which the Participant could elect to receive retirement benefits.

                  (3) If the Plan Administrator determines that the Participant made a Qualified Election, the Plan Administrator must direct the Trustee to distribute the Participant's Account according to the Participant's election, as described in subsection (e) below.

            (c) Unmarried Participants. If the Participant is unmarried on the Participant's Annuity Starting Date (or certifies that her or his spouse cannot be located) and does not make a Qualified Election within the Election Period, the Plan Administrator must direct the Trustee to purchase a nontransferable Annuity Contract providing payments over the Participant's life with the assets in the Participant's Account.

     If the Plan Administrator determines that the Participant made a Qualified Election within the Election Period

(or dies prior to the Participant's Annuity Starting Date), the Plan Administrator must direct the Trustee to distribute the Participant's Account according to the Participant's election, as described in subsection (e) below.

            (d) Explanation. Within the Applicable Notice Period, the Plan Administrator must provide each Participant with a written explanation of the terms, conditions, and requirements concerning:

                  (1) The applicable Required Annuities;

                  (2) The Participant's right to elect to waive the Required Annuities, and the effects of such election;

                  (3) The spousal consent requirement for a waiver of the Required Annuities; and

                  (4) The right to revoke a waiver of Required Annuities, and the effects of such revocation.

            (e) Optional form of benefits. If the Participant makes a Qualified Election within the Election Period, the Plan Administrator will direct the Trustee to distribute the Participant's Account to the Participant in one of the following optional forms, if selected by the Employer in the Adoption Agreement:

                  (1) A single sum; or

                  (2) In installments over a specified period that satisfies the requirements of subsection (f) below.

            (f) Payment term. Any distribution other than a single sum will be made over one of the following periods:

                  (1) The life of the Participant;

                  (2) The life of the Participant and the Participant's designated Beneficiary;

                  (3) A specified period that does not exceed the life expectancy of the Participant; or

                  (4) A specified period that does not exceed the joint life and last survivor expectancy of the Participant and the Participant's designated Beneficiary.

     6.4 DISTRIBUTIONS EXEMPT FROM SURVIVOR ANNUITY RULES. This section applies to distributions of assets made under the Plan if:

            (a) The Plan is adopted without offering an annuity form of benefit;

            (b) The Plan is not an amendment or restatement of any plan the assets of which are subject to the Survivor Annuity Rules;

            (c) The Plan is not holding the assets as a transferee plan as described in Section 6.6; and

            (d) At the Participant's death, the entire Vested amount in the Participant's Account must be paid to the Participant's spouse unless:

                  (1) There is no surviving spouse; or

                  (2) The spouse has consented in a manner that would meet the requirements for a Qualified Election for a Qualified Preretirement Survivor Annuity to a different Beneficiary designation. A Participant can revoke the designation at any time, but the designation of the new Beneficiary, and waiver of the spousal death benefit, shall not be effective unless the spouse consents.

     If these requirements are met, distributions under this section will be made in one of the alternative forms described in Section 6.3(e) selected by the Employer in the Adoption Agreement, as elected by the Participant.

     6.5    BENEFIT DISTRIBUTION AFTER DEATH.

            (a) Timing. If a Participant dies before the Participant's Account is distributed, the Plan Administrator must direct the Trustee to distribute the entire remaining benefit to the Participant's Beneficiary as follows:

                  (1) If the Participant dies after distribution is required to begin, the remainder of the Participant's benefits will continue to be distributed at least as rapidly as under the method being used before the Participant's death. The Beneficiary may elect a faster distribution rate.

                  (2) If the Participant dies before distribution is required to begin, the Participant's entire Account must be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death, unless a designated Beneficiary makes an election to receive distributions as specified in subsections (A) or (B) below.

                        (A) If any part of the Participant's benefits are payable to a designated Beneficiary, and the Beneficiary elects to have distributions begin on or before December 31 of the calendar year immediately following the calendar year in which the Participant dies, then, if elected by the Employer in the Adoption Agreement, distributions may be made over the life, or a specified period not exceeding the life expectancy, of the designated Beneficiary.

                        (B) If the designated Beneficiary is the Participant's surviving spouse, distributions may be made as described in subsection (A), but need not begin before the later of:

                              (i) December 31 of the calendar year immediately
following the calendar year in which the Participant dies; or

                              (ii) December 31 of the calendar year in which
the Participant would have reached age 70-1/2.

                        (C) The Participant's designated Beneficiary must elect a distribution method no later than:

                              (i) December 31 of the calendar year in which
distributions would be required to begin, according to paragraph (2); or

                              (ii) December 31 of the calendar year containing
the fifth anniversary of the Participant's death, whichever is earlier.

     If the Participant does not have a designated Beneficiary, or if the designated Beneficiary does not elect a distribution method, the Plan Administrator must direct the Trustee to distribute the Participant's entire benefit no later than the date described in subsection (ii) above.

                  (3) If the surviving spouse dies after the Participant but before payments to the spouse begin, the provisions of paragraph (2), excluding subparagraphs (B) and (C) apply as if the surviving spouse were the Participant.

                  (4) An amount paid to a Participant's child is treated as if paid to the surviving spouse, if that amount becomes payable to the surviving spouse when the child reaches the age of majority.

            (b) Beginning date. For Section 6.5, distribution of a Participant's benefits will be considered to begin on the Participant's Required Beginning Date (or, if subsection (a)(3) applies, on the date required for beginning distributions to the surviving spouse), as described in paragraph (1) above.

     If distribution to a Participant in the form of an annuity irrevocably begins before the Required Beginning Date, distribution will be considered to begin on the date distribution actually starts.

     6.6 TRANSFER OF ASSETS FROM ANOTHER PLAN. If a Participant's Account holds assets transferred to the Plan from another plan qualified under Code section 401(a), and under the terms of the other plan such assets were subject to the Survivor Annuity Rules, the distribution of such assets will be subject to the Survivor Annuity Rules, as described in Section 6.3 above.

     6.7 MISSING PERSONS. If the Plan Administrator is unable to locate a terminated Participant or the Participant's Beneficiary after making a reasonable effort, the Plan Administrator must direct the Trustee to liquidate the assets in the Participant's Account and hold them in the special holding Account described in Plan section 6.2(c)(1)(B). After 5 Break in Service years (or 5 Break in Service periods if the Employer elected to apply Elapsed Time for vesting purposes in the Adoption Agreement), the Participant's Account in the Plan will be deemed to have been forfeited. Such Forfeiture will be applied in accordance with the Employer's election in the Adoption Agreement.

     If the Participant or Participant's Beneficiary subsequently makes a valid claim for benefits after the Forfeiture, the Plan Administrator must direct the Trustee to reinstate the benefit from Forfeitures that occur during the Plan Year in which the claim is made or from additional Employer Contributions to the Plan.

     6.8 DISPUTED PAYMENTS. The Trustee shall not be required to inquire to determine the identity or mailing address of any persons entitled to benefits under the Plan. The Trustee may refrain from making payments until the Plan Administrator certifies a Participant's identity and mailing address.

     If there is a dispute over the identity or the rights of persons entitled to benefits under the Plan, the Trustee may withhold distribution of benefits until the dispute is resolved by a court of competent jurisdiction or a written stipulation from all interested parties.

     6.9 DISTRIBUTION TO MINORS AND LEGALLY INCOMPETENT PERSONS. If the Participant or Beneficiary is a minor or legally incompetent, after determining the payment method in the best interest of the Participant or Beneficiary, the Plan Administrator may instruct the Trustee to make payments to:

            (a) The Participant or Beneficiary.

            (b) The legal representative of the Participant or Beneficiary.

     6.10 DISTRIBUTION TO ALTERNATE PAYEES. The Plan Administrator may direct the Trustee to make payments to an alternate payee (as described in Code section 414(p)(8)), according to the terms of a Qualified Domestic Relations Order.

     Amounts payable to an alternate payee who cannot be located will be treated as Forfeitures and then applied in accordance with the Employer's election in the Adoption Agreement. The Plan Administrator must direct the Trustee to pay any amounts forfeited to an alternate payee who subsequently presents a valid benefit claim.

     6.11 PRE-RETIREMENT DISTRIBUTIONS. If elected by the Employer in the Adoption Agreement then (with the spouse's written consent to the extent the Account is subject to the Survivor Annuity Rules):

            (a) Any Participant who has made Voluntary After-Tax Contributions or Deductible Contributions may withdraw at any time all or any part of such contributions, plus earnings;

            (b) Any Participant who has attained age 59 1/2 may withdraw at any time all or any part of the Participant's nonforfeitable Account;

            (c) The Participant must provide the Plan Administrator with a written request and the Plan Administrator will instruct the Trustee to make the distribution. However, a Participant is limited to one pre-retirement distribution request in any Plan Year; and

            (d) When the Trustee receives instructions from the Plan Administrator (which may include instructions to liquidate securities), the Trustee will distribute the requested amount to the Participant as soon as administratively feasible.

     6.12   HARDSHIP WITHDRAWALS.

            (a) In accordance with the Employer's election to provide hardship withdrawals in the Adoption Agreement, a Participant may request a withdrawal of all or part of the contributions allocated to such Participant's account attributable to Elective Salary Deferrals, exclusive of any earnings ("Elective Salary Deferral Amounts"), subject to the restrictions described in section 6.12(b).

            (b) The Plan Administrator will consent to the withdrawal only if the request, in the Plan Administrator's sole discretion, is necessary in light of the immediate and heavy financial need of the Participant, the withdrawal request does not exceed the Participant's need and the Participant cannot obtain the funds from any other reasonably available resource. The Plan Administrator will make the determination according to written procedures applied in a uniform and nondiscriminatory manner.

                  (1) The Plan Administrator will deem a request as made to meet an immediate and heavy financial need of the Participant if the funds withdrawn will be used for expenses incurred or necessary for:

                        (A) Medical care, as described in Code section 213(d), for the Employee, the Employee's spouse, children or dependents;

                        (B) The purchase (excluding mortgage payments) of a principal residence for the Employee;

                        (C) Payment of tuition and related educational fees for the next 12 months of post-secondary education for the Employee, the Employee's spouse, children or dependents; or

                        (D) The need to prevent eviction of the Employee from, or a foreclosure on the mortgage of, the Employee's principal residence.

                  (2) The Plan Administrator will treat a distribution as necessary to satisfy an immediate and heavy financial need of the Employee only if:

                        (A) The Employee has obtained all distributions, other than hardship distributions, and all nontaxable loans under all plans maintained by the Employer;

                        (B) All plans maintained by the Employer provide that the Employee's Elective Salary Deferrals (and Voluntary After-Tax Contributions) will be suspended for 12 months after the receipt of the hardship distribution;

                        (C) The distribution does not exceed the amount of the immediate and heavy financial need (including amounts necessary to pay federal, state and local income taxes or penalties that the Employee reasonably anticipates will result from the distribution); and

                        (D) All plans maintained by the Employer limit the amount of Elective Salary Deferrals that the Employee may make for the calendar year that immediately follows the year in which the Employee obtains a hardship distribution. The preceding limit is equal to the applicable limit under Code section 402(g) for such calendar year, less the amount of the Employee's Elective Salary Deferrals for the calendar year in which the hardship distribution is made.

                  (3) The person designated to direct investment will determine which assets must be liquidated in order to fund a withdrawal.

                  (4) Hardship withdrawals are subject to the spousal consent requirements in Code sections 401(a)(11) and 417.

     6.13 DIRECT ROLLOVERS. The following provisions apply to all distributions.

            (a) A Participant may elect, on a form acceptable to the Plan Administrator, to have all or part of an eligible rollover distribution paid directly to an eligible retirement plan named by the Participant in a direct rollover, subject to the following rules:

                  (1) The Participant may elect to take part of distribution in cash and request the Plan Administrator to roll over the remaining, Vested balance of the Participant's Account to an eligible retirement plan if the amount of the eligible rollover distribution is not less than $500.

                  (2) The Participant may not elect to make a direct rollover if the amount of the direct rollovers made from the Participant's Account, aggregated for the Plan Year, are less than $200.

                  (3) The Participant may not elect to make a direct rollover of an eligible rollover distribution to more than one eligible retirement plan.

                  (4) Failure to elect a direct rollover within the Applicable Notice Period required for the Code section 402(f) explanation will be deemed an election not to make a direct rollover.

            (b) A Participant's spouse or former spouse who is an alternate payee under a Qualified Domestic Relations Order, and the surviving spouse of a deceased Participant also may elect to have all or part of an eligible rollover distribution paid to an eligible retirement plan in a direct rollover, subject to the restrictions applicable to a Participant as described in subsection (a).

            (c) The terms as used in this section have the following meaning:

                  (1) Eligible rollover distribution. Any distribution of all or any part of the balance to the credit of the Participant or other distributee except (A) any distribution that is one of a series of substantially equal periodic payments (made not less frequently than annually) for the life (or life expectancy) of the Participant or other distributee, or the joint lives (or joint life expectancies) of the Participant and the Participant's designated Beneficiary, or for a specified period of at least ten years; (B) any distribution required under Code section 40l(a)(9); and (C) any part of a distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer Securities).

                  (2) Eligible retirement plan. An individual retirement account within the meaning of Code section 408(a), an individual retirement annuity within the meaning of Code section 408(b), an annuity plan within the meaning of Code section 403(a) or a qualified trust described in Code section 40l(a) that accepts an eligible rollover distribution. If, however, the person receiving the distribution is the surviving spouse of the Participant, an eligible retirement plan is limited to an individual retirement account or individual retirement annuity.

                  (3) Direct rollover. Payment by the plan to the eligible retirement plan named by the Participant or other distributee.

     6.14   TEFRA TRANSITIONAL RULE.

            (a) Notwithstanding other requirements in Article 6, the Plan Administrator may direct the Trustee to make distributions on behalf of any Employee, including a Five-Percent Owner, subject to the following provisions, regardless of when the distributions commence, if:

                  (1) The distribution would not have disqualified the trust under Code section 401(a)(9) as in effect prior to amendment by the Deficit Reduction Act of 1984.

                  (2) The distribution is consistent with a method elected by the Employee whose Account is being distributed or, if the Employee is deceased, by a Beneficiary of the Employee.

                  (3) The election was made in writing before January 1, 1984 and signed by the Employee or Beneficiary.

                  (4) The Employee had accrued a benefit under the plan as of December 31, 1983.

                  (5) The distribution method elected by the Employee or Beneficiary specifies a commencement date, the distribution period and, in the case of any distribution at the Employee's death, the Beneficiaries of the Employee listed in order of priority.

            (b) A distribution at death will not be covered by this transitional rule unless the distribution election contains the required information for distributions to be made when the Employee dies.

            (c) For any distribution that commenced before January 1, 1984, and continues after December 31, 1983, the Employee or Beneficiary to whom the distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method was specified in writing and the distribution satisfied the requirements in subsection (a)(1) and (5).

            (d) If a Participant or Beneficiary revokes an election, any subsequent distribution must satisfy the requirements of Code section 401(a)(9) and the proposed regulations thereunder. If a Participant or Beneficiary revokes a designation after the date distributions are required to begin, the Plan Administrator must direct the Trustee to distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed that would have been required to have been distributed in order to satisfy Code section 401(a)(9) and the proposed regulations thereunder but for the election authorized under Code section 242(b)(2). For calendar years beginning after December 31, 1988, such distributions also must meet the minimum distribution incidental benefit requirements in section 1.40l(a)(9)-2 of the proposed federal income tax regulations.

            The Plan Administrator will treat any changes in an election as a revocation of the election. The Plan Administrator will not treat the mere substitution or addition of a Beneficiary as a revocation of the elections if the substitution or addition does not alter the period over which distributions are to be made, either directly or indirectly. If an amount is transferred or rolled over from one plan to another, the rules in Q&A J-1 and Q&A J-3 will apply.

     6.15 SPOUSE OR SURVIVING SPOUSE. For purposes of this Article 6, the spouse or surviving spouse of a Participant includes the current spouse or surviving spouse except that a former spouse shall be treated as the spouse or surviving spouse and a current spouse shall not be treated as the spouse or surviving spouse to the extent provided under a Qualified Domestic Relations Order.

ARTICLE 7 -- DEATH BENEFITS AND INSURANCE

     7.1 RETENTION OF LIFE INSURANCE. If elected by the Employer in the Adoption Agreement, the Trustee will retain one or more life insurance contracts held in the Trust Fund at the time this Plan was adopted by the Employer, which cover the lives of Participants in the Plan. Under no circumstances, however, may the Trustee purchase any other life insurance contract.

     7.2    RIGHTS OF TRUSTEE.

            (a) Trustee Owns Contracts and is Beneficiary. The Trustee is the owner of each life insurance contract, with full power to exercise all rights, privileges, options and elections (including the right to borrow against the cash surrender value of the contracts) granted by the Insurer. The Trustee shall be designated the beneficiary of any death benefits payable under the life insurance contracts. The insurance contracts must provide that the proceeds will be payable to the Trustee, and the Trustee must be required to pay over all proceeds of the contracts to the Participant's designated Beneficiary in accordance with Section 6.5 of this Plan. A married Participant's spouse will be the Beneficiary of the proceeds unless a Qualified Election has been made in accordance with Section 6.3. Under no circumstances shall the Trust Fund retain any part of such proceeds.

            (b) Conflict Between Plan and Contract. In the event of any conflict between the terms of the Plan and the terms of any insurance contract retained by the Trustee or the Custodian, the Plan provisions shall control.

     7.3 PREMIUM PAYMENTS. The Trustee is limited in paying premiums on life insurance contracts under the following rules:

            (a) Ordinary Life -- For purposes of these limitations, ordinary life insurance contracts have both nondecreasing death benefits and nonincreasing premiums. If ordinary life contracts are retained, not more than one-half (1/2) of the Vested portion of the aggregate Employer Contributions (including Forfeitures, if applicable) allocated to any Participant's Account for a Plan Year can be used to pay premiums for those contracts; and

            (b) Term and Universal Life -- Not more than one quarter (1/4) of the Vested portion of the aggregate Employer Contributions (including Forfeitures, if applicable) allocated to any Participant's Account for a Plan Year may be used to pay premiums for those contracts.

            (c) Combination -- The sum of one-half (1/2) of the ordinary life insurance premiums and all other life insurance premiums will not exceed one-quarter (1/4 ) of the Vested portion of the aggregate Employer Contributions (including Forfeitures, if applicable) allocated to any Participant.

            (d) Limitations. If the annual premium on any life insurance contract exceeds the foregoing limitations and the Participant is unable or declines to contribute to the Plan the amount necessary to enable the Plan to pay the required annual premium, then the Plan Administrator shall determine in its sole discretion and must then instruct the Trustee whether to pay the excess premiums by automatic premium loan, or to convert one or more contracts to reduced, paid up insurance, or to surrender one or more contracts for cash, or to take any combination of the foregoing actions in order to comply with the limitations.

            (e) Dividends. Any dividends or credits earned on any life insurance contracts will be applied in accordance with the provisions of such insurance contracts to benefit the Participant for whom any such contract is held including, by way of example, reducing the premium for such contract, purchasing additional amounts of insurance, or allocating the dividends or credits to the Account of the Participant for whose benefit the contract is held.

     7.4 DISTRIBUTION ON DEATH AND TERMINATION. If a Participant's employment is terminated by death, or the Participant dies after termination of employment but before a distribution of the Participant's Account, the net proceeds payable under any life insurance contracts on such Participant's life shall be paid, subject to Section 6.3, to the designated Beneficiary. Subject to Section 6.3, if the Participant's employment is terminated for any reason, then the insurance contract on the Participant's life will be converted to cash, or if elected by the Employer in the Adoption Agreement, converted to a nontransferable annuity, or distributed to the Participant.

ARTICLE 8 -- DUTIES OF THE TRUSTEE AND THE CUSTODIAN

     8.1 TRUSTEE. The Trustee will have the powers and duties set forth in the Trust Agreement in Appendix 1, which Trust Agreement is an integral part of the Plan.

     8.2 CUSTODIAN. The Custodian, if any, will have the powers and duties set forth in the Custody Agreement in Appendix 2, which Custody Agreement is an integral part of the Plan. So long as CSTC serves as the Trustee, then the Custody Agreement shall be of no force and effect. If, however, CSTC shall not be appointed as Trustee by the Employer, then CSTC shall act as Custodian of any assets in its possession and the Custody Agreement shall apply. If CSTC shall be appointed as Trustee and thereafter ceases to serve as Trustee, CSTC shall act as Custodian of any assets remaining in its possession and the Custody Agreement shall apply.

ARTICLE 9 -- ADMINISTRATION

     9.1    PLAN ADMINISTRATOR.

            (a) Role as fiduciary. The Plan Administrator will have the full power and authority to administer and operate the Plan in all its details and will be the "named fiduciary" under ERISA section 402(a).

     The Plan Administrator may be a Committee established by the Employer. Any such Committee may act formally or informally, but must keep written records of its action.

     The Employer may remove a Committee member or any member may resign by written notice to the Employer and all other Committee members. The Employer must promptly appoint a successor to fill any vacancy.

            (b) Power to construe. The Plan Administrator shall have the exclusive power to construe, interpret and apply the provisions of the Plan, except to the extent such power is specifically allocated to the Employer under the Plan and Trust Agreement or allocated to other parties by operation of law. The Plan Administrator shall have the power to determine any questions of fact arising under the Plan.

            (c) Identification on file. The Plan Administrator must file a list of current Committee members (and any succeeding members) and a sample of all members' signatures with the Trustee.

     The Trustee may act on any document signed by the Plan Administrator, the Committee, if any, or by any person authorized in writing to act on its behalf, until a copy of any written revocation of such authority is delivered to the Trustee.

     9.2 ADMINISTRATIVE POWERS AND RESPONSIBILITIES. The Plan Administrator will have all necessary powers to execute the Plan provisions including, but not limited to:

            (a) To establish policies, rules, and regulations to execute the Plan provisions. These policies, rules, and regulations, which may be changed from time to time, must be uniformly and nondiscriminatorily applied;

            (b) To determine at its discretion the Employees eligible to participate in the Plan; the Employees eligible to receive benefits under the Plan; and the meaning of Plan provisions;

            (c) To collect and pay over Contributions to the Plan; to instruct the Trustee regarding the allocation of Contributions to Participants' Accounts; and to instruct the Trustee to make distributions to Participants or Beneficiaries;

            (d) To comply with all reporting, disclosure, and bonding requirements of ERISA and to furnish Participants with all information and reports required by the Plan or ERISA and to comply with all applicable registration, qualification, disclosure and other requirements of applicable federal law and state securities laws and regulations;

            (e) To maintain all necessary accounts and other records and to review all accounts prepared by the Trustee;

            (f) to direct the Trustee to pay benefits to Participants and Beneficiaries;

            (g) to approve loan requests from Participants and (to the extent applicable) other eligible borrowers;

            (h) to maintain all necessary accounts and other records and to review all accounts prepared by the Broker and by the Recordkeeper to which any such duties have been delegated;

            (i) to review and render decisions, in its absolute discretion, on claims for benefits;

            (j) to prepare and complete all administrative and governmental forms necessary or appropriate for the operation of the Plan (including the application to the Internal Revenue Service for a determination as to the Plan's tax-qualified status, if appropriate); and

            (k) to vote and respond to tender offers with respect to any assets of the Trust Fund, other than any assets over which the Participant exercises Full Discretion.

     9.3 FUNDING POLICY. The Plan Administrator must establish and execute a funding policy consistent with the objectives of the Plan and the requirements of ERISA Title I.

     9.4    REVIEW PROCEDURE FOR DENIED BENEFITS.

            (a) The Plan Administrator must send a notice to any person who receives a partial or full denial of that person's claim for benefits under the Plan that:

                  (1) Specifies the reasons for the denial;

                  (2) Provides specific references to the Plan provisions on which the denial was based; and

                  (3) Explains the review procedure.

            (b) To request a review, the "claimant" (the person who was denied or an authorized representative) must send a written request for review to the Plan Administrator within 60 days after receiving the denial.

                  (1) In the request, the claimant must fully explain all the reasons for the request and provide any supporting documentation that is appropriate. The Plan Administrator must give the claimant an opportunity to review pertinent documents for preparing the request.

                  (2) If necessary or advisable, the Plan Administrator may require the claimant to submit additional facts, documents or other material before reviewing the claim.

            (c) Within 60 days after receiving a review request, the Plan Administrator must notify the claimant in writing of the decision.

     If the Plan Administrator's decision confirms the denial, the notice must explain the reasons for the decision and give specific references to the Plan provisions on which the decision was based.

     9.5 STANDARD OF CONDUCT. In exercising its powers and duties, the Plan Administrator must act solely in the interests of the Plan Participants and Beneficiaries, uniformly and nondiscriminatorily, with the care, skill, prudence, and diligence under the prevailing circumstances that a prudent person, acting in a similar capacity and familiar with such matters, would use in similar circumstances.

     All actions taken by the Plan Administrator in good faith within the scope of its authority will be conclusive and binding on everyone to the fullest extent permitted by law.

     9.6 DELEGATION. The Plan Administrator may delegate to any person or persons or organization all, or part of, the responsibility for the operation and administration of the Plan. No person or organization shall have discretionary responsibility for the management, operation or administration of the Plan other than those duties specifically delegated by the Plan Administrator. The Plan Administrator shall not be liable for any breach of fiduciary duty by a delegate that is not proximately caused by the Plan Administrator's failure to select or supervise properly the delegate, and in which the Plan Administrator does not participate.

     9.7 EXPENSES. The reasonable expenses of Plan administration shall be paid from the assets of the Trust Fund; provided that the Employer may, in its discretion, pay such expenses on behalf of the Trust Fund. If the Employer fails to pay the expenses within 60 days after receipt of a copy of any billings, the Plan Administrator will be deemed to have instructed the Trustee to charge the expenses against the Trust Fund.

ARTICLE 10 -- POWER, DUTIES AND OBLIGATIONS OF BROKER

     10.1 DUTIES. The Broker shall invest and reinvest any assets held under the Trust only as directed by the Plan Administrator, an Investment Manager or the Participant, as applicable.

     10.2 NOMINEE. The Broker may hold any securities acquired hereunder in its name without qualification or description or in the name of any nominee.

     10.3 SCOPE OF DUTIES. The Broker shall have only those duties that are specifically set forth in the Plan and Trust. The Broker shall have no duty to ascertain whether Contributions, allocations or distributions comply with the Plan or the Code, and shall be under no duty to question any instructions or directions of the Plan Administrator, Investment Manager or Participant, as applicable, with respect to the administration of the Plan. The Broker shall not make any investments or dispose of any investment held under the Trust or take any other action with respect to assets of the Trust Fund except at the direction of the Plan Administrator, Investment Manager or Participant, as applicable.

     10.4 SCOPE OF LIABILITY. The Broker shall not be liable for any loss of any kind which may result from an action taken by it in accordance with the directions of the Plan Administrator, Investment Manager or Participant, as applicable, or from any failure to act because of the absence of any such directions. The Broker shall be fully protected in acting upon any instrument, certificate or form believed by it to be genuine and to be signed or presented by the proper person or persons, and the Broker need not investigate or inquire as to any statement contained in any such document, but may accept such statement as true and accurate. The Broker shall be entitled to assume in good faith that all directions submitted by the Plan Administrator or its delegate are genuine. The Employer at all times shall indemnify and hold harmless the Broker from all claims, causes of action, damages and liabilities (including costs and attorneys' fees) which may arise under the Plan except those arising from the gross negligence or willful misconduct of the Broker.

     10.5 RESIGNATION OR REMOVAL. The Broker shall have the right to resign, and the Employer shall have the right to remove the Broker, as provided in the Plan Service Agreement.

ARTICLE 11 -- AMENDMENT, TERMINATION, AND TRANSFER

     11.1 AMENDMENT OR TERMINATION BY CSTC. CSTC may amend the Plan at any time, consistent with the provisions of applicable law, without obtaining the consent of the Employer, the Plan Administrator, the committee, or any Participant or Beneficiary.

            (a) No Plan amendment may decrease a Participant's Account except to the extent permitted under Code section 412(c)(8).

            (b) No Plan amendment may eliminate an optional form of distribution for benefits already accrued.

            (c) If the schedule for vesting is amended, in the case of an Employee who is a Participant on the date the amendment is adopted or takes effect (whichever is later), the nonforfeitable percentage of the Participant's Employer-derived accrued benefit under the Plan, as determined on that date, shall not be less than the percentage computed under the Plan as if the amendment did not exist.

                  (1) If the Plan is amended in any way that directly or indirectly affects the computation of the Participant's nonforfeitable percentage, each Participant with three years of service may elect, within a reasonable period, as set forth in subsection (2) below, after the amendment is adopted, to have the nonforfeitable percentage computed as if the amendment did not exist.

                  (2) The "reasonable period" referred to in subsection (1) above begins on the date the Employer adopts the amendment or the amendment is considered to have been made and ends on the later of:

                        (A) 60 days after the amendment is adopted;

                        (B) 60 days after the amendment takes effect; or

                        (C) 60 days after the Plan Administrator issues written notice about the amendment to the Participant.

     11.2   AMENDMENT OR TERMINATION BY EMPLOYER.

            (a) Amendment. The Employer may amend the Employer's choice of options in the Adoption Agreement, but must not amend any other Plan terms, except by adding overriding language to the Non-Standardized Adoption Agreement where necessary to satisfy Code sections 415 or 416, which requires multiple plans to be aggregated.

                  (1) The Employer also may add certain model amendments published by the IRS if these amendments specifically provide that their adoption will not cause the Plan to be treated as an individually designed plan.

                  (2) If the Employer amends the Plan terms in any other way, including the waiver of minimum funding, the Plan will be considered, with respect to the Employer, to be an individually designed Plan rather than a prototype Plan.

            (b) Termination. By signing the Adoption Agreement, the Employer represents that it intends the Plan to be permanent. However, the Employer may, at its discretion, terminate the Plan at any time.

     If the Plan is fully or partially terminated or Contributions to the Plan are completely discontinued, each affected Participant's Account will be nonforfeitable.

     11.3 DISTRIBUTION AFTER TERMINATION. If the Plan is terminated for any reason, the Plan Administrator must direct the Trustee as to the distribution of the Trust Fund. If at the time the Plan terminates, the Plan does not offer an annuity option (purchased from a commercial provider) and if the Employer or any entity within the same controlled group as the Employer does not maintain another defined contribution plan other than an employee stock ownership plan as defined in Code section 4975(e)(7)) (an "ESOP"), the Plan Administrator will direct the Trustee to distribute each Participant's Account to the Participant without the Participant's consent. If, however, any entity within the same controlled group as the Employer maintains another defined contribution plan other than an ESOP, the Plan Administrator will direct the Trustee to transfer each Participant's Account without the Participant's consent to the other plan if the Participant does not consent to an immediate distribution.

     11.4 MERGER, CONSOLIDATION, OR TRANSFER. Except as otherwise stated in applicable Treasury Regulations, the Plan Administrator shall not merge or consolidate the Plan with any other plan, or transfer any assets or liabilities from the Plan to any other plan, unless immediately after such merger, consolidation, or transfer (if the Plan is then terminated) each Participant is entitled to receive a benefit equal to or greater than the benefit such Participant would have been entitled to receive if the Plan had been terminated immediately before the merger, consolidation, or transfer.

     11.5 MAINTENANCE OF QUALIFIED STATUS. If the Plan as adopted by the Employer fails to attain or retain its qualified status, the Plan will be considered an individually designed Plan rather than a prototype Plan.

ARTICLE 12 -- DETERMINATION OF TOP-HEAVY STATUS

     12.1 APPLICATION. If the Plan is or becomes Top-Heavy, the provisions of this Article 12 will supersede any conflicting provisions in the Plan or the Adoption Agreement. The special vesting requirement of Code section 416(b), as elected by the Employer in the Adoption Agreement, shall apply. The special minimum allocations of Code section 416(c) pursuant to section 12.5 shall apply.

     12.2 CRITERIA. The Plan shall be Top-Heavy for any Plan Year if any of the following conditions exist:

            (a) the Top-Heavy Ratio for the Plan exceeds sixty percent (60%) and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans.

            (b) the Plan is part of a Required Aggregation Group of plans, but not part of a Permissive Aggregation Group, and the Top-Heavy Ratio for the group of plans exceeds sixty percent (60%).

            (c) the Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds sixty percent (60%).

     12.3   TOP-HEAVY RATIO.

            (a) If the Employer maintains one or more defined contribution plans (including any simplified employee pension) and the Employer has not maintained any defined benefit plan which, during the five-year period ending on the Determination Date(s) has or has had accrued benefits, the Top-Heavy Ratio for the Plan alone or for the Required Aggregation Group or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the Account balances of all Key Employees as of the Determination Date(s) (including any part of any Account balance distributed in the five-year period ending on the Determination Date(s)), and the denominator of which is the sum of all Account balances (including any part of any Account balance distributed in the five-year period ending on the Determination Date(s)), both computed in accordance with Code section 416 and regulations thereunder. Both the numerator and denominator of the Top-Heavy Ratio shall be increased to reflect any Contributions not actually made as of the Determination Date, but which are to be taken into account on that date under Code section 416 and regulations thereunder.

            (b) If the Employer maintains one or more defined contribution plans (including any simplified employee pension) and the Employer maintains or has maintained one or more defined benefit plans that during the five-year period ending on the Determination Date has or has had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of Account balances under the aggregated defined contribution plan or plans for all Key Employees determined in accordance with paragraph (1) above and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date, and the denominator of which is the sum of the Account balances under the aggregated defined contribution plan or plans for all Participants determined in accordance with paragraph (1) above, and the present value of accrued benefits under the defined benefit plan or plans for all Participants as of the Determination Date, all determined in accordance with Code section 416 and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio shall be increased for any distribution of an accrued benefit made in the five-year period ending on the Determination Date. Solely for the purpose of determining if the Plan, or any other plan included in a Required Aggregation Group is Top-Heavy (within the meaning of Code section 416(g)), the accrued benefit of an Employee other than a Key Employee shall be determined under (A) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer and any Affiliated Employers or (B) if there is no such method, as if such benefit accrued no more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code section 411(b)(1)(C).

            (c) For purposes of paragraphs (a) and (b) above, the value of Account balances and the present value of accrued benefits shall be determined as of the most recent Valuation Date that falls within or ends with the twelve-month period ending on the Determination Date, except as provided in Code section 416 and regulations thereunder for the first and second Plan Years of a defined benefit plan. The Account balances and accrued benefits of a Participant
(A) who is not a Key Employee, but who was a Key Employee in a prior year or (B) who has not been credited with at least one (1) Hour of Service with any Employer maintaining the Plan at any time during the five-year period ending on the Determination Date shall be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers and transfers are taken into account, shall be made in accordance with Code section 416 and regulations thereunder. Deductible Contributions shall not be taken into account in computing the Top-Heavy Ratio. When aggregating plans, the value of Account balances and accrued benefits shall be calculated with reference to the Determination Dates that fall within the same calendar year.

            (d) For purposes of establishing the present value in order to compute the Top-Heavy Ratio, the computation must be based only on the interest and mortality rates that would be used by the Pension Benefit Guaranty Corporation to determine the present value of a lump sum distribution on plan termination unless otherwise specified by the Employer in the Adoption Agreement.

     12.4 ADJUSTMENT TO FRACTIONS. In any Plan Year in which the Plan is Top-Heavy, the denominator of the Defined Benefit Fraction, as defined in
Section 4.3, shall be computed using 100% of the dollar limitation instead of 125%, and the maximum aggregate amount used with respect to the denominator of the Defined Contribution Fraction, as defined in Section 4.3 shall be computed by using 100% of the dollar limitation instead of 125%.

     12.5   TOP-HEAVY MINIMUM CONTRIBUTIONS.

            (a) Except as otherwise provided in paragraphs (b) through (e) below, the Employer Contributions made on behalf of any Participant who is not a Key Employee shall not be less than the lesser of 3 percent of such Participant's Compensation or, in the case of any Employer for which this Plan is not in a Required Aggregation Group which enables a defined benefit plan maintained by the Employer to meet the requirements of Code sections 401(a)(4) or 410, the largest percentage of Employer Contributions and Elective Salary Deferrals as a percentage of the Key Employee's Compensation, made on behalf of any Key Employee for the Top-Heavy year. Neither Elective Salary Deferrals nor Matching Contributions may be taken into account for the purpose of satisfying the Top-Heavy minimum contribution under this section 12.5. The minimum contribution is to be determined without regard to any social security contribution. Further, the minimum contribution under this section shall be made even though the Participant would not otherwise be entitled to receive an allocation or would have received a smaller allocation for the year, because (1) the Participant failed to complete 1,000 Hours of Service or any other Year of Service requirement elected in the Adoption Agreement or (2) the Participant's Compensation was less than a stated amount.

            (b) The provisions of paragraph (a) shall not apply to any Participant who was not employed by the Employer on the last day of the Plan Year.

            (c) Employer Contributions for the Plan year for the benefit of each Participant who is not a Key Employee and who is a participant in a defined benefit plan maintained by the Employer shall not be less than 5% of such Participant's Compensation, unless the Employer elected in the Non-Standardized Adoption Agreement that the minimum contribution will be met in the other plan or plans of the Employer.

            (d) If the Employer maintains a defined benefit plan in addition to this Plan and if the Employer elects to provide the additional minimum benefit under the Non-Standardized Adoption Agreement, when the plans are Top-Heavy but not Super Top-Heavy, the Employer will provide each Employee who is not a Key Employee and who is a participant in the defined benefit plan a minimum non-integrated contribution of seven and one-half percent (7 1/2%) of Compensation. A minimum non-integrated contribution of four percent (4%) of Compensation will be provided to any Employee who is not a Key Employee otherwise entitled to receive Top-Heavy contributions from this Plan who is not entitled to receive a minimum benefit from the defined benefit plan.

            (e) In any Plan Year in which the Top-Heavy Ratio exceeds ninety percent (90%) (i.e., the Plan becomes Super Top-Heavy) or in which the Plan is Top-Heavy and where the Employer does not elect to provide the additional minimum benefit described in Plan section 12.5(d) in the Non-Standardized Adoption Agreement, the denominators of the defined benefit fraction as defined in Plan section 4.3(a)(4), and the defined contribution fraction as defined in Plan section 4.3(a)(5) shall be computed using 100 percent (100%) of the dollar limitation instead of 125 percent (125%).

ARTICLE 13 -- ADOPTION OF PLAN BY AFFILIATED EMPLOYERS

     13.1 ADOPTION PROCEDURE. Any Affiliated Employer may become a Participating Employer under the Plan provided that:

            (a) The Employer adopts a resolution of its board of directors or another appropriate written authorization approving the adoption of the Plan by the Affiliated Employer and designating such Affiliated Employer as a Participating Employer; and

            (b) The Affiliated Employer adopts a resolution of its board of directors or another appropriate written authorization adopting the Plan.

     13.2 EFFECT OF ADOPTION BY AFFILIATED EMPLOYER. An Affiliated Employer that adopts the Plan shall be deemed to be a Participating Employer for all purposes under the Plan, unless otherwise specified in the resolutions of the Employer designating the Affiliated Employer as a Participating Employer. In addition, the Employer may provide, in its discretion, by appropriate resolutions that the Employees of the Affiliated Employer shall receive credit for their employment with the Affiliated Employer prior to the date it became an Affiliated Employer for purposes of determining the eligibility of such Employees to participate in the Plan and/or the Vested and nonforfeitable interest of such Employees as Participants, if such credit shall be applied in a uniform and nondiscriminatory manner with respect to all such Employees.

ARTICLE 14 -- OTHER INFORMATION

     14.1 EMPLOYMENT RELATIONSHIP. The adoption of the Plan shall not change the terms of employment or service of any Employee.

     14.2 PROHIBITED TRANSACTIONS. A Participant's Account, or any part of the Account, must not be used by a Participant or Beneficiary as security for a loan (except a loan described in section 5.3).

     Neither the Trustee, the Custodian, the Broker nor any other person or institution may engage in any prohibited transaction (as described in ERISA sections 406 through 408 and Code section 4975) related to any Participant's Account.

     14.3 PROHIBITED ASSIGNMENT OF BENEFITS. No funds held in an Account on behalf of a Participant, spouse, or Beneficiary will be subject to the claims of any creditor of the Participant, spouse, or Beneficiary.

     The Participant, spouse, or Beneficiary also will have no right to anticipate, sell, pledge, encumber, or assign any of the benefits, payments, or proceeds to which she or he may be entitled under the Plan.

     However, if a Qualified Domestic Relations Order, or any domestic relations order entered before January 1, 1985 requires payment of all or a part of a benefit to someone other than a Participant or Beneficiary, the Plan Administrator must direct the Trustee to comply with this order. To the extent permitted by applicable law and regulations, the Plan Administrator may require, or permit, immediate distribution of benefits to an alternate payee at any time after the Plan Administrator determines that an order is a Qualified Domestic Relations Order. If an alternate payee dies before receiving benefits owed to him or her, the Plan Administrator will instruct the Trustee to distribute the benefits to the alternate payee's estate as soon as practicable after the date the benefits would have been paid to the alternate payee.

     14.4 TAX QUALIFICATION AND GOVERNING LAW. The Plan is intended to qualify as a qualified retirement plan under Code section 401(a). The Trust is intended to be a tax exempt entity within the meaning of Code section 501(a). The Plan and Trust are intended to be construed together for purposes of the qualification requirements of the Code.

     The Plan shall be governed by and interpreted according to federal law, and to the extent such laws do not apply, according to California law. The Trust shall be administered in the State of California, and its validity, construction and all rights thereunder shall be governed by ERISA and, to the extent not preempted by federal law, by the laws of California.

     14.5 APPROVAL BY INTERNAL REVENUE SERVICE. This Plan is subject to obtaining initial approval by the Internal Revenue Service to establish its qualification under section 401(a) of the Code and its tax exemption under section 501(a) of the Code. CSTC reserves the right to amend the Plan to the extent necessary to initially qualify or maintain qualification of the Plan. If the Internal Revenue Service fails to approve the qualification of the Plan, then the Plan will be treated as an individually designed plan by each Employer.

     14.6 SEVERABILITY. If any provision of the Plan is found to be invalid or unenforceable, all other provisions will remain in full force.

     14.7 SOURCE OF BENEFITS. The assets in each Participant's Account will comprise the only source for payment of benefits to which the Participant, or Participant's Beneficiary, is entitled.

     14.8 COMMINGLING. The Trustee shall not commingle the assets of the Trust Fund with other property except in a common Trust Fund or common investment funds.

     14.9 LIQUIDATION OF ASSETS. If the Trustee must liquidate assets to make distributions, transfer assets, or pay fees, expenses, or taxes assessed against all or part of the Trust Fund, the Plan Administrator shall instruct the Trustee upon request regarding the method of liquidation.

     14.10 EXCLUSIVE BENEFIT LIMITATION. The Plan and the Trust are established and maintained for the exclusive purpose of providing benefits to Participants and their Beneficiaries and for defraying the reasonable administrative expenses of the Plan. All contributions and earnings derived from the Plan and held in the Trust will be for the exclusive benefit of Participants and Beneficiaries.

     The Employer shall not receive any part of the contributions and earnings derived from the Plan, except as provided in Plan section 3.6.

     14.11  BONDING AND INSURANCE.

               (a) Bonding. To the extent required by law, each fiduciary of the Plan must be bonded. The Plan Administrator must ensure that each fiduciary complies with the applicable bonding requirement.

               (b) Insurance. An Employer may, but need not, pay the cost of one or more insurance policies insuring the Trustee, Plan Administrator (or delegates), members of its board of directors, and any Employee with any fiduciary responsible for the Plan, against any and all costs, expenses, and liabilities, including attorneys' fees, incurred by such persons, resulting from any act or failure to act in connection with their responsibilities under the Plan and applicable law.

     14.12 RULES OF CONSTRUCTION. Any use of the singular shall be interpreted to include the plural and the plural the singular. Any use of the masculine, feminine or neuter shall be interpreted to include the masculine, feminine or neuter, as the context shall require.

      THE CHARLES SCHWAB

      401(K) PROFIT SHARING PLAN TRUST AGREEMENT

      APPENDIX 1

      THE CHARLES SCHWAB

      401(K) PROFIT SHARING PLAN TRUST AGREEMENT



      This Trust Agreement establishes a Trust ("Trust" or "Trust Fund") as an integral part of the Employer's Charles Schwab 401(k) Profit Sharing Plan, Basic Document 02 (the "Plan"). Accordingly, this Trust Agreement is governed by the Plan and subject to the following additional terms and conditions.


      ARTICLE 1 -- ESTABLISHMENT AND GENERAL PROVISIONS

1.1 ESTABLISHMENT OF TRUST RELATIONSHIP. The Plan provides that, from time to time, cash, Employer Securities and other assets may be paid to the Trustee by the Employer to be held and administered as a trust for the uses and purposes of the Plan. The Trustee agrees that it shall hold in the Trust and invest such assets received pursuant to this Agreement as set forth in the terms and conditions stated below.

1.2 EXCLUSIVE PURPOSE AND BENEFIT. No part of the Trust Fund will be used for or diverted to any purpose that is not for the exclusive benefit of Participants and Beneficiaries within the meaning of Code section 401(a)(2) except as provided in Plan section 3.6.

      ARTICLE 2 -- TRUST FUND


2.1 ASSETS. All contributions or transfers shall be received by the Trustee in cash, Employer Securities, policies of life insurance if elected by the Employer in the Adoption Agreement and acceptable to the Trustee, or such other assets that are acceptable to the Trustee. The Trust Fund consists of the contributions and transfers received by the Trustee, together with the income and earnings from them and any increments to them, less any investment losses and any payments and distributions that at the time of reference have been made by the Trustee in accordance with the Employer's Plan. The Trustee shall have no duty to (i) compute any amount required to be transferred or paid to it by the Employer, (ii) collect any contributions or transfers to the Trust Fund, or
(iii) determine whether any contribution or transfer complies with the terms of the Plan.

2.2 TRANSFERS AND ROLLOVER CONTRIBUTIONS. The Trustee shall accept a transfer of cash or other property acceptable to the Trustee on behalf of a Participant directly from the trustee of another employer's employee benefit plan qualified under Code section 401(a) only at the direction of the Plan Administrator. The Trustee likewise shall accept a contribution of cash that has been distributed to a Participant from another employer's employee benefit plan qualified under Code section 401(a), or from an individual retirement account or annuity described in Code section 408, only at the direction of the Plan Administrator. The Plan Administrator is solely responsible for determining that such assets represent an eligible rollover contribution within the meaning of Code section 402(a)(4) or 408(d)(3).

2.3 ADDITIONAL ASSETS. If the Employer or an Affiliated Employer creates or maintains one or more employee benefit plans qualified under Code section 401(a) in addition to the Plan, the Employer may request the Trustee to hold the assets of such additional plan or plans in the Trust Fund. The Plan Administrator shall keep records showing the interest of the Plan and each additional plan in the Trust Fund unless the Trustee enters into an agreement with the Employer to keep separate accounts for each such plan. The Employer and the Plan Administrator shall not permit or cause the assets of one plan to be used to pay benefits or the administrative expenses of any other plan with the assets in the Trust Fund.

      ARTICLE 3 -- INVESTMENT AND MANAGEMENT OF PLAN ASSETS


3.1 PERSONS AUTHORIZED TO ACT. The Employer's president or other duly authorized official shall certify in writing to the Trustee the names and specimen signatures of all persons authorized to act as or on behalf of the Plan's named fiduciary, including the Plan Administrator and these names and specimen signatures shall be updated as necessary by the president or other duly authorized official.

3.2 PERSONS AUTHORIZED TO DIRECT INVESTMENT. The Employer shall designate the person or persons who direct investment of all or part of the Trust Fund ("Authorized Person") by making the appropriate election in the Adoption Agreement. The Authorized Person, or such person's duly appointed delegate, who may be the Broker or the Recordkeeper (also referred to as "Authorized Person"), shall direct the Trustee as to investment of assets of the applicable part of the Trust Fund according to procedures agreed to by the Plan Administrator and the Trustee.

      (a) Participant. If and to the extent the Participant is the Authorized Person, the Trustee shall comply with such Participant's investment directions according to the following rules:

            Consistent with ERISA section 404(c), if the Participant exercises investment discretion, each Participant shall have full authority and responsibility to direct the investment and reinvestment of the Participant's Account among the investment options described in Plan section 5.2. Except as otherwise provided by ERISA:

            (i) the Participant shall not be deemed a fiduciary of the Plan or the Trust Fund solely because the Participant exercises control over the assets of the Participant's Account (except with respect to voting of proxies and tendering of shares); and

            (ii) neither the Employer, the Plan Administrator, the Broker, the Recordkeeper, nor the Trustee shall be liable for any loss, or for any breach, which results from a Participant's exercising control over such Participant's Account.

      (b) Plan Administrator. If and to the extent the Employer designates the Plan Administrator as the Authorized Person, the Plan Administrator shall notify the Trustee in writing of the identity of the person(s) authorized to act for the Plan Administrator. The Plan Administrator shall have the power to manage, acquire and dispose of the assets of the Trust Fund over which the Plan Administrator exercises control. The Trustee shall not be liable for any acts or omissions of the Plan Administrator or have an obligation to invest or otherwise manage any asset of the Trust Fund subject to the Plan Administrator's control.

      (c) Investment Manager. If and to the extent the Employer designates an Investment Manager as the Authorized Person, the Investment Manager shall have the power to manage, acquire and dispose of assets of the Trust Fund over which the Investment Manager exercises control. The Employer must notify the Trustee in writing of the appointment of each Investment Manager, and the assets over which each Investment Manager shall exercise control. The Employer also shall cause the Investment Manager to acknowledge to the Trustee in writing that the Investment Manager is a fiduciary to the Plan with respect to the assets under its control. If the Employer appoints more than one Investment Manager, the Employer shall be responsible for establishing a diversification policy and monitoring compliance among the Investment Managers. The Employer shall have sole responsibility for ensuring that the appointment of an Investment Manager complies with ERISA section 3(38).

      The Trustee shall not be liable for any acts or omissions of the Investment Manager or have an obligation to invest or otherwise manage any asset of the Trust Fund subject to the Investment Manager's control. If the Employer revokes the appointment of an Investment Manager, the investment responsibility that had been delegated to the

Investment Manager shall revert to the Employer unless the Employer appoints a successor Investment Manager.

3.3 DIRECTED TRUSTEE. The Trustee does not have any of the investment responsibilities normally or statutorily incident to the office of Trustee. Rather, the Trustee acts solely as custodian of the Trust Fund and has only those powers and responsibilities that are necessary to enable it to perform its custodial functions.

      Except as otherwise provided by ERISA, the Trustee:

      (a) Shall not be liable for losses or unfavorable results that may occur because the Trustee complies with the investment directions of the Authorized Person; and

      (b) Shall have no duty to question any direction issued by the Authorized Person, to review any asset over which the Authorized Person has investment responsibility or to make any suggestions to the Authorized Person regarding investments.

3.4 PRINCIPAL AND INCOME. The Trustee shall manage and administer the Trust Fund without distinction between principal and income.

3.5 RESPONSIBILITY FOR DIVERSIFICATION, FUNDING POLICY, AND STATUTORY LIMITS RELATING TO EMPLOYER SECURITIES. The Employer or the person to whom such responsibility has been properly delegated under the requirements of ERISA shall be responsible for diversification of assets held in the Trust for the Plan, for the funding policy, and for compliance by the Trust Fund with statutory limitations on the amount of investment in Employer Securities.

3.6 UNINVESTED CASH. The Trustee shall hold all uninvested cash as described in Plan section 5.4. The Trustee is authorized to maintain reasonable balances of uninvested cash to facilitate the orderly administration of the Trust Fund without liability for interest.

3.7 RIGHTS INCIDENT TO SECURITIES OWNERSHIP. The Trustee shall have no obligation to determine the existence of any conversion, redemption, exchange, subscription or other right relating to any securities that an Authorized Person directs the Trustee to purchase for the Account for which notice was given prior to purchase. The Trustee has no obligation to exercise any such right unless the Authorized Person informs the Trustee of the existence of the right and instructs the Trustee to exercise such right, in writing within a reasonable time before the right expires.

3.8 SECURITIES ISSUED BY FOREIGN ENTITIES. If the Authorized Person directs the Trustee to purchase, retain or sell securities issued by any foreign government or business entity, the Authorized Person shall be responsible for advising the Trustee in writing of any laws or regulations of any foreign countries or any U.S. territories or possession that apply to such securities including, without limitation, laws and regulations affecting dividends or interest on such securities.

3.9 VOTING OF EMPLOYER SECURITIES. With respect to Employer Securities that are allocated to Participants' Accounts, each Participant shall be entitled to direct the Trustee as to the manner in which such allocated Employer Securities shall be voted. Solely for purposes of this Section 3.9, the term "Participant" shall also include Beneficiaries of deceased Participants and alternate payees with an interest in Employer Securities. Each such Participant with voting and other rights in Employer Securities shall be a named fiduciary within the meaning of Section 403(a)(1) of ERISA. Such directions may be achieved through the use of proxy or similar statements delivered to the Participants with respect to the Employer Securities allocated to their Accounts. The Plan Administrator shall provide any information requested by the Trustee that is necessary or convenient in connection with obtaining and preserving the confidentiality of the Participants' directions. Any allocated Employer Securities with respect to which Participants are entitled to issue directions pursuant to the foregoing and for which such directions are not received by the Trustee and all unallocated Employer Securities shall be voted by the Trustee at the direction of the Plan Administrator; provided, however, that subject to the requirements of ERISA, the Plan Administrator shall direct the Trustee to vote all such Employer Securities in the same proportion as the shares of Employer Securities for which Participant voting instructions have been received.

3.10 DELEGATION TO BROKER. The Trustee delegates to the Broker the duty to hold and account for assets of the Trust Fund which are securities that are publicly traded on a national securities exchange, Employer Securities, shares or units issued by an investment company registered under the Investment Company Act of 1940, as amended, certificates of deposit and obligations issued by the U.S. Government, its agencies and instrumentalities. The Broker shall keep records and accounts of all investments, receipts, disbursements and other transactions that affect the value or identity of Trust Fund assets in the Broker's possession. The Trustee's delegation shall be deemed to be made upon the Trustee's acceptance of the Employer's Plan.

      ARTICLE 4 -- INVESTMENTS


4.1 GENERAL INVESTMENTS. Subject to any general or specific investment guidelines formulated by the Employer or the Plan Administrator, the Authorized Person may cause the Trust Fund to be invested and reinvested in every kind of investment including, without limitation, publicly traded equity and debt interests of all kinds issued by domestic or foreign governments, business organizations, limited partnerships, investment companies and trusts or other entities, convertible securities of all kinds, interest-bearing deposits in any depository institution (including The Charles Schwab Trust Company ("CSTC") or any affiliate of CSTC), Employer Securities, money market securities of all kinds, collective investments, as described in Section 4.2 below and insurance contracts as described in Section 4.3 below.

4.2 COLLECTIVE INVESTMENTS. Subject to the following provisions, the assets of the Trust Fund may be invested and reinvested, in whole or in part, in any common or collective investment fund (referred to as the "fund") maintained by CSTC or an Investment Manager in which the Trust Fund is eligible to participate. Notwithstanding any other provision of this Trust Agreement, to the extent Trust Fund assets are invested in any such fund, the terms of the fund's governing instrument shall govern the investment responsibilities and powers of the entity responsible for management of the fund (referred to as "fund manager"), and the terms of such governing instrument shall be incorporated into the Trust Agreement. The value of any interest in a fund held by the Trust Fund shall be the fair market value of the interest as determined by the fund manager in accordance with the fund's governing instrument. For purposes of valuation of the Trust Fund assets, the Trustee shall be entitled to rely conclusively on the value reported by the fund manager.

      The Trust Fund may be invested in a pooled investment vehicle funded by contracts issued by an insurance company qualified to do business in a state (within the meaning of ERISA section 3(10)) including, without limitation, group annuity and guaranteed investment contracts. Any such contract may provide for the allocation of amounts received by the insurance company to its general account, one or more of its separate accounts (including pooled separate accounts), or both. To the extent Trust Fund assets are allocated to a separate account of an insurance company, the Employer shall appoint the insurance company as an Investment Manager as provided above. Notwithstanding any other provision of the Trust Agreement, the terms of the contract(s) governing the separate account(s) in which the Trust Fund is invested shall govern the investment responsibilities and powers of the insurance company and, to the extent required by law, the terms of such contract(s) shall be incorporated into the Trust Agreement.

4.3 INSURANCE CONTRACTS. To the extent permitted by the Plan, the Authorized Person may direct the Trustee to apply for and purchase annuity contracts and retain life insurance contracts (referred to as "contracts") from an Insurer, subject to the following provisions:

      (a) The Authorized Person shall be responsible for ensuring that the purchases conform with the requirements of the Plan and any rules and policies established by the Plan Administrator regarding the form, value, optional settlement methods and other provisions of the contracts. The Trustee shall not be responsible for the validity or proper execution of any contract delivered to it, or any act of any person which renders the contract void or voidable. The Trustee shall have no duty to inform Participants of the terms and conditions of any such contract.

      (b) The Plan Administrator shall instruct the Insurer to notify the Plan Administrator of all premiums becoming due under the contracts. The Plan Administrator shall deliver all premium notices to the Trustee, together with a direction to the Trustee to pay the premiums out of the Trust Fund. The Trustee shall have no responsibility for paying the premium unless sufficient assets of the Trust Fund are available for that purpose.

      (c) The Plan Administrator shall cause the Trustee to be designated as the sole owner of any such contract, with sole power to exercise all rights, privileges, options and other incidents of ownership at the Plan Administrator's direction. The Plan Administrator from time to time shall direct the Trustee regarding the designation of a Beneficiary of the death benefit payable under any such contract in accordance with the applicable provisions of the Plan.

4.4 EMPLOYER SECURITIES. To the extent permitted by the Plan and ERISA and subject to the applicable federal and state securities laws, the Authorized Person may direct the Trustee to invest in Employer Securities. The Plan Administrator shall have full responsibility for determining that any such investment, and the voting rights attributable to such investment, comply with applicable law. The Plan Administrator shall also specify what restrictive legend on transfer, if any, is required to be set forth on the certificates for the securities and the procedure to be followed by the Trustee to effectuate a resale of such securities.

      The Employer hereby represents and warrants that it will take all responsibility (and hereby assumes all liability for the failure) to notify Participants of any limitations on investment directions necessary or appropriate to comply with federal securities laws (including the Exchange Act and the 1933 Act), including, but not limited to the frequency of investment changes by certain officers and shareholder-employees pursuant to Section 16(a) and the volume of trading in shares of Employer Securities pursuant to Rule 10b-6. Consequently the Trustee shall have no liability to any Participant, any Beneficiary, any Authorized Person, or the Employer for carrying out instructions relating to the acquisition or disposition of Employer Securities regardless of whether those instructions subject such person or the Employer to any liability.

      The Employer represents and warrants that the percentage of the issued and outstanding class of equity security registered under section 12 of the Exchange Act which is an Employer Security owned by the Plan (the "Plan Percentage") is less than 4.5%, or that the Plan and its prior trust (if any) have complied with all notice and filing requirements imposed by federal securities laws with regard to Employer Securities.

      The Employer covenants that it will (a) notify the Trustee in writing within 5 business days following any date as of which the Plan Percentage equals or exceeds 4.5%, (b) monitor the Plan Percentage on a daily basis so long as the Plan Percentage is at least 4.5%, (c) notify the Trustee in writing within 5 business days following any date as of which the Plan Percentage equals or exceeds 5% and, if applicable, 10%, and (d) provide monthly written reports to the Trustee disclosing the Plan Percentage for each month during which the Plan Percentage equals or exceeds 4.5% at any time. The foregoing monitoring and notification requirements shall cease during any month when the Plan Percentage is below 4.5% for each day of the month.

      The Trustee shall have no authority to acquire additional shares if Employer Securities cease to be "readily tradable." The Employer hereby represents that all shares of Employer Securities are "readily tradable", and agrees to notify the Trustee promptly upon receipt of any information that would cause the Employer Securities to fail to qualify as "readily tradable." Upon notice from the Employer or, if earlier, upon actual notice that the Employer Securities are no longer "readily tradable", the Trustee shall stop acquiring shares, whether by cash purchase or by contribution from the Employer. The Trustee shall have no liability to any Participant, the Employer or Authorized Person for its failure to acquire Employer Securities.

      The provisions of this Section 4.4 shall survive the termination of this Trust Agreement.

4.5 PARTICIPANT LOANS. If the Employer authorizes Participant loans by making the appropriate election in the Adoption Agreement, the Plan Administrator may direct the Trustee to make loans from the Trust Fund in accordance with the procedures in the Plan. The Participant shall execute the promissory note to evidence the terms of the loan as an asset of the Employer's Plan.

4.6 PROHIBITED INVESTMENTS. A Participant may not direct the investment of assets in the Participant's Account in a loan to any Participant, including herself or himself; provided, however, that this prohibition shall not preclude the Plan Administrator from approving a Participant's request for a Plan loan pursuant to Plan section 5.3. An Authorized Person may not direct the investment of assets of the Trust Fund in additional life insurance contracts, "collectibles" as defined by Code section 408(m)(2) (e.g., works of art, rugs or antiques, metal or gems, stamps or coins, or alcoholic beverages) or other assets that are not acceptable to the Trustee.

4.7 PROHIBITED TRANSACTIONS. Neither the Trustee, the Authorized Person nor the Employer will engage in, or cause the Plan to engage in, a transaction that the Trustee, Authorized Person or Employer knows, or should know, is a prohibited transaction under ERISA section 406 or Code section 4975(c) except if the transaction is exempted under the law or by an administrative exemption under ERISA.

4.8 TRUSTEE POWERS. In its administration of the Trust Fund, the Trustee shall have and exercise whatever powers are necessary to discharge its obligations and exercise its rights under the Trust Agreement. Subject to the direction of the Authorized Person, the Trustee shall have full power and authority with respect to property held in the Trust Fund to do all such acts, take all proceedings, and exercise all such rights and privileges, whether specifically referred to or not in this document, as could be done, taken, or exercised by the absolute owner, including, without limitation, the following:

      (a) To collect income generated by the Trust Fund investments and proceeds realized on the sale or disposition of assets and to hold the same pending reinvestment or distribution in accordance with this Trust Agreement;

      (b) To register Trust Fund property in the Trustee's own name, in the name of a nominee or in bearer form, provided the Trustee's records and accounts show that such property is an asset of the Trust Fund;

      (c) To deposit securities in a security depository and permit the securities so deposited to be held in the name of the depository's nominee, and to deposit securities issued or guaranteed by the U.S. government or any agency or instrumentality thereof, including securities evidenced by book entry rather than by certificate, with the U.S. Department of the Treasury, a Federal Reserve Bank or other appropriate custodial entity, in the same account as the Trustee's own property, provided the Trustee's records and accounts show that such securities are assets of the Trust Fund;

      (d) To hold securities issued by a foreign government or business entity at a foreign office of the Trustee or any of its affiliates, or to deposit such securities with a foreign securities depository or bank regulated by a government agency or regulatory authority in the foreign jurisdiction, and to permit the securities so deposited to be held in the nominee name of the depository or bank, provided that the Trustee's records and accounts show that such securities belong to the Trust Fund;

      (e)   To retain the property in the Trust;

      (f) To sell Trust assets, at either public or private sale, at such time or times and on such terms and conditions as it may deem appropriate;

      (g) To consent to or participate in any plan for the reorganization, consolidation, or merger of any business unit, any security of which is held in the Trust Fund, to pay calls and assessments imposed upon the owners of such securities as condition of their participating therein, and to consent to any contract, lease, mortgage, purchase or sale of property, by or between such business unit and any other party;

      (h) To exercise or dispose of any right it may have as the holder of any security, to convert the same into another security, to acquire any additional security or securities, to make any payments, to exchange any security, or to do any other act with reference thereto;

      (h) To renew or extend the time of payment of any obligation due or becoming due;

      (j)   To grant options to purchase property held in the Trust;

      (k) To compromise, arbitrate, or otherwise adjust or settle claims in favor of or against the Trust and to deliver or accept consideration in either total or partial satisfaction of any indebtedness or other obligation, and to continue to hold property so received for the period of time that the Trustee deems appropriate;

      (l) To exchange any property for other property upon such terms and conditions as the Trustee may deem proper and to give or receive money to effect equality in price;

      (m)   To foreclose any obligation by judicial proceeding or otherwise;

      (n) To sue or defend in connection with any and all securities or property at any time received or held in the Trust Fund and to charge against the Trust Fund all reasonable expenses and attorney's fees in connection therewith;

      (o) To borrow money from any person, unless otherwise prohibited, with or without giving security;

      (p) To deposit any security with any protective or reorganization committee, and to delegate to that committee such power and authority as the Trustee may deem proper, and to agree to pay out of the Trust Fund that portion of the expenses and compensation of that committee as the Trustee may deem proper;

      (q) To deliver to the Plan Administrator, or the person or persons identified by the Plan Administrator, proxies and powers of attorney and related informational material, for any securities, including Employer Securities, or other property held in the Trust. The Authorized Person shall instruct the Trustee as to the voting of stock and tendering of shares over which such Authorized Person exercises control according to procedures developed by the Plan Administrator and Trustee, provided that such voting and other rights in any security, including Employer Securities, which is held in an Account under the Plan over which a Participant has control, shall be exercised in accordance with the provisions of Section 3.9. Each such Participant with voting and other rights in any security shall be a named fiduciary within the meaning of Section 403(a)(1) of ERISA. In no event shall the Trustee be responsible for voting shares of securities held in the Trust or for ascertaining or monitoring whether, or how, proxies are voted or whether the proper number of proxies is received;

      (r) To appoint agents as necessary or desirable, including legal counsel who may be counsel for the Employer;

      (s) To hold that portion of the Trust Fund as the Trustee may deem necessary for ordinary administration and for the disbursement of funds in cash, without liability for interest, by depositing the same in any bank (including deposits which bear a reasonable rate of interest in a bank or similar financial institution supervised by the United States or a State, even where a bank or financial institution is the Trustee, or otherwise is a fiduciary of the

Plan, including CSTC), subject to the rules and regulations governing such deposits, and without regard to the amount of any such deposit;

      (t) To retain group or individual insurance contracts of all kinds authorized under the Plan;

      (u) If directed by the Authorized Person, to acquire, hold, and administer limited partnership interests, or interests in other specialized investment vehicles, provided that the Authorized Person signs any agreement or other necessary documents requested by the Trustee prior to entering into the transaction;

      (v) To write covered call options on securities where appropriate for the Trust, provided that any such transaction is in conformity with the Plan and all applicable rules, regulations and laws governing the Trustee, the Plan, and this Trust;

      (w) To the extent permitted under applicable laws, to invest in deposits, long and short term debt instruments, stocks, and other securities, including those of CSTC, The Charles Schwab Corporation (the "Public Company"), Charles Schwab & Co., Inc. (the "Broker/Dealer"), their affiliates and subsidiaries;

      (x) To combine certificates representing securities with certificates of the same issue held by the Trustee for other fiduciary accounts; and

      (y) If directed by the Authorized Person, to pool all or any portion of the Trust Fund with assets belonging to any other qualified employee pension benefit trust created by the Employer or any Affiliated Employer, and to commingle such assets and make joint or common investments and carry joint accounts on behalf of this Plan and such other trust or trusts, allocating undivided shares or interests in such investments or accounts or any pooled assets of the two or more trusts in accordance with their respective interests.

4.9     USE OF AFFILIATES.  If CSTC is the Trustee:

      (a) CSTC is authorized to contract or make other arrangements with the Public Company, the Broker/Dealer, their affiliates and subsidiaries, successors and assigns and any other organizations affiliated with or subsidiaries of CSTC or related entities, for the provision of services to the Trust or Plan, except where such arrangements are prohibited by law or regulation.

      (b) CSTC is authorized to place securities orders, settle securities trades, hold securities in custody, and other related activities on behalf of the Trust through or by the Broker/Dealer whenever possible, unless the Authorized Person specifically instructs the use of another broker/dealer. Trades (and related activities) conducted through the Broker/Dealer shall be subject to fees and commissions established by the Broker/Dealer, which may be paid from the Trust or netted from the proceeds of trades. Trades shall not be executed through the Broker/Dealer, however, unless the Plan Administrator and the Authorized Person have received disclosure concerning the relationship of the Broker/Dealer to CSTC, and fees and commissions which may be paid to the Public Company, Broker/Dealer, CSTC and/or their affiliates or subsidiaries as a result of using the Broker/Dealer's execution or other services.

      (c) CSTC is authorized to disclose such information as is necessary to the operation and administration of the Trust to the Public Company or any of its affiliates, and to such other persons or organizations that CSTC determines have a legitimate business purpose for obtaining such information.

      (d) At the direction of the Authorized Person, CSTC may purchase shares of regulated investment companies (or other investment vehicles) advised by the Public Company, Broker/Dealer or CSTC or any affiliate of any of them ("Schwab Funds") except to the extent that such investment is prohibited by law or regulation. Schwab Fund shares may not be purchased or held by the Trust, however, unless the Authorized Person has received disclosure concerning the Public Company's, Broker/Dealer's, CSTC's, and/or their affiliate's or subsidiary's relationship to the Funds, and any fees which may be paid to the Public Company, Broker/Dealer, CSTC and/or their affiliates or subsidiaries.

      ARTICLE 5 -- DISBURSEMENTS


5.1 DIRECTIONS OF PLAN ADMINISTRATOR. The Trustee shall make distributions, deliveries or transfers of money or property (including shares of Employer Securities, if authorized by the Plan) from the Trust Fund as specified in written directions from the Plan Administrator. The Trustee shall have no liability for making any distribution, delivery or transfer pursuant to the direction of the Plan Administrator and shall be under no duty to make inquiry whether any distribution, delivery or transfer directed by the Plan Administrator is made pursuant to the provisions of the Plan or pursuant to a domestic relations order which the Plan Administrator has determined to be qualified within the meaning of section 414(p) of the Code, nor shall the Trustee be responsible for the adequacy of the Trust Fund to discharge any and all payments and liabilities under the Plan. If the Plan Administrator instructs the Trustee to make payments subject to certain conditions, the Plan Administrator will have sole responsibility for confirming whether the conditions exist and for notifying the Trustee if they do not. Unless the Plan Administrator notifies the Trustee differently, the Trustee will be entitled to assume that any contingencies that apply to a distribution have been satisfied.

5.2 WITHHOLDING TAXES. The Trustee is authorized, to the extent required under applicable law, to withhold from distributions to any payee an amount that the Trustee determines is necessary to cover federal and state taxes, and the Trustee is required to withhold such amounts if so directed by the Plan Administrator. The Plan Administrator shall furnish to the Trustee all information necessary to carry out such withholding, or, if such information is not provided to the Trustee, then the Plan Administrator and the Employer shall hold the Trustee harmless from and indemnify it for any liability and related expenses that arise in connection with improper withholding or failure to withhold.

5.3 PERSONS TO WHOM DISTRIBUTIONS ARE MADE. Distributions or transfers by the Trustee shall be transmitted to the Plan Administrator or its designee for delivery to the proper payees or to payee addresses supplied by the Plan Administrator or its designee, and the Trustee's obligation to make such payments shall be satisfied upon such transmittal. The Trustee shall have no obligation to determine the identity of persons entitled to disbursements under the Plan or their addresses. The Trustee shall not be required to make any disbursement in excess of the liquidated value of the Trust Fund at the time of the disbursement.

5.4 DISPUTE REGARDING BENEFIT PAYMENTS. If a dispute arises over the identity of any person who has a right to benefit payments under the Employer's Plan, or the extent of the person's interest, the Trustee may withhold the payment or delivery until the dispute is resolved by arbitration, adjudicated by a court of competent jurisdiction or settled by written agreement among the parties who are affected. Until the dispute is resolved, the Trustee will hold the disputed assets and invest them in a Schwab money market fund selected by the Employer unless the Plan Administrator provides contrary investment instructions.

5.5 INQUIRIES REGARDING BENEFIT PAYMENTS. The Trustee will refer all inquiries and correspondence pertaining to any benefit payment, and all legal process served on the Trustee that is related to any benefit payments or an Account, to the Plan Administrator. The Employer must respond to the inquiries, correspondence or legal process.

      ARTICLE 6 -- SETTLEMENT OF ACCOUNTS


6.1 RECORDS. The Trustee shall maintain accurate records and detailed accounts of all investments, receipts, disbursements, and other transactions related to the Trust, and those records shall be available at all reasonable times to the Recordkeeper, Plan Administrator, the Employer, or their authorized representatives. The Trustee, at the direction of the Plan Administrator, shall submit to the Plan Administrator and any other person that the Plan Administrator designates those valuations, reports, or other information as the Plan Administrator may reasonably require.

6.2   ANNUAL ACCOUNTING.

      (a) Within 60 days following the close of each Plan Year, the Trustee shall file with the Plan Administrator a written account setting forth a description of all securities and other property purchased and sold, all receipts, disbursements, and other transactions effected by it during the Plan Year and listing the securities and other property held by the Trustee at the end of such Plan Year, together with their then fair market values.

      (b) If the Plan Administrator wishes to question the report, the Plan Administrator must file a written statement with the Trustee within sixty (60) days from the date the Trustee mails the report. Otherwise, the Plan Administrator shall be considered to have approved the report, and the Trustee shall be released from all liability concerning all information contained in the report to anyone, including any Participant, Participant's spouse or Beneficiary. Only the Plan Administrator may require an accounting.

      (c) If the account is not settled as provided above, the Trustee, the Employer or the Plan Administrator shall have the right to apply to a court of competent jurisdiction at the expense of the Trust Fund for a judicial settlement of the accounting. Any judgment or decree entered in such proceedings shall be conclusive on all persons interested in the Trust Fund.

6.3 VALUATION PROCEDURES. The Trust Fund shall be valued as of each Valuation Date as specified under the Plan, but in any event not less than annually at fair market value. Except as specified below, in the absence of fraud or bad faith, the Trustee's valuation of the Trust Fund shall be conclusive. The reasonable costs incurred in establishing values of the Trust Fund, including the cost of obtaining an independent appraisal of Employer Securities shall be charged against the Trust Fund, unless paid by the Employer.

6.4 VALUATION OF EMPLOYER SECURITIES. The market value of any Employer Security shall be determined as follows:

      (a) If any Employer Security consists of securities listed on a national securities exchange, the fair market value of such Employer Security shall be considered to be equal to the closing price of such Employer Security (as reported in the consolidated transaction reporting system, or if not so reported, as reported on the principal exchange market for such Employer Securities by such exchange or on any system sponsored by such exchange) on the trading day immediately preceding the day of the applicable Valuation Date.

      (b) If any Employer Security consists of securities traded on a regular basis, as determined by the Employer, in the over-the-counter market, the fair market value of such Employer Security shall be considered to be equal to the closing price quoted by the automatic quotation system of a securities association registered under the federal securities laws on the trading day immediately preceding the applicable valuation date.

      (c) If any Employer Security is no longer "readily tradable" and is unable to be valued pursuant to paragraphs (a) and (b) above, then the Plan Administrator shall engage the services of an independent appraiser who satisfies the requirements of Code section 170(a)(1). The independent appraiser shall value shares of Employer Securities for the next following Valuation Date and such independent valuation of Employer Securities shall occur at least once each Plan Year.

      When the Trustee is unable to arrive at a value based upon information from independent sources, it may rely upon information from the Employer, Plan Administrator, Authorized Person, appraisers, or other sources, and shall not incur any liability for inaccurate valuation based in good faith upon such information.

6.5 VALUATION WHEN FAIR MARKET VALUE OF SECURITIES (OTHER THAN EMPLOYER SECURITIES) IS NOT AVAILABLE. Notwithstanding any other provision of this
Article 6 (other than Section 6.4 relating to Employer Securities), if the Trustee determines that the Trust Fund consists in whole or in part of property not traded freely on a recognized market, or that information necessary to ascertain the fair market value is not readily available, the Trustee may request instructions from the Plan Administrator concerning the value of such property for all purposes under the Plan and this Trust Agreement, and the Plan Administrator shall comply with that request. The Trustee shall be entitled to rely upon the value placed upon such property by the Plan Administrator. At the Trustee's option, it may request that the Plan Administrator hire an independent appraiser that meets the requirements of Code section 170(a)(1) to value the property. Alternatively, if the Trustee chooses, or if the Plan Administrator shall fail or refuse to instruct the Trustee on the value of such property within thirty (30) days after receipt of the Trustee's request, the Trustee at its sole discretion may engage an independent appraiser to determine the fair market value of such property. Any expenses with respect to such appraisal shall be paid by the Trustee out of the Trust Fund or, at the option of the Employer, by the Employer.

6.5 FORM OF COMMUNICATIONS. All directions, notices and other communications required or permitted by the Trust Agreement shall be in writing and delivered by mail or hand delivery. The Trustee in its absolute discretion may accept directions or notices given by facsimile, telex, telegram, telephone or any form of electronic communication that the Trustee reasonably believes in good faith to be genuine unless and until the Plan Administrator notifies the Trustee in writing that such alternative forms of communication are not authorized. If the Trustee chooses to accept one or more alternative methods of communication, the Plan Administrator or the Authorized Person will be required to follow reasonable procedures adopted by the Trustee for written confirmation. In addition, oral instructions may be recorded by the Trustee. If the Plan Administrator or the Authorized Person fails or refuses to comply with the Trustee's confirmation procedures, the Trustee will be entitled to refuse to comply with such directions without incurring any liability. All directions, notices and other communications given under the terms of the Trust Agreement will be deemed effective on receipt.

      ARTICLE 7 -- INDEMNIFICATION


      In addition to any specific indemnification given the Trustee under other provisions of the Trust Agreement, the Employer hereby indemnifies the Trustee and its officers, directors, employees, agents and affiliates ("Indemnitees") against, and shall hold the Indemnitees harmless from, any and all losses, claims, liabilities, and expenses (including reasonable attorney's fees and costs of defense) imposed upon or incurred by the Indemnitees as a result of any acts taken, or any failure to act, in accordance with directions from a Participant or Beneficiary, the Plan Administrator, Authorized Person, Investment Manager or any other person specified in this Trust Agreement, or any designee of any such person, or by reason of the Indemnitees' good faith execution of their duties with respect to the Trust, including, but not limited to, holding of the assets of the Trust, holding of Employer Securities, failure to acquire Employer Securities which are not "readily tradable", valuation of Employer Securities, or any actions taken in connection with voting and tendering securities, including Employer Securities, except to the extent an Indemnitee's act or omission is the direct consequence of such Indemnitee's negligence or willful misconduct. Subject to ERISA, any expenses incurred by an Indemnitee which the Trustee believes to be subject to indemnification under the Trust Agreement may be charged against the Trust Fund if not paid by the Employer at the Trustee's request, provided that the Employer may delay payment of any amount in dispute until such dispute is resolved according to the provisions of the Trust Agreement. Such resolution may include the award of interest on unpaid amounts.

      ARTICLE 8 -- TAXES, EXPENSES AND COMPENSATION OF TRUSTEE


8.1 TAXES LEVIED ON TRUST FUND. The Trustee shall notify the Plan Administrator of any tax levied upon or assessed against the Trust Fund of which the Trustee has knowledge. If the Trustee receives no instructions from the Plan Administrator, the Trustee may pay the tax from the Trust Fund. If the Plan Administrator wishes to contest the tax assessment, it shall give appropriate written instructions to the Trustee within ten (10) business days of notice from the Trustee. The Trustee shall not be required to bring any legal actions or proceedings to contest the validity of any tax assessments unless the Trustee has been indemnified to its satisfaction against loss or expense related to such actions or proceedings, including reasonable attorney's fees.

8.2 PAYMENT OF FEES AND EXPENSES OF THE TRUSTEE. The Employer shall pay the Trustee quarterly its expenses in administering the Trust Fund and reasonable compensation for its services as Trustee at a rate set forth in the Plan Service Agreement, as that may be amended from time to time. The Trustee reserves the right to alter this rate of compensation at any time by providing the Employer with notice of such change at least sixty (60) days prior to its effective date. Reasonable compensation shall include compensation for any extraordinary services or computations required, such as determination of the value of assets when current market values are not published, expenses for the service of an independent appraiser in connection with Employer Securities (if any) which cease to be "readily tradable", and the covering of overdrafts. If the Employer fails to pay such expenses within thirty (30) days of being billed, the Trustee shall charge such fees and expenses against the Trust Fund. The Trustee shall have a lien against the Trust Fund for its compensation and for any reasonable expenses that are not paid by the Employer, including, without limitation, any counsel or appraisal fees which may be withdrawn from the Trust Fund, to the extent permitted by law.

8.3 PAYMENT OF FEES AND EXPENSES INCURRED BY THE PLAN ADMINISTRATOR. At the direction of the Plan Administrator, the Trustee shall pay from the Trust any fees and expenses payable to parties other than the Trustee that are incurred by the Plan Administrator in administering the Employer's Plan.

      ARTICLE 9 -- THE TRUSTEE


9.1 RESIGNATION AND REMOVAL. The Trustee may resign as Trustee hereunder or may be removed by the Employer. This resignation or removal may be accomplished at any time upon the giving of sixty (60) days written notice to the Trustee or Employer, as applicable (or less if the other party agrees to waive notice).

9.2 TRANSFER TO SUCCESSOR TRUSTEE. Upon resignation or removal of the Trustee, the Employer shall appoint a successor Trustee who shall then succeed to all the powers and duties given to the Trustee by this Trust Agreement. The terminating Trustee shall transfer all property of the Trust Fund then held by it to such successor Trustee. The terminating Trustee may require as a condition of making such transfer that the successor Trustee present evidence that any bonding requirement under ERISA section 412 has been met and/or may require that the Employer provide a writing indemnifying the Trustee against any losses arising from the replacement of the Trustee. If either party has given notice of termination as provided under this Trust Agreement, and upon the expiration of the advance notice period no other successor Trustee has been appointed and has accepted such appointment, this provision shall serve as (i) notice of appointment of the chief executive officer of the Employer as Trustee and (ii) as acceptance by that person of that appointment. The Trustee is authorized to reserve such sum of money as it may deem advisable for payment of its fees and expenses in connection with the settlement of its accounts or other proper Trust expenses, and any balance of such reserve remaining after the payment of such fees and expenses shall be paid to the successor Trustee.

      Upon completion of the transfer, the Trustee will be discharged from all further liability and accountability for all matters relating to the Trust Fund. If any property of the Trust Fund in the Trustee's custody is not deemed suitable for transfer, the Employer will direct the successor Trustee to appoint the resigning or removed Trustee as custodian to retain possession of such property on behalf of the successor Trustee until the transfer may be made.

9.3 FINAL ACCOUNTING. Within 60 days of the transfer to the successor Trustee, the terminating Trustee shall provide the Employer with an accounting in the form and manner prescribed for the annual accounting by Article 6. Unless the Employer files with the Trustee written objections within sixty (60) days after such accounting has been mailed or otherwise delivered, the accounting shall be deemed to have been approved.

9.4 REQUEST FOR INSTRUCTIONS. In the event the Trustee requests instructions from the Plan Administrator, the Trustee may await such instructions without incurring liability for the failure to take action in the absence of such instructions. Notwithstanding the foregoing, if the Plan Administrator fails to provide instructions, the Trustee may take any action appropriate to carry out the purposes of the Trust Agreement without incurring liability for such actions.

9.5 DISCLOSURE. The Trustee is authorized to disclose such information that it considers necessary or proper in the administration of the Trust Fund (including, but not limited to, the existence, nature, terms, and conditions of the Trust Fund and/or the Trust Agreement) to such other persons or organizations that the Trustee determines have a legitimate business purpose for obtaining such information.

9.6 USE OF INFORMATION. The parties acknowledge that the Trustee, in the course of its business, may obtain nonpublic information concerning corporations and other business entities including the Employer (referred to as "issuers") which may be relevant to an investment decision involving the issuers' securities. However, the Trustee will have no responsibility for failing to use such information in the exercise of its duties under the Trust Agreement or for the benefit of any other person having investment responsibility.

9.7 STATUS OF TRUSTEE. The Trustee shall not be a named fiduciary under the Plan and shall not have the authority to interpret or construe the Plan.

9.8 TRUSTEE RELIANCE ON INSTRUCTION. The Trustee shall bear no liability for acting upon any instruction or document believed by it to be genuine and to be presented or signed by a party duly authorized to do so, and the Trustee shall be under no duty to make any investigation or inquiry about the correctness of such instruction or document.

9.9 COUNSEL OF TRUSTEE. The Trustee may consult with legal counsel of its choice, including counsel for the Employer, upon any question or matter arising hereunder and the opinion of such counsel when relied upon by the Trustee shall be evidence the Trustee was acting in good faith.

9.10 PERSONS DEALING WITH TRUSTEE. No person dealing with the Trustee shall be obligated to ensure the proper application of any money paid or property delivered to the Trustee, nor shall any such person be required to recognize any limitations or restrictions in the provisions of the agreement, question the authority of the Trustee to receive and receipt any money becoming due and payable to the Trustee or inquire whether the Trustee has obtained the direction or approval of the Employer, the Plan Administrator, or the Authorized Person to a proposed action. Any person dealing with the Trustee may accept the certification of the Trustee as conclusive evidence of any matter or question relating to the Trust Agreement or the administration of the Trust Fund.

      ARTICLE 10 -- PROCEDURES IN EVENT EMPLOYER SECURITIES
      ARE NO LONGER READILY TRADABLE


10.1 NO ADDITIONAL ACQUISITIONS. Pursuant to Article 4, the Trustee shall ignore any investment direction to acquire Employer Securities as soon as practicable after receipt of notice or, if earlier, actual knowledge that Employer Securities are no longer "readily tradable."

10.2 DEFAULT INVESTMENT. Unless and until directed by the Employer to transfer, convert or otherwise exchange Employer Securities that are no longer readily tradable for another investment authorized pursuant to the Trust, the Trustee shall ignore investment directions to acquire Employer Securities pursuant to section 10.1 and shall, instead, invest any cash directed to the Employer Securities Account (including cash dividends paid on shares of Employer Securities and cash contributions) as described in the Plan section 5.3.

10.3 DISTRIBUTIONS IN STOCK. If so directed by the Plan Administrator, distributions in shares of Employer Securities can be made to a Participant or Beneficiary by the Trustee. The Employer shall provide the Participant or Beneficiary with an explanation of the "put option" (as described in Section 10.4) prior to the distribution election.

10.4 PUT OPTION. If any shares of Employer Securities are distributed to a Participant or Beneficiary after ceasing to be "readily tradable," the Employer shall issue a put option to each Participant or Beneficiary of a deceased Participant entitled to receive a distribution of such Employer Securities. The put option shall permit the Participant or Beneficiary to sell such Employer Securities to the Employer, at any time during two put option periods (described below) at the then fair market value, such fair market value to be determined at least annually as of the respective Valuation Date by an independent appraiser selected by the Plan Administrator. The first put option period is a period of at least sixty (60) days beginning on the date of distribution of Employer Securities to the Participant or the Beneficiary. The second put option period is a period of at least sixty (60) days beginning after the new determination of the fair market value of Employer Securities is made by an independent appraiser (and notification is given to the Participant or the Beneficiary in the next following Plan Year). If the Employer purchases Employer Securities tendered under a put option and the Employer Securities were distributed to the Participant (or the Beneficiary) in the form of a lump sum, the payment, at the election of the Employer, may be made (a) in five substantially equal annual installments commencing not later than thirty (30) days after the exercise of the put option; provided, however, that the Employer provides adequate security and reasonable interest (as determined by the Plan Administrator) on unpaid installments, or (b) in a lump sum. If the Employer purchases Employer Securities tendered under a put option and the Employer Securities were distributed as part of an installment distribution, the payment, in the form of a lump sum, must be made not later than thirty (30) days after the exercise of the put option. The Trustee shall have no authority to offer to purchase any shares of Employer Securities (whether or not distributed subject to a put option) from any former Participant or Beneficiary at any time.

10.5 DISTRIBUTIONS OR TRANSFERS IN CASH. Any distribution or intra-fund transfer in cash shall be made by selling shares of Employer Securities to the Employer at a price which represents "adequate consideration" as defined in
Section 3(18) of ERISA. No commission shall be charged to the Plan in connection with any such sale. The Employer represents and warrants that it shall maintain sufficient cash to meet its obligation to repurchase shares of Employer Securities for "adequate consideration" in order to permit such cash distributions and intra-fund transfers directed by Participants and Beneficiaries.

      ARTICLE 11 -- AMENDMENT AND TERMINATION


11.1 AMENDMENT. The Employer may not amend the Trust Agreement except by withdrawing its participation in the Plan and Trust Agreement by an amendment consisting of a restated qualified plan and trust. The Trust Agreement may be amended at any time by CSTC in order to provide for contingencies which may require or make advisable the clarification or modification of the Trust Agreement. CSTC reserves the right to amend the Trust Agreement at any time from time to time, in whole or in part, consistent with applicable law. No amendment, however, shall cause any part of the Trust Fund to revert to or be recoverable by the Employer or be used for or diverted to purposes other than the exclusive benefit of Participants, former Participants and Beneficiaries or to deprive any Participant, former Participant or Beneficiary of any benefit, except to the extent that an amendment is necessary to permit the Plan or the Trust Fund to qualify under Code sections 401(a) and 501(a).

11.2 TERMINATION. If the Employer terminates its Plan, the Employer shall direct the Trustee regarding the disposition of the Trust Fund. The Trustee may condition the transfer or distribution of any assets of the Trust Fund upon receipt of a favorable determination letter from the Internal Revenue Service stating that the termination of the Employer's Plan does not affect adversely the tax-exempt status of the Trust Fund. If any property of the Trust Fund is deemed not suitable for transfer, the Employer shall direct the Trustee to retain possession of the property as custodian until the transfer may be made.

11.3 MERGER, CONSOLIDATION OF EMPLOYER. If the Employer merges, consolidates or liquidates, or if the Employer sells or transfers all or substantially all of its operating assets, the resulting successor or purchaser corporation shall automatically be substituted for the Employer under the Trust Agreement unless the successor, by resolution of its board of directors, elects not to continue to sponsor the Plan. If, within ninety (90) days from the effective date of such merger, consolidation, liquidation, sale or other transfer of assets, the successor or purchaser corporation adopts such a resolution electing not to become the successor employer under this Trust Agreement, the Employer's Plan automatically shall terminate, and the Trustee shall dispose of the Trust Fund as provided in Section 11.2 above.

      ARTICLE 12 -- MISCELLANEOUS


12.1 GOVERNING LAW. The Trust shall be administered in the State of California, and its validity, construction, and all rights hereunder shall be governed by ERISA and, to the extent not preempted, by the laws of California.

12.2 HEADINGS. The headings in this instrument have been inserted for convenience of reference only, and are to be ignored in any construction of the provisions of this Trust Agreement.

12.3 ANTI-ALIENATION. No person entitled to any benefit under this Trust and the Plan shall have any right to assign, alienate, hypothecate, or encumber such person's interest in any benefits under this Trust Agreement (except as to any loans to a Participant under the Plan meeting the requirements of Code section 72(p)) and those benefits shall not in any way be subject to claim of such person's creditors or liable to attachment, execution, or other process of law except to the extent required under a Qualified Domestic Relations Order (within the meaning of section 414(p) of the Code).

12.4 DISQUALIFICATION OF PLAN. It is intended that this Trust shall be tax exempt under section 501 of the Code and that the Plan referred to herein shall qualify under section 401(a) of the Code. However, notwithstanding any other provisions of the Trust, if the Internal Revenue Service is requested to issue to the Employer a favorable written determination or ruling with respect to the initial qualification of the Plan and exemption of the Trust from tax and such request is denied, the Trustee shall, after receiving a written direction from the Plan Administrator, pay to each Participant that portion of the Trust Fund applicable to said Participant's voluntary contributions, if any, and provided the Plan so states, pay to the Employer any part of the Trust Fund attributable to Employer contributions then remaining in the Trustee's possession. As a condition to such repayment, the Employer must execute, acknowledge, and deliver to the Trustee its written undertaking, in form satisfactory to the Trustee, to indemnify, defend, and hold the Trustee harmless from all claims, actions, demands, or liabilities arising in connection with such repayment, and provided further that such repayment shall occur within one year after the date the request for qualification is denied.

12.5 ARBITRATION. Except as otherwise specifically provided herein, any dispute under this Trust Agreement shall be resolved by submission of the issue to a member of the American Arbitration Association who is chosen by the Employer and the Trustee. If the Employer and the Trustee cannot agree on such a choice, each shall nominate a member of the American Arbitration Association, and the two nominees shall then select an arbitrator. Expenses of the arbitration shall be paid as decided by the arbitrator.

12.6 RECORDING CONVERSATIONS. The Trustee is authorized to tape record conversations between the Trustee and persons acting on behalf of the Plan or a Participant in the Plan to verify data on transactions.

12.7 INVALID PROVISIONS. If any paragraph, section, sentence, clause or phrase contained in the Trust Agreement becomes illegal, null, or void or against public policy, for any reason, or is held by any court of competent jurisdiction to be incapable of being construed or limited in a manner to make it enforceable, or is otherwise held by such court to be illegal, null or void or against public policy, the remaining provisions of the Trust Agreement shall not be affected.

12.8 SUCCESSORS AND ASSIGNS. Except as otherwise provided in this Trust Agreement, the Trust Agreement shall inure to the benefit of, and be binding upon, the parties to the Trust Agreement and their successors and assigns.

12.9 COUNSEL OF EMPLOYER. The Employer represents that it has consulted with and been advised by its professional advisors and/or counsel concerning the legality and propriety of the Trust Agreement.

12.10 SEPARATE TRUSTS. If as provided in the Plan, other trustees of separate trusts under the Plan may be appointed, the Trustee under this Trust Agreement shall have no duties or responsibilities for Plan assets not held in the Trust by the Trustee, except as required by applicable law.

      THE CHARLES SCHWAB

      401(K) PROFIT SHARING PLAN CUSTODY AGREEMENT

      APPENDIX 2

      THE CHARLES SCHWAB 401(K)
      PROFIT SHARING PLAN
      CUSTODY AGREEMENT

      TERMS AND CONDITIONS

1. ESTABLISHMENT OF CUSTODY ACCOUNT. The Employer named in the Adoption Agreement and The Charles Schwab Trust Company ("CSTC") enter into this Custody Agreement to establish a custody account ("Custody Account") to hold property under the following terms and conditions. This Custody Agreement is effective on the date it is accepted by CSTC. This Custody Agreement is an integral part of The Charles Schwab 401(k) Profit Sharing Plan, Basic Document 02 (the "Plan").

2. THE PARTIES. The Employer agrees to contribute property to the Custody Account to be held by CSTC.

      CSTC agrees to hold the property and cash contributed to the Custody Account, but reserves the right to refuse to accept any property into the Custody Account. CSTC acts only at the direction of the Trustee, its designee, or any other person designated by this Custody Agreement. CSTC has no authority to take any discretionary action of any kind.

3. APPOINTMENT AS AGENT. The Employer appoints CSTC as its agent to act as custodian of the cash, marketable securities, life insurance contracts and any other property acceptable to CSTC which may be contributed by the Trustee from time to time (collectively, the "Property"). CSTC agrees to act as the agent according to the terms and conditions of the Custody Agreement. CSTC shall have no duties or responsibilities with respect to any Property other than cash, marketable securities or life insurance contracts acceptable to CSTC.

4.    INVESTMENT OF PROPERTY.

      4.1 Investment Authority. The Trustee shall be responsible for the investment, review and management of all Property. CSTC shall settle all purchases, sales, exchanges, investments and reinvestments of the Property only upon receipt of, and pursuant to, the instructions of the Recordkeeper; provided, however, that in the event the Participant exercises Full Discretion, CSTC shall follow instructions received from the Broker. All instructions shall be given to CSTC in a form acceptable to CSTC. CSTC shall have no duty or obligation to review, or make recommendations for, the investment and reinvestment of any Property held in the Custody Account, including, without limitation, any uninvested cash. However, CSTC may refuse to settle any investment, purchase, exchange or reinvestment for which CSTC cannot provide adequate administrative facilities or which, in CSTC's sole judgment, involves unacceptable business risk to CSTC or for which the Custody Account has insufficient assets to cover the transaction on settlement date. The right of CSTC to refuse to accept any particular Property or execute any transaction on behalf of the Custody Account shall in no way be construed to grant discretionary authority over the Custody Account to CSTC.

      4.2 Corporate Actions. CSTC shall notify the Authorized Person of the receipt of notices of redemptions, conversions, exchanges, subscription rights or any other events requiring the exercise of discretion ("Voluntary Corporate Actions"). CSTC shall report the results of all calls, puts and other events that do not require the exercise of discretion ("Mandatory Corporate Actions") on Custody Account statements and by an advice sent to the party(ies) designated in the Custody Account Application. In any event, CSTC shall not be under any duty to notify the Authorized Person of Mandatory Corporate Actions prior to their execution. CSTC shall not be obligated to take any action in connection with Corporate Actions except as provided above. The Authorized Person shall have full responsibility for monitoring notices and other matters related to Corporate Actions.

5. POWERS OF CSTC. CSTC shall have the following powers:

      1.    To hold Property in the name of its nominee.

      2. To invest and reinvest assets of the Custody Account at the direction of the Authorized Person.

      3. To deposit in a securities depository any securities in accordance with applicable law.

      4. To settle securities transactions through an institutional delivery system.

      5. To execute any declarations, endorsements, assignments, stock or bond powers, affidavits, certificates of ownership or other documents required
(1) to effect the sale, transfer, or other disposition of Property, (2) to obtain payment with respect to Property, (3) to take any other action required with respect to Property, and in CSTC's own name to guarantee as the Authorized Person's signature any signature so affixed.

6.    SERVICES BY AND BROKERAGE TRANSACTED THROUGH THE AFFILIATED ORGANIZATIONS.

      6.1 Services by the Affiliated Organizations. CSTC may contract or make other arrangements for the provision of services to the Custody Account with any organizations affiliated with or subsidiaries of CSTC, including The Charles Schwab Corporation (the "Public Company") and Charles Schwab & Co., Inc. (the "Broker/Dealer"), their respective affiliates and subsidiaries, successors and assigns, except where such arrangements are prohibited by law or regulations.

      6.2 Brokerage. CSTC is authorized to place securities orders, settle securities trades, hold securities in custody, and perform related activities on behalf of the Custody Account through or by the Broker/Dealer whenever possible unless the Authorized Person specifically directs CSTC to settle a trade directly with another broker/dealer. Trades and related activities effected through the Broker/Dealer are subject to fees and commissions established by the Broker/Dealer, which may be paid from the Custody Account or netted from the proceeds of trades. Transactions effected by the Broker/Dealer are subject to the Broker/Dealer's account agreement, trading rules and policies as modified or amended from time to time, together with the applicable rules, regulations, customs and usage of any exchange, market, clearing house or self-regulatory organization and applicable federal and state laws, rules and regulations.

      Trades may not be executed through the Broker/Dealer unless the Plan Administrator, the Trustee and any other Authorized Person have received disclosure concerning the relationship of the Broker/Dealer to CSTC, and the fees and commissions which may be paid to the Public Company, Broker/Dealer, CSTC and/or their affiliates or subsidiaries as a result of using the Broker/Dealer's execution or other services.

      6.3 Mutual Funds and Uninvested Cash. The Authorized Person may direct purchases of shares of regulated investment companies (or other investment vehicles) advised by affiliates of the Public Company, Broker/Dealer ("Schwab Funds") or CSTC unless such investment is forbidden by law or regulation.

      Uninvested cash will be held as provided in Plan section 5.4.

      6.4 Disclosure of Information to the Affiliated Organizations. CSTC is authorized to disclose information which is necessary to the operation and administration of the Custody Account to the affiliated organizations described in section 6.1 herein, and to other persons and organizations that CSTC determines to have a legitimate business purpose for obtaining such information.

7. INCOME AND PRINCIPAL; ADDITIONS AND WITHDRAWALS.

      7.1 Collection of Income and Principal. CSTC shall collect the income when paid on Property and principal of Property when paid on maturity, redemption, sale or otherwise and invest it in accordance with Section 4. CSTC shall make reasonable efforts to diligently collect income and principal of which CSTC has received actual notice in accordance with normal industry practices. CSTC shall be under no duty to take any action to effect collection of any amounts with respect to which payment is in default or if payment is refused after due demand. CSTC shall notify the Authorized Person of any default or refusal to pay.

      7.2 Additions and Withdrawals. CSTC may accept additions of Property to the Custody Account upon receipt of and pursuant to written directions from the Trustee or its delegate, provided the property is of a type described in Article 4 of the Trust Agreement. CSTC shall make distributions or transfers from the Custody Account upon and pursuant to the written directions of the Plan Administrator, the Trustee, or the Recordkeeper.

8.    PROXIES; CORPORATE LITERATURE; SHAREHOLDER INFORMATION.

      8.1 Proxies. CSTC shall forward all proxies and accompanying material issued by any company the securities of which are held in the Custody Account to the Trustee. CSTC shall be under no duty to determine how, or if, proxies are voted.

      8.2 Corporate Literature. CSTC shall be under no obligation to forward or retain any other corporate material received by the Custody Account except to the extent required by law.

      8.3 Shareholder Information. Unless otherwise elected by the Trustee, CSTC is authorized to disclose upon request to companies whose securities are held in the Custody Account: (1) the Employer's name and address and (2) the holdings in the Custody Account of securities issued by the requesting company.

9.    STATEMENTS.

      9.1 Statements. CSTC shall send to the Trustee a statement showing all income and principal transactions and cash positions, and a list of assets and the fair market value of each asset in the Custody Account, at the end of each period. The Trustee may dispute in writing any statement within sixty (60) days of mailing. If no written objections are received by CSTC within the sixty (60) days, the statement shall be deemed accepted by all parties.

      9.2 Alternative Valuation. Notwithstanding the above, if the fair market value of any asset is not readily available in the ordinary course of business to CSTC, CSTC will value the asset at its cost of acquisition, if known to CSTC. Alternatively, CSTC may request instructions from the Trustee concerning the value of such asset, and the Trustee shall comply with that request. CSTC shall be entitled to rely upon the value placed upon such asset by the Trustee.

      9.3 Advices. A separate notice for every security transaction will be sent to the Trustee. The Trustee may waive any and all rights to receipt of such notices.

10. INSTRUCTIONS. All instructions, notices and other communications required or permitted by the Custody Agreement shall be in writing and delivered by mail or hand delivery. CSTC may, in its absolute discretion, accept instructions or notices given by facsimile, telex, telegram, telephone or electronic communication that CSTC reasonably believes in good faith to be genuine, unless and until the Trustee notifies CSTC in writing that such alternative forms of communication are not authorized. If CSTC chooses to accept one or more alternative methods of communication, the Trustee, its designee, the Recordkeeper, the Broker or any other person providing instructions or notices to CSTC will be required to follow reasonable procedures adopted by CSTC for written confirmation. In addition, oral instructions may be recorded by CSTC. If any person providing instructions or notices to CSTC fails or refuses to comply with CSTC's confirmation procedures, CSTC will be entitled to refuse to comply with such instructions or notices without incurring any liability for such refusal. All directions, notices and other communications given under the terms of the Custody Agreement will be deemed effective upon receipt.

11. COMPENSATION, EXPENSES AND OTHER CHARGES. To the extent the Employer fails to pay expenses and compensation of CSTC, CSTC may debit the Custody Account quarterly to pay CSTC for its expenses in administering the Custody Account and reasonable compensation for its services at a rate set forth in the Plan Service Agreement, as amended from time to time. CSTC has the right to alter its rate of compensation at any time by providing the Trustee with notice at least sixty
(60) days prior to its effective date of the change. Reasonable compensation includes compensation for any extraordinary services or computations required, such as determination of the value of assets when current market values are not published. CSTC shall have a lien on the Custody Account for its compensation and for any reasonable expenses that are not paid by the Employer, including, without limitation, counsel or appraisal fees which may be withdrawn from the Custody Account, to the extent permitted by law.

      CSTC shall pay from the Custody Account any fees and expenses incurred in administering the Employer's Plan to the extent such payment is authorized by the Employer in the Adoption Agreement until such time as the Trustee furnishes CSTC a written notice to revoke such authorization at any time.

12.   INDEMNIFICATION; DISPUTES.

      12.1 Losses. CSTC will not be liable for any loss that may occur from depreciation in value of the Property except for any losses attributable to CSTC's own gross negligence or willful misconduct in carrying out the instructions of an Authorized Person.

      12.2 Acts of Others. CSTC will not be liable or responsible for the acts, omissions or defaults of any agent or other person to whom duties may be property delegated by CSTC under the Custody Agreement if such agent or person was appointed with due care. CSTC will not be liable or responsible for any act within the sole power of another, nor shall CSTC be liable or responsible for any act or omission by the Authorized Person.

      12.3 Indemnification. To the extent permitted by law, the Employer, the Trustee and the Trust shall indemnify and hold harmless CSTC, its officers, directors, employees, agents and affiliates ("Indemnitees") against and shall hold the Indemnitees harmless from any and all liabilities, losses, expenses, and claims (including reasonable attorney's fees and costs of defense) imposed upon or incurred by the Indemnitees as a result of (1) acts or omissions to act with respect to the Custody Account by persons unrelated to the Indemnitees ("unrelated persons"), including the Employer and any Authorized Person, (2) the Indemnitee's action or inaction with respect to the Custody Account resulting from reliance on the action or inaction of unrelated persons, including directions to invest or otherwise deal with the Property, or (3) any violation by any unrelated person of the provisions of applicable law, except to the extent any such liability or loss results directly from a breach of an Indemnitee's duties by reason of its negligence or willful misconduct. Subject to ERISA, expenses incurred by an Indemnitee which CSTC believes to be subject to indemnification under the Custody Agreement may be charged against the Custody Account if not paid by the Employer at CSTC's request, provided that the Employer may delay payment of any amount in dispute until such dispute is resolved according to the provisions of this Custody Agreement. Such resolution may include the award of interest on unpaid amounts.

      12.4 Disputes. Any dispute under the Custody Agreement shall be resolved by submission to a member of the American Arbitration Association who is chosen by the Trustee and CSTC. If the Trustee and CSTC cannot agree on such a choice, each shall nominate a member of the American Arbitration Association, and the two nominees will then select an arbitrator. Expenses of the arbitration shall be paid as decided by the arbitrator.

13.   AMENDMENT AND TERMINATION.

      13.1 Amendment. The Custody Agreement may be amended only by a written agreement executed by CSTC and the Employer.

      13.2  Termination. The Custody Agreement may be terminated upon thirty
(30) days written notice by either CSTC or the Employer. Such termination will be effective at the end of the notice period, except that the parties may agree to an earlier termination. CSTC's fees and costs related to termination, including costs for registering securities and other Property, generating reports and a final accounting shall be charged to the Employer and, if not paid promptly, shall be charged to the Custody Account.

      13.3 Failure to Provide Replacement. If either party has given notice of termination, and upon expiration of the advance notice period no successor custodian has been appointed and has accepted such appointment, CSTC shall re-register and deliver all the Property to the Trustee.

14. REMOVAL AND APPOINTMENT OF AN AUTHORIZED PERSON. An Authorized Person may be removed or appointed at any time if the Trustee gives notice to CSTC in the appropriate manner. Removal shall be effective as of the day notice is received by CSTC, unless a later date is specified. Appointment shall be effective upon receipt by CSTC of notice of acceptance of such appointment in a form acceptable to CSTC, unless a later date is specified in the notice of appointment or acceptance. CSTC may continue to follow the directions of an Authorized Person with respect to assets under such Authorized Person's control until actual receipt of written notice of removal and shall not be liable for acting on the direction of a duly appointed Authorized Person in the absence of actual receipt of a written notice of removal.

15.   MISCELLANEOUS.

      15.1 Severability. If any provision of the Custody Agreement is unenforceable or invalid for any reason, the remainder of the Custody Agreement will remain in effect.

      15.2 Governing Law. The Custody Account will be administered by CSTC in the State of California, and all questions as to its validity will be determined in accordance with the laws of the State of California to the extent not preempted by ERISA.

      15.3 Headings. The headings throughout the Custody Agreement have been inserted for administrative convenience only.

      15.4 Bond. CSTC will not be required to qualify before, be appointed by, or account to any court or obtain the order or approval of any court in the exercise of any power or discretion. CSTC will not be required to furnish bond or other security in any jurisdiction except to the extent required by law.

      15.5 Entire Agreement. The Custody Agreement constitutes the entire agreement among the parties. All previous agreements and instructions (written or oral) between the Employer and CSTC with respect to the Custody Account and the Property are hereby superseded.

      15.6 Tax Reporting. The Employer is responsible for filing any and all tax or information returns and for paying, or directing the payment from the Trust, any taxes on all the Property and income of the Custody Account.

      15.7 Notices; Change of Address. All notices, requests, demands and other communications shall be in writing, except as otherwise permitted herein, and shall be deemed to have been duly given on the date of receipt. Any party may change the address at which notice may be served by providing ten days prior notice of such change to the other party.

      15.8 Extraordinary Events. CSTC is not responsible for losses caused directly or indirectly by conditions beyond its control, including, but not limited to, war, natural disasters, government restrictions, exchange or market rulings, strikes, interruptions of communications or data processing services, or disruptions in orderly trading on any exchange or market.